U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER

THE SECURITIES ACT OF 1933

Noble Advisors, LLC

(Exact name of issuer as specified in its charter)

Pennsylvania

(State of other jurisdiction of incorporation or organization)

1817 Olde Homestead Lane

Suite 101

Lancaster, PA 17601

717-398-0700

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

Kimberly J. Decker

Barley Snyder LLP

126 East King Street

Lancaster, PA 17601

717-299-5201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

6799	26-2364364
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Subject to Completion, dated March 21, 2018

Part II – Information Required in Offering Circular

Offering Circular

NOBLE ADVISORS, LLC

1817 OLDE HOMESTEAD LANE, SUITE 101

LANCASTER, PA 17601

717-398-0700

WWW.NOBLEWEB.COM

$20,000,000 of Subordinated, Unsecured, Interest-Only Promissory Notes

Minimum Investment:  $50,000

Noble Advisors, LLC (the “Issuer”) is a Pennsylvania limited liability company that, through its wholly-owned subsidiaries, primarily engages in the business of buying, selling and managing real estate and mortgage-backed securities. The Issuer will offer and sell, on a continuous, best efforts basis, its subordinated, unsecured, interest-only promissory notes (each a “Note” and collectively the “Notes”). The aggregate amount of Notes sold will not exceed $20,000,000 in any 12-month period.

Several different maturity terms are available for each Note purchased, with a fixed rate of interest that varies by the maturity term selected. Interest only payments are made on Notes on a quarterly basis, with principal being due and payable at maturity. Each Note represents a full and unconditional obligation of the Issuer, but is unsecured and subordinated to the Issuer’s and its subsidiaries’ institutional debt obligations. Notes must be purchased in minimum amounts of $50,000 and in increments of $5,000 above the minimum, subject to the Issuer’s right, in its discretion to permit purchases in lesser amounts or increments. For more information on the Notes and their terms, please see “THE NOTES” on page 18.

All offers will be extended, and subscription agreements executed, by the Issuer. Neither the Issuer nor any of its officers or employees receives any commission for the sale of the Notes. In its discretion, the Issuer may elect to utilize the services of a broker-dealer to sell some or all of the Notes. The Issuer anticipates that the fee due to a broker-dealer in connection with the sale of a Note will not exceed 2% of the amount of the Note.

	Price	Underwriting Discounts and Commissions[1]	Proceeds to The Issuer[2]
Minimum Investment Per Note	$50,000	$1,000	$49,000
Total Offering	$20,000,000	$200,000	$19,800,000[3]

1 The Issuer intends to offer the Notes through the efforts of its managers and officers, who will receive no compensation in connection with such sales. However, the Issuer may choose to engage a broker-dealer to solicit subscriptions for Notes, and will pay such broker-dealers a commission of up to 2% of the amount of Notes sold as a result of such efforts. Although the Company may not engage a broker-dealer at all, the amount of commissions estimated here presumes that all Notes have been sold through the efforts of a broker-dealer.

2 Before estimated offering expenses of $50,000.

3 The Total Offering amount of Notes has been set by the Issuer at $20,000,000. However, the Issuer may increase the Total Offering, in its sole and absolute discretion, subject to prior approval by the Securities and Exchange Commission.

Investing in the Notes is speculative and involves substantial risks. You should purchase a Note only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11 to read about the more significant risks you should consider before buying a Note. The Notes have not been approved or disapproved by the Securities and Exchange Commission, nor has the accuracy or adequacy of this Offering Circular. Any representation to the contrary is a criminal offense.

FOR FLORIDA RESIDENTS: THE UNITS REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING A PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER. AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

FOR PENNSYLVANIA RESIDENTS: IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE SECURITIES AND HAVE RECEIVED A WRITTEN NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207(M)(2) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, YOU MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF YOUR BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER YOU MAKE THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED, TO WITHDRAW YOUR ACCEPTANCE AND RECEIVE A FULL REFUND OF ALL MONEYS PAID BY YOU. YOUR WITHDRAWAL OF ACCEPTANCE WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A WRITTEN NOTICE (INCLUDING A NOTICE BY FACSIMILE OR ELECTRONIC MAIL) TO THE ISSUER (OR PLACEMENT AGENT IF ONE IS LISTED ON THE FRONT PAGE OF THE OFFERING MEMORANDUM) INDICATING YOUR INTENTION TO WITHDRAW.

The date of this Offering Circular is [*], 2017, and the offering of the Notes is anticipated to commence within two business days thereof.

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In order to purchase a Note, an Investor must meet certain criteria. See “WHO MAY INVEST” on page 5. Individual purchases will be consummated through execution of a subscription agreement which contains conditions and restrictions. All investors will also be required to sign a subordination agreement. There is no public market for the Notes, and it is unlikely that any such market will develop. There is no minimum amount of Notes that must be sold in order to consummate this offering of Notes (the “Offering”), and subscription proceeds will not be escrowed. The amount invested by each Investor will be immediately available to the Issuer. The Issuer reserves the right to accept or reject any subscription for any reason, in the Issuer’s sole discretion. The purchase price for each Note is to be paid in immediately available funds in United States dollars at the time of subscription. The Notes are offered subject to acceptance of subscriptions, prior sale, and withdrawal or cancellation of the Offering at any time without prior notice.

The Issuer has chosen to follow the Offering Circular Format for this document.

Prospective purchasers should not regard the contents of this Offering Circular or any other communication from the Issuer as a substitute for careful and independent tax and financial planning. Each potential investor is encouraged to consult with his, her or its own independent legal counsel, accountant and other professionals with respect to the legal and tax aspects of this investment and with specific reference to his, her or its own tax situation, prior to subscribing for the Notes. The purchase of Notes by an individual retirement account, Keogh plan or other qualified retirement plan involves special tax risks and other considerations that should be carefully considered by an Investor. Income earned by qualified plans as a result of an investment in the Notes may be subject to federal income taxes, even though such plans are otherwise tax exempt. See “ERISA Considerations”.

The information contained in this Offering Circular has been supplied by the Issuer. This Offering Circular contains summaries of documents not contained in this Offering Circular, but all such summaries are qualified in their entirety by references to the actual documents. Copies of documents referred to in this Offering Circular, but not included as an annex, will be made available to qualified prospective investors upon request.

No person has been authorized in connection with this offering to give any information or to make any representations other than that information and those representations specifically contained in this Offering Circular; any other information or representations should not be relied upon. Any prospective purchaser of the Notes who receives any other information or representations should contact the Issuer immediately to determine the accuracy of such information and representations. Neither the delivery of this Offering Circular nor any sales hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Issuer or in the information set forth herein since the date of this Offering Circular set forth above.

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WHO MAY INVEST

This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. This Offering is currently available to individuals, Keogh plans, IRAs and entities that are residents of (or for entities, domiciled in) the states of Pennsylvania, Delaware, Colorado, North Carolina, Oregon or Florida. For this purpose, individuals are considered to be residents of the state in which they maintain their principal residence, and a corporation, partnership, trust or other entity is considered to be domiciled in the state where the principal office of the entity is located. In addition, each investor must meet one of the following conditions: (i) net worth of at least $70,000 (not including a primary residence, vehicles or home furnishings) and income of at least $70,000; or (ii) net worth of at least five (5) times the amount invested. The purchase of Notes by an IRA, Keogh plan or other qualified retirement plan involves special tax risks and other considerations that should be carefully considered. Income earned by qualified plans as a result of an investment in the notes may be subject to federal income taxes, even though such plans are otherwise tax exempt. See “ERISA Considerations”.

IMPORTANT INFORMATION ABOUT THIS

OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements thereto. You should rely only upon the information in this Offering Circular as we have not authorized anyone to provide any different information regarding us or this offering.

Offering Statement. This Offering Circular is part of an offering statement we have filed with the Securities and Exchange Commission (the “SEC”). We contemplate this being a “continuous offering” and thus, we anticipate that we will prepare and distribute supplements to reflect material developments to add or change information contained in this Offering Circular. The offering statement we filed with the SEC includes annexes that provide detailed information or documents discussed in this Offering Circular. You may access such information through the electronic data gathering, analysis and retrieval system found at https://www.sec.gov/edgar.

Cautionary Note Regarding Forward Looking Statements.  We make forward-looking statements in this document. These forward-looking statements include statements regarding future prospects, profitability, liquidity, market risk, values and financial results. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other similar words or terms are intended to identify forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•	changes in the prices and values of commercial and residential real estate;
•	changes in the prices and values of commercial and residential real estate real-estate backed securities;
•	interest rate fluctuations;
•	changes in relationships with financial institutions which are important sources of real estate properties and business;
•	adverse changes in the economy;
•	the failure of assumptions underlying expectations or other estimates;

•	the value, condition, and operation of the properties and investments acquired by the Issuer from time to time;
•	availability of financing and capital to support the Issuer’s business and growth, including, without limitation, senior debt and/or subordinated debt; and
•	other factors, including those matters discussed in the “RISK FACTORS” section of this document.

Because of these uncertainties, the Issuer’s actual future results may be materially different from the results indicated by these forward-looking statements. We undertake no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements should not be considered representations or warranties by us.

We are offering to sell, and seeking offers to buy, Notes only in jurisdictions where offers and sales are permitted. The information contained in this Memorandum is intended to be accurate only as of the date of this Memorandum, regardless of the time of delivery of this Memorandum or of any sale of Notes. This Memorandum supersedes all prior information and discussions concerning any proposed offering of Notes.

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OFFERING SUMMARY

This summary highlights some of the information about the Notes and the offering, and it may not contain all of the information that is important to a recipient in making an investment decision with respect to the Notes. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this document, including any exhibits and annexes hereto, and should be read in conjunction therewith.

Noble Advisors, LLC (the “Issuer”)

The Issuer is a Pennsylvania limited liability company formed on March 31, 2008. Its principal office is located at 1817 Olde Homestead Lane, Suite 101, Lancaster, PA 17601. Its telephone number is (717) 398-0700. The manager of the Issuer is The Noble Group, LLC (“The Noble Group”), which oversees the Issuer’s activities. See “MANAGEMENT”.

Business	The Issuer is the sole member of the following entities, each of which is primarily engaged in investing in real estate and mortgage-backed securities (the “Operating Entities”):

•	Central Penn Capital Management, LLC;
•	Chesapeake Capital Management, LLC;
•	Noble Capital Management, LLC; and
•	Susquehanna Capital Management, LLC

The Issuer funds the Operating Entities’ operations. See “THE ISSUER AND AFFILIATED ENTITIES”.

The Issuer is also an investor in, and indirect owner of, certain related entities. See the organizational chart, attached as Annex B, for further information about the structure of the Issuer and its affiliates, including the Operating Entities.

The Notes

General.  The Issuer is offering for sale on a continuous basis $20,000,000 of its subordinated, unsecured, interest-only promissory notes (the “Notes”). Each Note will bear a fixed rate of interest and have a term selected by the purchaser of the Note from the following options:

(i)	three, five or seven years;
(ii)	one year, and payable upon 30 days’ written demand thereafter; or
(iii)	payable upon 30 days’ written demand.

The Notes are both unsecured and subordinated to all current and future Senior Debt (defined in “THE NOTES—Subordination to Senior Lenders”) of the Issuer and its Operating Entities. The form of Note is attached hereto as Annex F.

Fixed Rate. The rate of interest of all Notes is fixed and will be established at the date of purchase using the Issuer’s published rates in effect at the time of purchase. Note holders will be paid interest on a quarterly basis based upon the principal sum of their Note and the applicable interest rate. All interest rates have been set by the Issuer, in its discretion, and will be updated on a quarter calendar basis for new Note purchasers; provided, however, that quarter-over-quarter interest rate changes are limited to 0.50% (either positive or negative) for each maturity offered, and the total interest rate change over the life of the Offering for each maturity offered is limited to 2.00% (either positive or negative) from the initial rate offered at the time of commencement of the Offering. The Issuer attempts to set market competitive interest rates, taking into account rates of interest being offered by banks and non-institutional lenders of which the Issuer is aware. However, interest rates offered by the Issuer may or may not be consistent with general market rates of interest available.

The Interest Rate Chart attached hereto as Annex A shows the rates being offered by the Issuer for each available Note term option as well as the date those rates expire. The Issuer will update Annex A on a calendar quarter basis.

Interest Only Payments.  Payments of interest only on each Note will be made on a calendar quarterly basis, with the principal amount of each Note being due in full at maturity or, for Notes with a demand feature, upon demand in accordance with the terms of the Note.

Notes are Unsecured and Subordinated.  The Notes are not secured. As a result, Note holders are general, unsecured creditors of the Issuer, and claims of Note holders are secondary to all secured creditors of the Issuer. In addition, all Note holders are required to join a Subordination and Junior Lender Agreement, which is attached hereto as Annex E, subordinating the Notes to all Senior Debt of the Issuer and of the Operating Entities, meaning all institutional or similar commercial loan facilities. The providers of the Senior Debt to the Issuer or the Operating Entities, whether one or more, now or in the future, are referred to as the “Senior Lenders”.

As of the date of this Memorandum, the Issuer has no Senior Debt, but is actively seeking a Senior Lender. The Issuer has the right to obtain and modify any Senior Debt at any time and from time to time, at its sole discretion and without the approval of Investors.

See “THE NOTES – Subordination to Senior Lenders” on page 9 for a description of the terms of subordination.

Early Repayment. The Issuer has the right at any time to prepay a Note, in whole, or in part, without penalty.

Termination of Offering

The Offering is intended to be a continuous offering and will terminate upon the earlier of (i) the date when all Notes offered hereby have been purchased; (ii) such date as the Issuer may determine, at its sole discretion; or (iii) the second anniversary of the effective date of this Offering Circular.

Services Agreement

The Noble Group provides services to the Issuer, such as general administrative, accounting, real estate management, real estate brokerage, loan servicing and loan workout. In addition, the Issuer pays sales commissions and incentive compensation to The Noble Group. The fee arrangements with respect to all such services are set forth in a Services Agreement between The Noble Group and the Issuer, the form of which is attached hereto as Annex C.

Minimum Investment	The minimum initial investment for a Note is Fifty Thousand Dollars ($50,000). The Issuer may, at its discretion, accept a lesser amount.

Minimum Condition	The Offering is not contingent upon the sale of any minimum amount of Notes.

Use of Proceeds

If the Issuer sells all of the Notes offered (i.e., $20.0 million) through its own efforts, it estimates its proceeds, after deducting estimated offering expenses of $50,000, and assuming no commission sales are made, will be approximately $19,950,000. Proceeds of the Offering will be used by the Issuer to finance the activities of the Operating Entities.

Investor Eligibility	The Offering is open to investors who meet applicable investor qualifications. See “WHO MAY INVEST” on page 5.

Acceptance, Cancellation and Refunding of Subscriptions

Subscriptions for Notes will be accepted, and Notes will be issued from time to time by the Issuer, in its discretion. Subscriptions for Notes will only be considered once the Issuer receives an executed Subscription Agreement, an executed Subordination and Junior Lender Agreement and payment in full for the Notes subscribed.

Subscription Agreements are not binding on the Issuer until the Issuer accepts them in writing. The Issuer reserves the right to reject, at its sole discretion, any Subscription Agreement. The Issuer will promptly return funds provided as part of a subscription that is not accepted, without interest.

Risk Factors

An investment in the Notes is speculative and involves a significant degree of risk. Some of the risks relate to the nature of the Issuer and its business while other risks relate to the unsecured, subordinated nature of the Notes. Recipients are urged to carefully consider the information contained in the “RISK FACTORS” section of this Confidential Private Offering Memorandum beginning on page 11 before purchasing any Notes.

Restrictions on Transfer

Notes may not be transferred or assigned. Generally speaking, it is unlikely that a Note holder will be able to sell or transfer Notes except upon death, by virtue of the laws of descent and distribution. All transfers of Notes must comply with applicable securities laws.

Conflicts of Interest

Various conflicts of interest exist between the Issuer, Gregory K. Millen and affiliated entities of Mr. Millen. See the “MANAGEMENT – Conflicts of Interest” section of this Confidential Private Offering Memorandum for more information.

Fiscal Year	The Fiscal Year of the Issuer ends on December 31 of each year.

Quarterly Reports	Note holders will receive quarterly financial reports prepared by the Issuer and quarterly statements detailing the interest earned on their Note.

Audited Financial Statements

Note holders will receive annual audited financial statements. The Issuer’s 2016 audited financial statements and unaudited 2015 financial statements are included in this Offering Circular beginning on page F-1.

Accountant	The Issuer has retained Acuity Advisors and CPAs, LLP as its accountant.

Legal Counsel

Barley Snyder LLP acts as legal counsel to the Issuer in connection with this Offering. Barley Snyder LLP does not represent the Note holders. No independent counsel has been retained to represent the Note holders. Note holders are urged to seek their own legal counsel.

Material Federal income Tax Considerations

A summary of the material U.S. Federal income tax considerations involved in purchasing, owning and disposing of Notes is provided in “MATERIAL FEDERAL INCOME TAX CONSIDERATIONS”. Recipients are urged to consult with their tax advisor with respect to the U.S. Federal income tax considerations involved in owning the Notes in light of their own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

How to Subscribe

If you wish to purchase a Note, you must: 1) Complete and sign the Subscription Agreement (Annex D); 2) Date and sign the Subordination and Junior Lender Agreement (Annex E); and 3) Deliver the signed documents to the Issuer prior to the termination of the Offering, together with payment in full of the purchase price for any Note subscribed. Make checks payable to “Noble Advisors, LLC”.

For Further Information contact:	Terry Hertzog The Noble Group

1817 Olde Homestead Lane

Suite 101

Lancaster, PA 17601

(717) 398-0700 x 130 (office)

(717) 271-8317 (cell)

thertzog@nobleweb.com

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RISK FACTORS

Investing in the Notes involves significant risks. Note holders will be subject to risks inherent in being a holder of Notes and the risks of the business activities of the Issuer. Recipients should carefully consider the following factors, as well as other information contained in this Confidential Private Offering Memorandum (the “Memorandum”), before deciding to invest in the Notes. In the opinion of management of the Issuer, Investors should only invest in the Notes if they are able to afford the loss of their entire investment, if they have substantial financial means and if they have no need for liquidity to the extent of their investment in the Notes. In considering an investment in the Notes, recipients should carefully consider all of the following risks, as well as the other information set forth in this Memorandum or provided by the Issuer. The risk factors set forth below should not be considered an exhaustive listing of all potential risks.

The Issuer is dependent on the Operating Entities for cash flow, including funds required to pay interest on the Notes and to repay the Notes at maturity.

The Issuer will be almost exclusively reliant on profits generated by the investment activities of the Operating Entities as the ultimate source of funds to pay interest on the Notes as well as to repay the Notes at maturity. As a result, Note holders are subject to all of the risks and uncertainties associated with the business of the Operating Entities, the most important of which are set forth below:

The Issuer’s ability to pay the interest on the Notes and to repay the Notes at maturity is dependent on the success of the Operating Entities and its ability to obtain distributions from the Operating Entities, all of which have debt obligations of their own that may prevent the Issuer from obtaining distributions upon an event of default at the Operating Entity level.

Two of the Operating Entities (Central Penn Capital Management, LLC (“CPCM”) and Noble Capital Management, LLC (“NCM”)) have issued significant amounts of subordinated, unsecured notes in private placements (the “CPCM Notes” and the “NCM Notes”, respectively). As of September 30, 2017, the balance of CPCM Notes and NCM Notes outstanding was as follows: Central Penn Capital Management LLC $20,040,595.80; and Noble Capital Management, LLC $2,620,572.04.

In addition, each Operating Entity has obtained a commercial credit facility to support its operations. As of September, 30, 2017 the balance of each such facility for Noble Capital Management, LLC, Chesapeake Capital Management, LLC and Susquehanna Capital Management, LLC was $0. As of September 30, 2017, the balance of such facility for Central Penn Capital Management, LLC was $6,062,043.42. As a result, the Operating Entities should be considered highly leveraged.

The CPCM Notes are subordinated to CPCM’s commercial lenders, and the NCM Notes are subordinated to NCM’s commercial lenders. We refer to CPCM’s and NCM’s current or future commercial lenders, as well as any current or future commercial lender of the Issuer or any of the other Operating Entities, as the “Senior Lenders”, and we refer to all credit extended by the Senior Lenders as the “Senior Debt”. The Notes will be unsecured and subordinated to the Senior Debt of all Senior Lenders. The CPCM Notes are only subordinated to CPCM’s own Senior Lender’s commercial loan facility. Likewise, the NCM Notes are only subordinated to NCM’s own Senior Lender’s commercial loan facility. Despite similar subordination, holders of CPCM Notes and holders of NCM Notes are likely to have a superior right to any available assets of CPCM and NCM, respectively, compared to Note holders in the event of a default under the CPCM Notes or NCM Notes, respectively.

The Issuer is reliant upon the Operating Entities for funding necessary to repay the Notes. If any of the Operating Entities defaults on its Senior Debt, or if any of the Operating Entities does not generate a profit or experiences a loss, the Issuer may be unable to obtain excess funds from such Operating Entity. In that situation, the Issuer may not have sufficient funds to make payments of interest on the Notes or to repay the Notes at maturity. There can be no assurance that the Operating Entities as a whole, or any of them, will be able to generate a profit sufficient to allow the Issuer to pay the interest due on the Notes or to repay the Notes at maturity.

See “THE NOTES – Subordination to Senior Lenders” on page 18 for a description of the Subordination terms.

Volatility of the real estate market may adversely affect the Operating Entities’ results.

The Operating Entities’ core business is primarily the investment in real estate, currently with a focus on the Middle Atlantic states as well as mortgage-backed securities throughout the United States. The real estate market is often volatile, and a significant downward movement of real estate values could severely affect the value of the Operating Entities’ investments and ability to generate a positive return on those investments. The results of operations of the Operating Entities (and therefore of the Issuer) may be affected by employment, economic, regional, regulatory developments or other factors related to the real estate industry. If real estate values drop significantly, the Operating Entities’ financial condition could deteriorate significantly, and they may be unable to repay funds invested in them by the Issuer or loaned to them by the Issuer.

Real estate and mortgage-backed securities are illiquid investments. If the Operating Entities are unable to dispose of their investments at the most opportune time, or when desired, the Operating Entities may not have sufficient funds to meet their obligations, including repayment of investments in them by the Issuer or loans made to them by the Issuer.

The Issuer anticipates that the Operating Entities’ investments will be concentrated in real estate and mortgage-backed securities. From time to time, there may not be an active market in either real estate or mortgage-backed securities. As a result, it may be difficult for one or more of the Operating Entities to dispose of real estate inventory or mortgage-backed securities at times and at prices that are most beneficial or that match their need for liquid funds. Such conditions may result in a less favorable price for real estate or mortgage-backed securities sales than might be obtainable if the investments were readily saleable, or cause an Operating Entity to have insufficient cash funds to pay senior debt or loans made by the Issuer. The Issuer expects that the Operating Entities will generally have a significant amount of real estate under agreement at any given time but does not anticipate that they will have a written policy regarding the minimum liquidity in their respective portfolios of real estate and mortgage-backed securities.

Limited cash flow may result from investments in mortgage-backed securities.

A portion of the Operating Entities’ investments will be invested in mortgage-backed securities. The Operating Entities generate cash flow from these investments when a borrower makes principal and interest payments, a borrower sells a property and pays off a loan, a settlement is reached with a borrower on a short sale, a borrower refinances, or the Operating Entity takes title via a deed and sells the underlying real estate. If one or more of the Operating Entities is significantly delayed in its timeline to complete any of the above, it may not have sufficient cash flow to pay its debt service obligations, including investments into it by the Issuer or loans made to it by the Issuer.

As owner and operator of real estate, the Operating Entities are exposed to property liability risks inherent in those activities.

Real estate ownership involves an inherent amount of property risk and liability of the owner to prevent injury or death to individuals who are on the premises. Although the Operating Entities have safety measures in place and intend to carry property and liability insurance coverage on commercial real estate held in portfolio, it will not typically maintain property insurance coverage on residential real estate held in portfolio. In addition, even with respect to real estate for which the Issuer obtains insurance, an Operating Entity may suffer financial harm if a parcel of real estate suffers damage by fire, wind, rain or similar incidents or if an individual is seriously injured or killed at one of the properties, any of which could negatively affect the financial condition of the affected Operating Entity and, therefore, the cash flow available to the Issuer.

As owner of mortgage-backed securities, the Operating Entities are exposed to uninsured or underinsured real estate in those activities.

Some of the owners of the real estate that secures the Operating Entities’ mortgage-backed securities may allow their property insurance to lapse or the underlying property may be uninsured or underinsured or not be covered by a specific hazard. In the case of owned real estate, although the Operating Entities intend to be the loss payee on the insurance policies covering their respective mortgages, and generally carry forced place insurance on higher value properties when they become uninsured, there is no guarantee that an Operating Entity will be able to ensure that insurance coverage is in place at all times and for all hazards, and it may suffer financial harm if a parcel of real estate suffers damage during a lapse in insurance coverage. A significant damage event at an uninsured and underinsured property could negatively affect the financial condition of the affected Operating Entity and, therefore, the cash flow available to the Issuer.

The investments of the Operating Entities may have title defects and lack title insurance.

The majority of the real estate purchased by the Operating Entities is purchased without title insurance and often is held in ownership without title insurance. Additionally, some of the mortgages purchased by the Operating Entities are purchased without title insurance. Real estate and mortgages purchased without title insurance create risk for an Operating Entity because any title defects become the responsibility of the Operating Entity. If title is defective on a significant amount of an Operating Entity’s real estate investments, the Operating Entity could experience losses that would negatively affect both the Operating Entity and its ability to repay investments into it by the Issuer or money loaned to it by the Issuer.

The Operating Entities may invest in non-real estate assets, which carry different risks, including loss of lien position, depreciation in value, obsolescence and lack of security.

In addition to their core business of investing in real estate and mortgage-backed securities, from time to time the Operating Entities invest in debt instruments secured by assets other than real estate, such as non-real estate backed debt instruments such as debt secured by UCCs, accounts receivable, inventory and vehicles. These investments will be made at the sole discretion of the Issuer; however, the Issuer does not intend to hold more than 20% of its total investments in non-real estate backed debt instruments. These non-real estate backed debt instruments may be secured by depreciated collateral, or collateral that may be difficult to locate and liquidate. If an Operating Entity does not maintain UCC filings, it could lose its lien position to other creditors or entirely. Also, all or a portion of accounts receivable may turn out to be uncollectible. In general, inventory may become obsolete, may be of lower value than represented by the borrower of the note it secures, is more difficult to track and may be less salable. In addition, vehicles are depreciating assets and may be easier to transport or hide than other types of collateral. Additionally, an Operating Entity may also invest in unsecured debt instruments which have no collateral which exposes it to a complete loss of its investment. Loss of access to collateral could cause an Operating Entity to be unable to collect the associated debt, in whole or in part.

The Issuer and the Operating Entities need significant funds to conduct business.

The Issuer’s core business involves funding the activities of the Operating Entities. In order to be successful, the Operating Entities need to have the ability to fund a steady acquisition and turnover of real estate and mortgage-backed securities. The ability of the Issuer or its Operating Entities to obtain traditional secured financing from institutional lenders is limited due to the short time period that the Operating Entities typically hold the deed on the majority of the real estate investments made, which makes it difficult for institutional lenders to use the portfolio of real estate as collateral. Additionally, many institutional lenders are reluctant to use sub-performing or non-performing mortgage-backed securities as security. If the Issuer and the Operating Entities are unable to obtain financing, the Operating Entities may be unable to meet their obligations or capitalize on the opportunities available. As a result, even if the Issuer sells all of the Notes hereby offered, the Issuer may have a substantial need for additional capital beyond that raised through this Offering to properly finance the activities of the Operating Entities.

The Issuer’s Senior Debt obligations may become significant.

As of the date of this Memorandum, the Issuer has no Senior Lender but is actively seeking a commercial bank to become its Senior Lender. In addition, all four of the Operating Entities, CPCM, CCM, NCM and SCM, have Senior Lenders. The Issuer retains the unlimited right to acquire an unlimited amount of Senior Debt, at the Issuer’s sole discretion, as do the Operating Entities. If the Issuer or its Operating Entities are unable to meet their respective debt obligations to their Senior Lenders, holders of the Notes may not be able to recover their principal investment in the Notes or receive any interest thereon.

The Notes are subordinated to Senior Debt.

Payment of the principal and interest on the Notes will be subordinated to all Senior Lenders, including Senior Lenders to the Operating Entities. Therefore, in the event of a dissolution of the Issuer or its Operating Entities, the Senior Lenders and any other secured creditors of the Issuer or of such Operating Entity will be entitled to recover the amounts they are owed out of the proceeds, if any, realized from the sale of that entity’s assets (see “THE NOTES – Subordination to Senior Lenders”). In addition, during the period of any default on obligations to a Senior Lender, Note holders are not able to receive payments of either principal or interest until the default is cured. Accordingly, the ability of a Note holder to recover all or any portion of amounts due under a Note under such circumstances will depend on the amount of funds available and the amount of the claims of Senior Lender and other secured creditors. There can be no assurances that a Note holder will recover any funds at all upon dissolution of the Issuer or an Operating Entity.

Increased leverage may reduce profits and negatively impact the Issuer’s ability to repay the Notes.

The Issuer anticipates using Senior Debt, additional Notes or other indebtedness to fund future operations of the Operating Entities. Such debt will increase both the possibilities of profit and the risk of loss experienced by the Issuer. The amount of the borrowings, and the interest rates and fees on those borrowings, which will fluctuate, may have an effect on the Issuer’s profitability. Under certain circumstances, a Senior Lender may demand an increase in the collateral that secures such indebtedness, and if the Issuer is unable to provide additional collateral, the lender could liquidate assets held by the Issuer, which is likely to include the assets of its Operating Entities. Such liquidation could have extremely adverse consequences on the value of the assets owned by the Issuer and its ability to repay the Notes.

Investors have no ability to participate in management of the Issuer and will not be able to review or control the investments the Issuer makes.

Investors will have no right or power to directly take part in the management or control of the business of the Issuer. All decisions with respect to the management of the Issuer will be made exclusively by its Manager. The real estate and mortgage-backed securities investments to be made by the Issuer with the proceeds of this offering have not yet been identified. You will not have an opportunity to review the investments to made by the Issuer in advance and are relying on the Issuer and its Manager to make all such decisions. Thus, you are ultimately relying on the successful decision making of the Manager’s key officers for the success of the Issuer’s operations and, therefore, its ability to repay the Notes according to their terms.

There is no assurance that all of the Notes being offered will be sold because there will not be an underwriter.

The Offering will not be undertaken through the services of an underwriter, and there can be no assurance that any or all of the Notes offered hereby will be sold. Failure to sell some or all of the Notes offered may result in the Issuer having lower capital than management considers ideal, which could adversely affect the ability of the Issuer to fund the Operating Entities’ activities sufficient to take advantage of available business opportunities.

The Issuer’s liquidity could be negatively impacted if it fails to appropriately stagger the maturities of the Notes that it sells.

The Notes have terms as short as 30 days and as long as seven years. As a result, the Issuer will need to manage the scheduled maturities of the various terms of the Notes that it sells in this offering. If the Issuer fails to manage the Note maturities, it may become obligated to repay a greater amount of principal and interest on the Notes than it has cash available, resulting in a default on the Notes and possibly on its Senior Debt as well.

Note holders do not have the right to be repaid at any time other than scheduled maturity.

A Note holder has no right to demand payment of their Note at any time other than the scheduled maturity of the Note.

Transferability of the Notes is restricted.

Transfer of the Notes is substantially restricted under both federal and certain state securities laws. The Notes cannot be resold without registration under the applicable federal and state securities laws or without complying with an exemption from registration. A legend will be placed on each Note to that effect.

The lack of a market for the Notes will make it difficult for a Note holder to sell a Note.

In addition to the restrictions on transfer of the Notes imposed by the securities laws, no market currently exists for the resale of the Notes. Therefore, a Note holder will likely not be able to sell or otherwise dispose of a Note at an acceptable price or at all, and will need to remain a Note holder until the maturity date set forth in the Note.

Investors will not have the benefit that would come with registration of the offer of Notes under federal or, in some cases, state securities laws.

The offer and sale of the Notes pursuant to the Offering have not been and will not be registered under the Securities Act, as amended, and will not be registered under any state securities act, other than the state securities acts of Pennsylvania, Delaware and Oregon, by reason of specific exemption from registration under such acts. Thus, the Offering has not been subjected to the more intense scrutiny in every jurisdiction in which the Offering is made that is provided by the registration process. Accordingly, Investors must judge the adequacy of disclosure and fairness of the terms of the Offering on their own, and without the benefit of registration level review by any regulatory agency in those jurisdictions in which the Issuer is relying on an exemption from registration.

The Notes are unsecured and are not guaranteed by any person or entity.

Payment of the principal and interest on the Notes is not secured by a security interest in any of the assets of the Issuer or any other person, and the Notes are not guaranteed by any person or entity. Therefore, in the event the Issuer defaults in the payment of a Note, the Note holder should not expect to be able to recover payment from the Issuer’s assets generally or recover payment from any guarantor.

Impact of federal and state taxes on ownership of the Notes.

Federal and state tax laws are subject to amendment at any time and any such amendment is likely to impact the effective return on the Notes. If tax rates are decreased or deductions increased, the effective return to a holder of Notes would be increased. On the other hand, if tax rates are increased or deductions decreased, the effective return to a holder of Notes would be decreased. State income taxes and personal property taxes vary from state to state, and an Investor must consider the impact of the tax structure applicable to the Notes in the state in which the Investor resides. Given current public fiscal issues, it is possible that the benefits of an investment in the Notes could be substantially impacted by changing tax policies of the federal government and the various states.

The Noble Group is engaged in other activities that may create a conflict of interest in terms of time and effort spent on behalf of the Operating Entities.

The success of the Issuer’s investments in the Operating Entities will be directly impacted by the success of the research and services provided by The Noble Group. The Noble Group provides the research required to identify investment opportunities that are purchased by the Operating Entities and provides general administrative, accounting, real estate management, real estate brokerage, loan servicing and loan workout services to the Operating Entities. Although The Noble Group will devote substantial time to the business of the Issuer and the Operating Entities, The Noble Group will engage in other business activities, including without limitation, providing investment real estate advisory services to other affiliated entities other than the Operating Entities, including companies that have a similar investment objective to that of the Operating Entities. The failure of The Noble Group to remain involved with the Issuer and its Operating Entities would likely have a material adverse effect on the operations of the Issuer and its ability to repay the Notes. See “MANAGEMENT – Conflicts of Interest”.

In addition to the risks described above, the Issuer and the Notes may be subject to unforeseen risks or risks not fully appreciated as of the date of the Offering Circular. In considering an investment in the Notes, Investors should keep in mind the possibility of these and other risks that could be important.

THE NOTES

General

The Notes are unsecured, subordinated promissory notes of the Issuer with a fixed rate of interest that is determined by reference to the rate being offered by the Issuer with respect to the selected maturity date of the Note at the time of purchase. Interest rates are set by the Issuer, in its discretion; provided, however, that quarter-over-quarter interest rate changes are limited to 0.50% (either positive or negative) for each maturity offered, and the total interest rate change over the life of the Offering for each maturity offered is limited to 2.00% (either positive or negative) from the initial rate offered at the time of commencement of the Offering. The available maturity terms that an investor may select from are as follows: (i) three, five or seven years; (ii) one year, and payable upon 30 days’ written demand thereafter; or (iii) payable upon 30 days’ written demand. The Notes are obligations of the Issuer to repay the Note holder the principal amount of the Note with interest at the applicable rate. The form of term Note is attached hereto as Annex F.

Interest Rates

An Investor must choose the maturity term of the Note upon subscription, and that selection will determine the interest rate of the Note. The interest rates being offered by the Issuer for each Note depends on the selected term of the Note in accordance with the Interest Rate Chart in effect at the time of purchase. The Interest Rate Chart in effect for the calendar quarter ending December 31, 2017, is attached hereto as Annex A. The issuer updates its offered rates on the first day of each calendar quarter, and will publish its revised Interest Rate Chart on each such date.

Interest Payments

The Issuer will make quarterly payments of interest only, beginning the first calendar quarter following the month of issuance of the Note. In lieu of payment of interest, a Note holder may, at the Note holder’s sole option, choose for interest to accrue until maturity of the Note.

Maturity

Each Note is due and payable in full, along with all accrued and unpaid interest, on its maturity date or, in the case of any Note with a demand feature, upon demand in accordance with its terms.

Prepayment by the Issuer

The Issuer may prepay one or more of the Notes at any time and from time to time, in whole or in part, without premium or penalty.

Subordination to Senior Lenders

Two of the Operating Entities (CPCM and NCM have issued significant amounts of subordinated, unsecured notes in private placements (the “CPCM Notes” and the “NCM Notes”, respectively). As of September 30, 2017, the balance of these outstanding notes was as follows: Central Penn Capital Management, LLC Notes $20,040,595.80; and Noble Capital Management, LLC Notes $2,620,572.04.

In addition, each Operating Entity has obtained a commercial credit facility to support its operations. As of September 30, 2017, the balance of each such facility for NCM, CCM and SCM was $0 and as of September 30, 2017, the balance of such facility for CPCM was $6,062,043.42.

The CPCM Notes are subordinated to CPCM’s commercial lenders, and the NCM Notes are subordinated to NCM’s commercial lenders. We refer to CPCM’s and NCM’s current or future commercial lenders as well as any current or future commercial lender of the Issuer as the “Senior Lenders”, and we refer to all credit extended by the Senior Lenders as the “Senior Debt”.

The Notes are unsecured and will be subordinated to the Senior Debt of all Senior Lenders. The CPCM Notes are only subordinated to CPCM’s own Senior Lender’s commercial loan facility. Likewise, the NCM Notes are only subordinated to NCM’s own Senior Lender’s commercial loan facility.

As of the date of this Memorandum, the Issuer has no Senior Lender, but is actively seeking a commercial bank to become its Senior Lender. The Issuer anticipates any Senior Lender will require a first lien security interest on all of the Issuer’s assets.

As a result of the foregoing, the Issuer is requiring that each Note holder execute a Joinder by which such Note holder becomes a party to a Subordination and Junior Lender Agreement, attached hereto as Annex E. The Subordination and Junior Lender Agreement governs the relationship between the Senior Lenders, on one hand, and all of the Note holders, on the other hand.

The Subordination and Junior Lender Agreement provides, among other things, that: (a) the Issuer may pay regular installments of principal and interest on the Notes if, but only if, no event of default exists with respect to the indebtedness owing to a Senior Lender; (b) each Note holder is prohibited from accepting or retaining any installment of principal and/or interest at any time when any event of default exists with respect to the indebtedness owing to a Senior Lender; and (c) he, she or it will execute a revised subordination and junior lender agreement if any Senior Lender requires a different form. In addition, the Note holders agree, as between themselves, that each Note holder is prohibited from enforcing, collecting, foreclosing, entering judgment or otherwise taking any steps whatsoever to legally require the Issuer to make any payment of principal, interest, costs, or expenses on account of such Note holder individually, and any such actions taken shall be for the benefit of all holders of Notes. See “Pari Passu / Pro-Rata Relationship Among Note Holders”, below.

In the event of a dissolution of the Issuer, the proceeds, if any, realized from the sale of any assets will be distributed only after the satisfaction of all claims of secured and senior creditors, including the Senior Lenders. The holders of Notes will be subordinated to all Senior Lenders, including Senior Lenders to the Operating Entities, and the Senior Lenders will, therefore, be entitled to seek repayment from the borrowing entity’s assets before Note holders. In addition, other creditors holding a security interest will be entitled to payment from the assets covered by the security interest before any general creditors, including the Note holders, may be paid. Accordingly, the ability of a Note holder to recover all or any portion of the outstanding principal or interest on a Note under such circumstances will depend on the amount of funds realized from the sale of the Issuer’s assets and the amount of the claims of all senior and secured creditors. There can be no assurances that a Note holder will be able to recover any funds at all upon liquidation or dissolution of the Issuer.

Pari Passu / Pro-Rata Relationship Among Note Holders

The Subscription Agreement provides that, subject to the Subordination and Junior Lender Agreement, the proceeds from any disposition of all or any part of the Issuer’s assets shall be shared by and distributed among the Note holders on a pari passu, pro-rata basis. If the Issuer offers Notes in the future, all Note holders under this Offering and future offerings will also hold pari passu, pro-rata rights among themselves. The Issuer will require that all such future investors in subsequent offerings sign a similar subscription agreement and will be equal in rights to the purchasers of Notes in this Offering.

Additional Borrowings

So long as the Issuer is not in default, the Issuer may, without any Note holder’s consent, and in its sole discretion, obtain unlimited additional secured or unsecured Senior Debt from one or more Senior Lenders. Each Note holder is required to execute such additional agreements with respect to such Senior Debt as any Senior Lender may require (which will, among other things, subordinate the Notes to the rights of such Senior Lenders).

Events of Default; Remedies

The Issuer will be in default if any of the following occur:

(a)	The Issuer fails to pay any installment of any amount due under the Note within 15 days after it become due;

(b)

The Issuer fails to observe or perform any other covenants or provisions contained in the Note, after 60 days’ notice and opportunity to cure or such longer period as is reasonably necessary to effect a cure;

(c)	The Issuer makes any warranty, representation or statement to a Note holder that is false or misleading in any material respect, either at the time made or furnished.

(c)

The Issuer makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Issuer or for any of its property, to the extent the same is not vacated or set aside within 60 days; or

(d)

Any proceeding is commenced by or against the Issuer under any bankruptcy, reorganization, arrangement or readjustment of debt, insolvency, receivership, liquidation, or dissolution law or statute, to the extent the same is not vacated or set aside within 60 days.

If an event a default occurs, subject to the restrictions set forth in the Subordination and Junior Lender Agreement and to the pari-passu status of all Note holders, a Note holder may take one or more of the following actions:

(a)	Declare the entire unpaid principal balance of the Note, together with all accrued interest, and all other sums due under the Note (the “Indebtedness”) to be due and payable immediately; and/or

(d)	Exercise any other right or remedy provided in the Note, at law or in equity.

In addition, any costs of suit and other expenses incurred by a Note holder in connection with any action to enforce the Note, whether or not suit is brought, including reasonable attorneys’ fees, is payable by the Issuer on demand.

Governing Law

The Notes will be governed by the laws of the Commonwealth of Pennsylvania, and the exclusive venue for any enforcement action or other dispute regarding the Notes will be Lancaster County, Pennsylvania.

PLAN OF DISTRIBUTION

General

This Offering will end on the earlier of two years from the date of this Offering Circular, when all the Notes have been sold or such earlier date as the Issuer may determine to end the Offering, in the exercise of its discretion. The Notes are offered on an “any or all” basis. There is no minimum level of Notes which must be sold in connection with the Offering.

The Issuer may enter into selling agreements with broker-dealers who are registered with Financial Industry Regulatory Authority (“FINRA”). Such broker-dealers would be paid a commission of up to 2% on subscriptions they solicit from investors. Other than the commission, no additional compensation will be paid to such broker-dealers nor will any expense of such participating broker-dealers be paid by the Issuer.

The officers and managers of the Issuer will also solicit purchasers of Notes. However, they will receive no additional compensation for such solicitation efforts.

Investors must invest a minimum of $50,000 for the purchase of a Note, and in increments of $5,000 for amounts above the minimum. Proceeds may be used or invested immediately by the Issuer and will not be placed in an escrow account. The Issuer reserves the right to accept a subscription for less than the amount subscribed for. The Issuer reserves the right (i) to waive or change the minimum investment required for any Investor and (ii) to reject, in whole or in part, the subscription of any person for any reason, at its sole discretion. If any subscription is rejected, the funds tendered with respect thereto will be returned promptly to the Investor, without interest.

Eligible Investors

See “WHO MAY INVEST” on page 5.

How to Subscribe

You may subscribe for Notes by:

1)	Dating, completing and signing a Subscription Agreement (attached hereto as Annex D),

2)	Dating and signing the Subordination and Junior Lender Agreement (attached hereto as Annex E);

3)

Delivering the above documents (collectively, the “Subscription Documents”) to the Issuer on a date reasonably acceptable to the Issuer or designated by the Issuer in advance, but in no event later than the termination date of the offering; and

4)

Tendering payment in full of the required cash purchase price (the “Subscription Funds”) for the Notes being subscribed for in the Subscription Documents. Checks should be made payable to “Noble Advisors, LLC”.

Wiring instructions are as follows:

Beneficiary Institution – BB&T

Beneficiary Institution Address – 1950 Olde Philadelphia Pike, Lancaster, PA 17602

Beneficiary ABA # – 031309123

Beneficiary Account Number – 1390000747080

Beneficiary Name – Noble Advisors, LLC

Beneficiary Address – 1817 Olde Homestead Lane; Suite 101; Lancaster, PA 17601

All Subscription Documents and Subscription Funds may be mailed or delivered to Terry Hertzog at Noble Advisors, LLC; 1817 Olde Homestead Lane, Suite 101, Lancaster, PA 17601. The Issuer shall use reasonable efforts to accept or reject a Subscription Agreement within fifteen (15) days of its receipt. If the Issuer rejects the Subscription, it shall so notify the Investor and shall return the Subscription Funds to the Investor, along with a copy of the Subscription Agreement marked “Rejected”. If the Issuer accepts the Subscription, it shall execute the Subscription Agreement and shall return a fully executed copy of the Subscription Agreement to the Investor. Notes will be issued by the Issuer within five business days of acceptance of a Subscription Agreement. The Issuer reserves the right to reject any subscription for any reason, at its sole discretion.

THE ISSUER AND AFFILIATED ENTITIES

General

Noble Advisors, LLC is a Pennsylvania limited liability company that was formed on March 31, 2008. The Issuer is the sole member (owner) of the Operating Entities and of The Noble Group. The Issuer invests equity capital into the Operating Entities. The Issuer has no employees. All services required by the Issuer to operate its business are provided by its manager, The Noble Group.

Headquarters

The Issuer’s headquarters are located at 1817 Olde Homestead Lane, Suite 101, Lancaster, PA 17601. The headquarters office is a leased facility, consisting of approximately 6,255 square feet. The Issuer anticipates that this facility will be sufficient for its needs for the foreseeable future.

Ownership

The Issuer is owned as follows:

Name	Class	Percent Ownership

Katherine L. Millen	A	*
Kenneth L. Herr	A	*
Junction Holdings, LP	A	*
Gregory K. Millen	B	90% of Class B Interests
Lane G. Randolph	B	8% of Class B Interests
Rich Hawkins	B	2% of Class B Interests

* The Class A investors of the Issuer have capital invested in the Issuer and a profits interest in the Issuer and are entitled to a preferred return (over and above the Class B investors) on the capital they have invested in the Issuer. The Class A investors are members of the Issuer but have no voting rights.

The Noble Group LLC, manager of Noble Advisors, LLC, is owned by the Issuer.

Structure

The following is a description of the Issuer’s structure. The Issuer’s Organizational Chart is attached hereto as Annex B.

The Operating Entities. For general liability, diversification and strategic business reasons, the Issuer has established wholly-owned subsidiaries (the “Operating Entities”), each which engage in substantially the same operations: a) the purchase and sale of real estate, and b) the purchase and resolution of performing and non-performing mortgage backed securities. As of the date of this Memorandum, the Operating Entities are Central Penn Capital Management, LLC, Chesapeake Capital Management, LLC, Noble Capital Management, LLC and Susquehanna Capital Management, LLC. The Issuer may establish more entities to be Operating Entities in the future. Each of the Operating Entities is a Pennsylvania limited liability company whose sole member is the Issuer. The manager of each of the Operating Entities and of the Issuer is The Noble Group.

The Operating Entities currently have no employees, and all services required by the Operating Entities are provided by The Noble Group. The core business and primary investment strategy of each of the Operating Entities is to invest in real estate, with a current focus on the Middle Atlantic region of the United States, and mortgage-backed securities throughout the United States. From time to time, the Operating Entities will make other investments in other securities, such as (i) debt instruments secured by assets other than real estate, including UCCs, accounts receivable, inventory and vehicles, (ii) non-convertible debt securities, such as certificates of deposits, commercial paper, notes, bonds or debentures, (iii) money market investments, such as U.S. Government Notes, and (iv) unsecured loans to affiliated entities other than the Operating Entities.

Central Penn Capital Management, LLC. Central Penn Capital Management, LLC (“CPCM”) and its wholly-owned subsidiary, Horizon Residential Loan Servicing, LLC, (“Horizon”) purchase single-family residential properties at foreclosure sales, primarily in the Middle Atlantic region of the United States, and acquire performing and non-performing mortgage-backed securities throughout the United States. CPCM currently has over $6.5 million in member’s capital, maintains a revolving line of credit of $14.0 million with senior lender BB&T and had $20.0 million of subordinated, unsecured notes outstanding as of September 30, 2017.

Chesapeake Capital Management, LLC. Chesapeake Capital Management, LLC (“CCM”) is newly formed and therefore, has not yet purchased assets. The Issuer is currently in the process of providing member’s capital to CCM to support the existing revolving line of credit of $3.5 million with senior lender First National Bank. CCM does not have any subordinated, unsecured notes outstanding.

Noble Capital Management, LLC. Noble Capital Management, LLC (“NCM”), to-date, has only purchased mortgage loans. NCM currently has over $1.3 million in member’s capital, maintains a $5.0 million revolving line of credit with its senior lender Orrstown Bank, and had $2.6 million of subordinated, unsecured notes outstanding as of September 30, 2017.

Susquehanna Capital Management, LLC. Susquehanna Capital Management, LLC (“SCM”) is newly formed and therefore, has not yet purchased assets. SCM currently has over $1.0 million in member’s capital and maintains a $3.5 million revolving line of credit with its senior lender, PeoplesBank. SCM does not have any subordinated, unsecured notes outstanding.

The Noble Group, LLC. The Noble Group, LLC (“The Noble Group”) is a Pennsylvania limited liability company and a Pennsylvania licensed real estate brokerage firm that is owned, 100%, by the Issuer. The Noble Group has a staff of 32 full-time and 6 part-time employees. Through a Services Agreement with each of the Operating Entities, The Noble Group provides research services required to identify acquisition opportunities and provides general administrative, accounting, real estate management, real estate brokerage, loan servicing and loan workout services to the Operating Entities. See “Operations,” below. The Noble Group also has Services Agreements with other affiliated entities that are not part of the Operating Entities. The Operating Entities are not responsible for the operating expenses of The Noble Group, although they pay significant fees to The Noble Group per the terms of their respective Services Agreement. See “Compensation and Fees to The Noble Group” under “MANAGEMENT” beginning on page 27. A copy of the Services Agreement with the Issuer is attached hereto as Annex C. Gregory K. Millen is the real estate broker of record and the sole member of The Noble Group. Lane G. Randolph, Kenneth L. Herr and Gregory K. Millen are its managers.

Funding of the Operating Entities

The Issuer funds the operations of the Operating Entities by investing capital in these entities, and the Issuer will use the proceeds of this offering to support that funding. The Issuer continuously reviews the capital needs of each Operating Entity and invests available capital based on an assessment of acquisition opportunities, working capital and debt servicing requirements, and other cash flow needs. As cash becomes available in the Operating Entities, capital will be returned to the Issuer to satisfy its debt servicing requirements, its preferred equity returns, distributions to members and to further invest in the Operating Entities or new companies as needed.

Currently, the funding of the Operating Entities by the Issuer supplements outside funding previously obtained by CPCM and NCM through private placements of junior notes, as well as commercial loan facilities extended by different lending institutions to each of the Operating Entities. The Issuer ultimately intends to consolidate its capital needs and capital planning at the Issuer level over the course of the next several years and, therefore, does not anticipate that any of the Operating Entities will raise further significant capital through the sale of additional subordinated, unsecured notes. As a result, the subordinated, unsecured notes previously issued by CPCM and NCM will be allowed to proceed to maturity without renewal or reissuance and/or may be repaid ahead of maturity in the Issuer’s discretion.

Operations

Real estate and mortgage-backed securities are reviewed for purchase by The Noble Group, which provides advice and services to the Operating Entities on a contractual basis, including providing advice for bidding on and purchasing properties and loans that are for sale. For real estate investments, The Noble Group considers such factors as the property’s physical condition, location, value, condition of title and market trends. The purchase price or bid amount for each property depends, in part, on reviews of comparable properties in the local real estate market along with an estimate of the cost of any required capital improvements or repairs to the property. Once a property is purchased, a value analyst and project manager are assigned and work together to implement all renovations within an approved budget. The Noble Group identifies and utilizes qualified subcontractors who perform all of our repairs and renovations for real estate investment properties. Project managers are responsible for coordinating all renovation projects with subcontractors to ensure that the scope of work is executed as desired. For mortgage-backed securities investment opportunities, The Noble Group considers such factors as the borrower’s creditworthiness, payment history, loan amount, condition of title, and the value, location and condition of the underlying real estate.

The specific investment objectives of the Operating Entities are:

1)

Gains on the sale of real estate, including properties purchased at foreclosure sales, properties bought directly from banks, lenders or other means and the conversion of mortgage-backed securities into deeded ownership of the underlying real estate and subsequent sale of that real estate. Real estate sales are typically considered inventory transactions or are completed in less than one year and, therefore, the income produced from these transactions is taxed as ordinary income.

2)	Gains from loan payoffs resulting from payment solutions worked out with borrowers, including short sales (i.e. the permitted sale of the real estate by the borrower at a price lower than the full amount owed by the borrower), loan workouts pursuant to which the borrower and an Operating Entity would modify payment terms, including interest rates or timing of payments of principal and interest, in order to better enable the borrower to repay the loan in full, and borrower refinancing with other financial institutions, in which case the Operating Entity’s note from the borrower is often paid in full. Regardless of how long the loans were owned, gains produced from these loan payoffs is taxed as ordinary income.

3)

Loan income from performing mortgage-backed securities. We anticipate that many borrowers of mortgage-backed securities that are purchased will be current with payments or on a payment plan to become current. We may hold these notes for longer than one year or until loan maturity. Loan payments from these borrowers are generally recognized as interest income and taxed at ordinary income tax rates. In order to stabilize its collateral base and to build stable long-term loan income, the Operating Entities may retain mortgage-backed securities on a long-term basis.

4)

Income from long-term rental real estate. While rental income is taxed at ordinary income tax rates, gains on the sale of rental real estate held for longer than one year is typically taxed at more favorable long-term capital gain rates. To obtain long-term capital gain tax treatment, stabilization of the collateral base and to build stable long-term rental income, each Operating Entity may retain a portion of its real estate longer than one year.

Each Operating Entity will typically not invest more than 10% of its total available capital in a single property or real estate security. However, market movements and available opportunities may cause this guideline to be exceeded at the sole discretion of The Noble Group.

The Operating Entities’ investments in non-real estate backed assets are intended to be short-term and may be made during any period when liquid funds are awaiting investment in real estate assets or mortgage-backed securities, such as following acceptance of subscriptions or following the liquidation of real estate backed investments. Such investments may also be made when, in the opinion of the Issuer, investment in real estate or mortgage-backed securities is inadvisable due to general market conditions or factors affecting the real estate industry.

Legal Proceedings

The Issuer and the Operating Entities are not currently involved as a defendant in any material pending legal proceeding, nor are there any known material legal proceedings contemplated against the Issuer or the Operating Entities.

MANAGEMENT

The Issuer’s manager is The Noble Group, which in turn is managed by Lane G. Randolph, Kenneth L. Herr and Gregory K. Millen (the “Managers”). All decisions regarding the operations of the Issuer are effectively made by the Managers. The majority owner of the Issuer is Gregory K. Millen (the “Principal”). The Managers and the Principal oversee the operations of the Issuer and The Noble Group. The background of the Managers and of the management team of The Noble Group is set forth below.

Gregory K. Millen - Broker and Owner of The Noble Group and Majority Owner of Noble

                                    Advisors, LLC

Gregory K. Millen is the majority owner of Noble Advisors, LLC. His real estate career began in 1989 in Florida and in 1992 he began representing financial institutions in the sale of their-bank-owned (distressed) real estate. Greg has overseen the disposition of well over 4,500 properties for financial institutions and his own companies. He is a licensed real estate broker in Pennsylvania and holds a B.A. in Finance from Elizabethtown College. Greg is actively involved in providing services to the Operating Entities through his role as an employee of The Noble Group and has control of the Operating Entities through his majority ownership of Noble Advisors, LLC.

Lane G. Randolph - Senior Manager of The Noble Group, Manager of the Operating Entities

                                    and Member of Noble Advisors, LLC

Lane G. Randolph has been with The Noble Group since 2005 and is a Senior Manager of The Noble Group as well as a minority owner of Noble Advisors, LLC. Prior to 2005, Lane owned Highmark Management, Inc., which specialized in the preservation, maintenance and management of real estate. Lane is actively involved in the management of the accounting, loan and real estate departments as well as participating on the teams responsible for both real estate and loan acquisition and disposition. He also remains involved in the research and development of new markets and strategies for The Noble Group, and is a Pennsylvania-licensed real estate agent.

Kenneth L. Herr - Senior Manager of The Noble Group, Manager of the Operating Entities

                                 and Member of Noble Advisors, LLC

Kenneth L. Herr has been with The Noble Group since 2005 and is a Senior Manager of The Noble Group as well as a minority owner of Noble Advisors, LLC. For 35 years prior to joining The Noble Group, Ken served in diverse types of management roles in high paced manufacturing settings. Ken oversees property management and operations of The Noble Group. He is a graduate of Drexel University and holds a B.A. in Commerce and Engineering.

Richard W. Hawkins - CPA, Controller, and Accounting Manager of The Noble Group and

                                        Member of Noble Advisors, LLC

Rich has been employed by The Noble Group since January, 2010. Rich has over 20 years of experience as a leader in the financial department of several manufacturing and real estate firms, including The Pfaltzgraff Company, Danaher Tool Group, Hubbell Incorporated, and Carlino Development Group, a regional residential and commercial developer-builder. He is a graduate of Penn State University with a B.S. degree in Accounting and has earned his CPA credentials.

Sean D. Teaman - Residential Real Estate Manager of The Noble Group

Sean joined The Noble Group in July of 2015. Prior to joining The Noble Group, he worked in the transportation package delivery industry for over 20 years at United Parcel Service. Sean served in operations management in a variety of roles, including productivity, safety and compliance. He currently oversees the real estate division and is involved daily in the acquisition, renovation and disposition of residential real estate. He is a graduate of Columbus University in with a B.S. degree in Business Administration.

Beneficial Ownership

As of September 30, 2017, the Issuer had outstanding two classes of equity interests, Class A (which is a non-voting, profits only interest) and Class B (which is voting). The Class A interests of the Issuer represent an aggregate investment in the issuer of $3,875,000 as of September 30, 2017 and the Class A interests are entitled to a preferred return before the Class B interests. Neither the Class A or the Class B interests are entitled to any preference above the Issuer’s secured creditors, unsecured creditors or Note holders. Additionally, Class A interests are non-voting interests and do not provide any other interest in the Issuer. The Class B interests of the Issuer are owned as follows: 90% is owned by Gregory K. Millen, 8% by Lane G. Randolph and 2% by Richard W. Hawkins. The mailing address for each of these members is the address of the Issuer.

Conflicts of Interest

Various conflicts of interest exist between the Issuer, its Operating Entities and other entities that are affiliated through significant common ownership by Gregory K. Millen.

Overlap of the Issuer with Other Funds. The Noble Group is the general partner of an existing fund, Noble Opportunity Fund II, LP (“NOF Fund II”). NOF Fund II is an active investor in real estate and mortgage-backed securities. Additionally, The Noble Group provides services to Junction Holdings, LP, which is also an active investor in real estate and mortgage-backed securities. While it is currently anticipated that The Noble Group’s management team, Mr. Millen, Mr. Randolph, Mr. Hawkins and Mr. Herr, will devote significant time to the activities of the Issuer and its Operating Entities, they will also devote significant time to the activities of these other funds. They may also serve in similar capacities for additional real estate investments or investment companies from time to time, some of which may have a similar investment goal to the Issuer. Such other activities may present potential or actual conflicts of interest in allocating time, resources or investment opportunities between the Issuer and such other business activities.

Other Activities of the Issuer’s Principal and Members. Mr. Millen, Mr. Randolph, Mr. Hawkins and Mr. Herr may provide management and real estate investment advisory services to other clients, including individuals or entities that follow investment programs similar to or different from that of the Issuer. It is not anticipated that the Issuer will have an interest in the accounts of such other clients. A number of actual and potential conflicts of interest between the Issuer and these clients exist with respect to the allocation of investment opportunities among the Issuer and these clients.

Service Providers and Suppliers. The Issuer and its Members are not prohibited from engaging any other entity in which they have an interest, including The Noble Group, to perform services or sell supplies to the Issuer. Any transaction for which specific payment is not described herein is intended to be compensated at fair market value and for compensation no higher than would be charged by an unrelated third party for such services. However, conflicts of interest would arise if any such entity or The Noble Group failed to perform adequately its undertakings to the Issuer.

Compensation and Fees to The Noble Group. The Noble Group provides numerous services to the Operating Entities, the Issuer and affiliated entities other than the Operating Entities, including real estate investment services and advice, general administrative services, accounting, loan servicing, loan workout, real estate property management and real estate brokerage services, for which The Noble Group is compensated, as summarized in the chart on the following page.

The Operating Entities and the Issuer pay a minimum monthly fee (the “Base Compensation”) to The Noble Group. The Noble Group, along with each of the Operating Entities and the Issuer, agree to annual projected service needs and the total cost for The Noble Group to provide those services. From this projected total cost, anticipated variable income is subtracted, resulting in the Base Compensation for the year to be paid evenly each month. Income to The Noble Group from providing these services fluctuates based on activity and includes items such as sales commissions, property management fees, loan servicing fees and loan workout commissions. The Base Compensation fees charged by The Noble Group for such services are at comparable market rates reflected by industry practice and charged by unaffiliated firms for similar services. For affiliated entities other than the Operating Entities, Base Compensation is paid on 0.1667% (2.0% per annum) of the book value of total ending assets each month.

The Noble Group can earn Incentive Compensation from each of the Operating Entities if agreed-upon Operating Entity net income targets are achieved. In any fiscal year that an Operating Entity’s net income exceeds twenty percent (20%) of that entity’s beginning of the year total member’s capital (the “Hurdle Rate”), that entity will pay to The Noble Group additional compensation (the “Incentive Compensation”) of up to thirty percent (30%) of the net income exceeding the Hurdle Rate. Incentive Compensation is paid on or before January 15th of the following year.

Whenever the Issuer has invested in an affiliated limited partnership (“LP”), in any fiscal year that the Issuer’s share of LP Net Income exceeds twenty percent (20%) of the Issuer’s beginning of the year investment balance in the LP (the “LP Hurdle Rate”), the Issuer will pay to The Noble Group Incentive Compensation of up to thirty percent (30%) of the net income exceeding the LP Hurdle Rate.

At year-end, The Noble Group and each Operating Entity, affiliated entity other than the Operating Entities and any LP reconciles and approves the actual amount of total compensation received during the year by The Noble Group from each entity and the actual amount of total expenses incurred by The Noble Group during the year to provide agreed-upon services to each entity. Based on this reconciliation, The Noble Group and each Operating Entity, affiliated entity other than the Operating Entities and any LP agree to the Incentive Compensation percentage to be paid, up to thirty percent (30%) of the net income exceeding the Hurdle Rate. If total compensation paid to The Noble Group is greater than total expenses incurred by The Noble Group, The Noble Group and each Operating Entity, affiliated entity other than the Operating Entities and any LP may agree to reduce Incentive Compensation below 30%. Incentive Compensation is structured for related parties and is not based on comparable market rates, on specific industry practice or charged by unaffiliated firms for similar services.

The Noble Group’s agreement to provide services to the Issuer is more fully defined in the Services Agreement, attached hereto as Annex C. The Issuer believes that the fees charged by The Noble Group, other than Incentive Compensation, are similar to fees that it would be required to pay to an unaffiliated entity for similar services. Each Services Agreement is renegotiated on an annual basis.

The table below summarizes the terms of the Services Agreements with both the Issuer and all of the Operating Entities:

	Noble Advisors	Noble Capital Management	Central Penn Capital Management	Susquehanna Capital Management	Chesapeake Capital Management
Effective Date	01/01/2017	01/01/2017	01/01/2017	04/03/2017	06/01/2017
Term	1 Year[1]	1 year[1]	1 Year[1]	1 Year[1]	1 Year[1]
Base Compensation	$5,300/month	$15,000/month	$120,000/month	$5,000/month[2]	$5,000/month[3]
Incentive Compensation	Up to 30% of net income exceeding Hurdle Rate [4]

[1]	Services Agreement automatically renews for a period of 1 year unless either party provides termination notice.

[2]	Base Compensation payments began on July, 1, 2017.

[3]	Base Compensation payments to begin on January 1, 2018.

[4]	See Incentive Compensation referenced above.

The Noble Group Performance Issues. If The Noble Group failed to provide its services in accordance with the Services Agreements or had performance issues, the Operating Entities would have a conflict of interest in taking action to enforce the Services Agreements against The Noble Group, including exercising any termination rights or taking other legal action. It is unlikely that the Operating Entities would terminate the Services Agreements or replace The Noble Group as their services provider.

USE OF PROCEEDS

After payment of costs of this Offering and certain administrative expenses of the Issuer, the Issuer anticipates that it will use the cash proceeds from the sale of the Notes to finance the Operating Entities through equity infusions. The Issuer may also use the proceeds to invest in new companies that will engage in operations substantially similar to those engaged in by the Operating Entities. The Issuer has no specific plan for any particular division of the proceeds of the sale of the Notes among the Operating Entities or into any new companies.

Working Capital	10%	$2,000,000
Investments in real estate and mortgage backed securities purchased through the Operating Entities	90%	$18,000,000

Total Proceeds	100%	$20,000,000

The Issuer ultimately controls the Operating Entities’ use of the funds, including the application of the funds to repay debt or to make additional investments. The Issuer does not intend for the proceeds of this offering to be used to pay off debt of the Operating Entities, but it may be used to make payments on the Operating Entities’ debt in the ordinary course of business. The Issuer has not identified any specific real estate, real estate investments or mortgage-back securities to be acquired by the Operating Entities with the proceeds of the sale of the Notes. Specific acquisitions and investments by the Operating Entities will be determined by their manager. Pending application by the Operating Entities of the invested proceeds in connection with their real estate and mortgage-backed investment activities, the funds will be invested in short-term deposits at banks when practical. No proceeds will be used to compensate or otherwise make payments to the officers or manager of the Issuer or of the Operating Entities or any of their Affiliates. The Issuer reserves the right to alter the intended use of proceeds in its discretion, but none of the proceeds will be used to make payments to officers of the Issuer or its affiliates.

It is difficult to estimate the net cash proceeds we will receive from the Offering because there is no minimum level of subscriptions that must be received as a condition to our accepting subscriptions in this Offering. Further, we will incur certain expenses in connection with the Offering. Additionally, any commissions we may pay to participating broker-dealers will effectively reduce the proceeds we receive from sale of Notes. We will also estimate that we will pay approximately $50,000 in legal, accounting, filing and printing fees. In addition, if we determine to use a broker-dealer, we may incur other costs which we would intend to pay using proceeds from the Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited interim consolidated financial statements through September 30, 2017 and our audited 2016 and unaudited 2015 consolidated financial statements and the accompanying notes thereto included elsewhere herein. The following discussion contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the section “IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR – Cautionary Note Regarding Forward Looking Statements” on page 5.

Overview

The Issuer is a Pennsylvania limited liability company that invests in various wholly-owned subsidiaries and affiliated limited partnerships that are engaged in activities related to the purchase and sale of real estate and mortgage-backed securities. Neither the Issuer, nor its wholly-owned subsidiaries or affiliated limited partnerships, have employees. The Issuer contracts for all required services from an affiliated company, The Noble Group.

The Issuer, through its wholly-owned subsidiaries, is a buyer of single-family residential properties at foreclosure sales, primarily in the Middle Atlantic region of the United States. Our affiliated company, The Noble Group, which is the manager of the Issuer, provides various services to our subsidiaries, including property research and acquisition, property management, real estate brokerage, and administration. The Noble Group has a staff of 38 employees and provides research required to identify properties for acquisition, manages the purchase and improvement of our real estate, and coordinates the sales of our properties. Our goal is to maximize return on invested capital by properly valuing real estate for purchase, diligently managing costs, and achieving the highest selling price possible while minimizing our days of ownership for each property.

Through our wholly-owned subsidiaries, we also acquire performing and non-performing mortgage-backed securities throughout the United States. These mortgages are generally purchased at a discount from unpaid principal balance and serviced until paid in full under the terms of the note, satisfied by the borrower or foreclosed with the underlying property being resold at retail. The Noble Group provides the research and due diligence necessary for loan acquisition, manages our loan servicing needs, and works with our borrowers to determine loan workout solutions. Our objective is to structure workouts to maximize our investment returns by receiving loan payoffs as quickly as possible. This objective is often accomplished by providing borrowers with discounted loan payoff opportunities within defined timelines.

Thus, revenue of these two asset divisions is comprised of two primary components: (i) property sales revenue recognized upon contract settlement and title transfer of real estate; and (ii) mortgage loan income from loan payments and payoffs and based on an assessment of loan cash flows and timing.

Opportunities and Risks

We continue to see sufficient attractive opportunities to buy properties at foreclosure sales throughout the Middle Atlantic region. In the short-term, we expect steady volume in the Middle Atlantic states in which we currently operate. Our strategy is to grow by consistently adding several more counties in the Middle Atlantic states in which we search for distressed properties in which to invest. In the long-term, we anticipate that we will continue to explore further opportunities throughout the Mid-Atlantic and other states in order to broaden our buying opportunities.

The market for buying and selling loans has provided consistent opportunities for us to place capital, and we expect this trend to continue. In the short-term, we will continue to pursue opportunities to purchase small (investment size of $5.0 million or less) performing and non-performing loan opportunities that we believe are generally overlooked by larger institutional investors. In the long-term, we intend to explore opportunities to purchase mid-sized loans (ranging from approximately $5.0 million to $10.0 million).

We face various risks impacting our ability to generate profits, raise additional capital, and meet our obligations to lenders. Our future operating results over both the short and long-term will be subject to fluctuations due to several factors, some of which are outside our control. These factors include, but are not limited to, real estate market volatility, an increase in market regulation and business restrictions, and the condition of the general economy.

As we strive to strategically grow our total assets under management, there are various challenges to be considered: (i) to avoid overpaying for targeted asset acquisitions we work with The Noble Group to maintain a robust and disciplined research and due diligence program; (ii) we rely on subcontractors for substantially all improvements and repairs to our real estate; as this represents significant property spending, we continually strive to maintain a strong pool of subcontractors that satisfy our requirements for cost, quality, and strict timelines; (iii) we need significant capital to be successful and have secured financing from multiple institutional lenders — if we are unable to maintain these existing debt facilities, we may be unable to meet existing obligations, capitalize on opportunities available or continue our current volume of asset purchases; obtaining new financing with similar terms may be difficult as many institutional lenders are reluctant to use distressed assets as collateral; (iv) we are subject to numerous federal, state and local laws and regulations imposing various requirements and restrictions which increases the cost of doing business; failure to comply with these laws, rules and regulations would expose us to fines, penalties or potential litigation liabilities which could have a material adverse effect on the business.

Key Financial Measures and Indicators

Property Sales

Property sales revenue is recognized upon contract settlement and title transfer of real estate. The amount of revenue recognized is equal to the contract sales price less seller assistance of real estate inventory settled during the period. Seller assistance represents an amount the seller contributes to the buyer for settlement closing costs.

Because we have been able to successfully replicate our investment approach across targeted real estate markets, growth of our property sales is mainly impacted by the number of markets we participate in as a buyer of real estate and capital available for investment. We currently are an active investor in 24 counties across the Middle Atlantic, and continually assess opportunities to strategically expand our geographic reach.

Property Acquisition Costs and Gross Profit

Property acquisition costs include the price at which our real estate was acquired, including any settlement costs and fees. These costs also include any capital improvements we make to the property, including expenditures for items such as a new roof, new kitchen, new heating system, or the cumulative cost of a full house renovation, including new carpeting and painting. Subtracting property acquisition costs from property sales results in gross profit from property sales. Our target goal for gross profit as a percentage of sales is 20%.

Property acquisition and improvement expenditures are recorded to inventory at cost and recognized upon property settlement. We continually assess property value in order to state our inventory at the lower of cost or fair value less cost to sell. Inventory write offs are included in property acquisition costs as incurred.

Mortgage Loan Income

We purchase performing and non-performing mortgage loans secured by real estate throughout the United States. A mortgage is purchased for an amount that is less than the balance owed by the borrower. We consider the amount, timing, and probability of future cash flows from each loan. If cash flow is estimable and probable, we use the accretable yield recognition model. The amount by which total expected cash flow exceeds our acquisition cost is recognized as income on a level yield basis each month over the remaining life of the loan. We continually assess actual and projected cash flows. If loan payments stop, we discontinue income recognition and evaluate whether we need to switch to the cost recovery method and possibly write off the loan.

Certain mortgage loans acquired are accounted for using the cost recovery income recognition model because we cannot reasonably estimate future cash flows and timing. Under this model, income on a cost recovery loan is recognized only after cumulative loan payments received equal the acquisition cost basis of the loan. Properties foreclosed on or received via deed in lieu of foreclosure are transferred to short-term real estate inventory at carrying value for resale or held for leasing until disposition.

Operating Expenses

Property Expenses. Non-capitalized property expenses are related to our inventory levels and days of ownership for each property. These expenditures are expensed as incurred and are for items such as trash removal and cleaning, utilities, lawn care and snow removal, real estate taxes, insurance, and general repairs and maintenance.

Management Fees. Monthly management fees are paid to The Noble Group as compensation for various services provided, including research and acquisition, finance and accounting, and general administrative services. These fees also include an annual incentive payment to The Noble Group if net income targets are achieved.

Sales Commissions. Sales commissions include a 3% commission paid to The Noble Group as compensation for real estate listing services provided. When The Noble Group is unable to provide real estate brokerage services due to a property’s location or timing of service needs, a separate real estate broker is engaged and receives this commission. Sales commissions also include a separate commission paid to a buyer’s agent.

Loan Servicing and Broker Fees. Loan servicing and broker fees include monthly servicing fees paid to our third-party loan servicer, FCI Lender Services, Inc., or to The Noble Group for any loans serviced in-house. These fees also include third-party broker commissions paid for loan sales and a 3% commission paid to The Noble Group for any loan workout payments.

Loan Write-offs. Loan acquisitions are recorded at cost. Over the life of a mortgage loan, we continue to evaluate whether the loan’s projected undiscounted net cash flows are less than cost and, if so, recognize a loan write off to reduce the loan’s carrying value reported on the balance sheet.

Legal and Professional Fees. Legal and professional fees include expenditures for entity level legal expenses and for annual audit and tax services. Note that asset specific legal spending is charged to property expenses as incurred or, in the case of a loan, legal expenses are charged to the cost basis of the loan.

Financial Fees. Financial fees include bank charges for lines of credit and account services fees.

Miscellaneous Expenses. Miscellaneous expenses include other operating expenses such as state taxes and registration fees, miscellaneous selling expenses, etc.

Investment Income and Other Income and Expense

Investment Income. The Issuer owned a 29% interest in Noble Opportunity Fund I, LP. We accounted for this investment using the equity method and have included in income our pro rata share of Noble Opportunity Fund I, LP’s net income for the years ended December 31, 2015 and December 31, 2016. Noble Opportunity Fund I, LP completed operations on December 31, 2016.

Central Penn Capital Management, LLC, a wholly-owned subsidiary of the Issuer, owned one limited partnership unit in Noble Opportunity Fund I, LP, providing it with approximately a 1.13% ownership interest. We account for this investment using the equity method and have included in income a corresponding pro rata share of Noble Opportunity Fund I, LP’s net income for the year ended December 31, 2016. Noble Opportunity Fund I, LP completed operations on December 31, 2016.

The Issuer owns a 19% interest in Noble Opportunity Fund II, LP. We account for this investment using the equity method and have included in income our pro rata share of Noble Opportunity Fund II, LP’s net income for the nine month interim period ended September 30, 2017 and for the years ended December 31, 2016 and December 31, 2015.

Interest Expense. Interest expense includes interest paid to our senior lenders for use of bank lines of credit, to subordinated debt holders who have made loans to Central Penn Capital Management, LLC and Noble Capital Management, LLC, and to affiliated companies for any short-term loans.

Other Income and Expense. Other income and expense includes rental income and expenses, sales contract termination fees, occupancy fees, interest income, and other miscellaneous income and expenses.

Results of Operations – 2016 and 2015

Following is a discussion of our results of operations for the years ended December 31, 2016 and 2015. The tables included in the period comparisons below provide summaries of our consolidated results of operations. The period-to-period comparisons of financial results are not necessarily indicative of future results.

The financial results for 2016 referred to in this discussion are based on audited financial statements, while the referenced 2015 financial results were not audited.

In 2016, net income increased by 48% to $3,557,912. This increase was mainly due to a 38% increase in gross profit from property sales and a 13% increase on mortgage loan income, while operating expense and interest expense increased by 23% and 17%, respectively.

	For the year ended December 31,				Percentage Change
	2016	% Sales	2015 (unaudited)	% Sales

Property Sales	$44,373,491	100%	$39,150,057	100%	13%
Property Acquisition Costs	35,000,555	79%	32,344,561	83%	8%

Gross Profit from Property Sales	9,372,936	21%	6,805,496	17%	38%

Mortgage Loan Income	3,774,442	9%	3,342,773	9%	13%

Operating Expenses
Property Expenses	2,327,720	5%	1,668,664	4%	39%
Management Fees	2,706,807	6%	2,094,245	5%	29%
Sales Commissions	2,526,806	6%	2,238,822	6%	13%
Loan Servicing and Broker Fees	430,485	1%	431,488	1%	0%
Loan Write-offs	238,652	1%	279,220	1%	-15%
Legal and Professional Fees	119,506	0%	22,038	0%	442%
Financial Fees	34,587	0%	40,383	0%	-14%
Miscellaneous Expenses	22,229	0%	40,460	0%	-45%

Total Operating Expenses	8,406,792	19%	6,815,320	17%	23%

Income from Operations	4,740,586	11%	3,332,949	9%	42%

Investment Income	506,372	1%	569,851	1%	-11%

Other Income (Expense)
Interest Expense	(1,700,329)	-4%	(1,452,735)	-4%	17%
Other Income (Expense)	11,283	0%	(46,438)	0%	-124%

Total Other Income (Expense)	(1,689,046)	-4%	(1,499,173)	-4%	13%

Net Income	$3,557,912	8%	$2,403,627	6%	48%

Property Sales

Total property sales revenue increased by 13% in 2016 mainly due to successfully adding three new markets in the Mid-Atlantic. We also saw significant growth in our existing market area. Our strategy in 2016 was to focus on the Middle Atlantic states and exit other less profitable market areas.

Loan conversion properties are properties used as collateral for loans we acquire, and this real estate is subsequently obtained through foreclosure or deed in lieu of foreclosure. Sales of loan conversion properties fluctuate depending on our portfolio of loans and the number, timing and value of foreclosures we initiate. In 2015, several higher valued loan conversion properties were sold compared to 2016, partially offsetting the overall increase in property sales revenue.

	For the year ended December 31,				Percentage Change
	2016	% of Total	2015	% of Total

Pennsylvania	$24,968,999	56%	$21,593,515	55%	16%
New Jersey	9,498,990	21%	-	0%	NA
Delaware	6,688,681	15%	3,663,986	9%	83%
All Other States	2,229,200	5%	10,398,021	27%	-79%

Subtotal Acquired at Auction	43,385,870	98%	35,655,522	91%	22%
Loan Conversion Properties	987,621	2%	3,494,535	9%	-72%

Total Property Sales	$44,373,491	100%	$39,150,057	100%	13%

Gross Profit from Property Sales

Gross profit from property sales increased by 38% in 2016 when compared to 2015, driven by increased sales volume and higher profitability from sales. Generally, in the Middle Atlantic states in which we primarily operate, we had more favorable purchases and saw stronger real estate market demand.

Gross profits from loan conversion properties fluctuate depending on our portfolio of loans and the number, timing and value of foreclosures we initiate. As noted above, in 2015, several higher valued loan conversion properties were sold in comparison to 2016.

	For the year ended December 31,				Percentage Change

	2016	% of Sales	2015	% of Sales

Pennsylvania	$5,370,264	22%	$3,657,587	17%	47%
New Jersey	2,147,887	23%	-	0%	NA
Delaware	1,459,953	22%	752,392	21%	94%
All Other States	207,537	9%	1,290,420	12%	-84%

Subtotal Acquired at Auction	9,185,641	21%	5,700,399	16%	61%
Loan Conversion Properties	187,295	19%	1,105,097	32%	-83%

Total Gross Profit Margin	$9,372,936	21%	$6,805,496	17%	38%

Mortgage Loan Income

Mortgage loan income increased by 13%, mainly due to higher interest recognition from performing loans in our Central Penn Capital Management, LLC subsidiary (CPCM) and favorable performance by Noble Capital Management, LLC (NCM), which started operations in 2016; these increases were partially offset by lower loan sales and satisfaction revenue in CPCM.

	For the year ended December 31,		Percentage Change
	2016	2015
CPCM Loan Sales & Satisfaction	$1,942,254	$2,510,216	-23%
CPCM Loan Interest Income & Fees	1,042,652	832,557	25%

Subtotal CPCM Mortgage Loan Income	2,984,906	3,342,773	-11%

NCM Loan Sales & Satisfaction	616,295	-	NA
NCM Loan Interest Income & Fees	173,241	-	NA

Subtotal NCM Mortgage Loan Income	789,536	-	NA

Total Loan Sales & Satisfaction	2,558,549	2,510,216	2%
Total Loan Interest Income & Fees	1,215,893	832,557	46%

Total Mortgage Loan Income	$3,774,442	$3,342,773	13%

Mortgage loan income recognition depends on the mix of accretable yield or cost recovery loans and whether each loan performs in accordance with its cash flow plan or is satisfied through payoff, sale, or conversion to real estate. Payments are generally allocated between income and principal, with principal applied to reduce our cost basis in the loan asset. Total mortgage loan payments applied in 2016 were 39% higher in comparison to 2015, with over $10.5 million of payments applied to reduce our loan portfolio cost basis.

	For the year ended December 31,		Percentage Change
	2016	2015
CPCM Mortgage Loan Income	$2,984,906	$3,342,773	-11%
CPCM Principal & Other Payments	7,524,751	7,020,577	7%

Subtotal CPCM Mortgage Loan Payments	10,509,657	10,363,350	1%

NCM Mortgage Loan Income	789,536	-	NA
NCM Principal & Other Payments	3,066,024	-	NA

Subtotal NCM Mortgage Loan Payments	3,855,560	-	NA

Total Mortgage Loan Income	3,774,442	3,342,773	13%
Total Principal & Other Payments	10,590,775	7,020,577	51%

Total Mortgage Loan Payments	$14,365,217	$10,363,350	39%

Operating Expenses

Property Expenses

Property expenses increased by 39% mainly due to the purchase of approximately 100 more properties in 2016 than in 2015 in order to support a higher sales volume. Because these expenditures are expensed as incurred, property expenses as a percentage of sales increased from 4% to 5%, which was within the expected range. In addition, our weighted days of ownership improved from 176 days in 2015 to 151 days in 2016, helping to lower our expenses during 2016.

	For the year ended December 31,				Percentage Change

	2016	% of Sales	2015	% of Sales

Cash for Keys / Eviction	$108,516	0.2%	$153,959	0.4%	-30%
Initial Landscaping	205,789	0.5%	93,941	0.2%	119%
Property Insurance	122,526	0.3%	101,314	0.3%	21%
Legal Fees	70,391	0.2%	79,076	0.2%	-11%
Professional Fees	75,405	0.2%	41,197	0.1%	83%
Repairs & Maintenance	424,079	1.0%	293,142	0.7%	45%
Taxes & Other Settlement Fees	616,526	1.4%	528,457	1.3%	17%
Trashout & Cleaning	523,640	1.2%	237,251	0.6%	121%
Truck Stock	9,959	0.0%	4,514	0.0%	121%
Utilities	170,888	0.4%	135,813	0.3%	26%

Total Property Expenses	$2,327,720	5.2%	$1,668,664	4.3%	39%

Management Fees

Management fees paid to The Noble Group increased by 29% in 2016. The increase was mainly due to a higher incentive payment paid by Central Penn Capital Management, LLC due to financial performance targets having been met, new fees generated due from Noble Capital Management, LLC, which began operations in 2016, and a higher level of support needed for the Issuer for administration and investment performance.

Monthly retainer fees are agreed upon to support continual, on-going services provided by The Noble Group to the Issuer and its subsidiaries. In addition, if defined net income targets are achieved, incentives are paid to The Noble Group.

	For the year ended December 31,		Percentage Change
	2016	2015
CPCM Retainer	$1,905,000	$1,800,000	6%
CPCM Incentive Payment	501,531	212,001	137%
CPCM Other Management Fees	-	(2,756)	-100%

Subtotal CPCM	2,406,531	2,009,245	20%

NCM Retainer	112,500	-	NA
NCM Incentive Payment	63,682	-	NA

Subtotal NCM	176,182	-	NA

Noble Advisors Retainer	21,000	10,000	110%
Noble Advisors Incentive Payment	103,094	75,000	37%

Subtotal Noble Advisors	124,094	85,000	46%

Total Management Fees	$2,706,807	$2,094,245	29%

Investment Income and Other Income and Expense

Investment Income

Investment income was lower by 11% in 2016 mainly due to lower income allocated to the Issuer from its investment in Noble Opportunity Fund I, LP as that entity wound up its operations in 2016. Our investment in Noble Opportunity Fund II, LP resulted in allocation of a higher level of income in 2016, compared to 2015, due to that fund being active in 2016 for the full year, compared to its partial year operations in 2015.

	For the year ended December 31,		Percentage Change
	2016	2015
Noble Opportunity Fund I (CPCM 1 Unit)	$15,878	$-	NA
Noble Opportunity Fund I (29%)	262,149	533,613	-51%
Noble Opportunity Fund II (19%)	228,345	36,238	530%

Total Investment Income	$506,372	$569,851	-11%

Interest Expense

Interest expense was 17% higher in 2016 compared to 2015 mainly due to a higher level of borrowing required for acquisitions of assets and working capital. As a percentage of property sales, interest expense was consistent at 4% in both 2016 and 2015. In 2016, the mix of borrowing changed as interest paid for subordinated loans and for affiliated company loans increased due to greater capital availability from those lenders.

	For the year ended December 31,		Percentage Change
	2016	2015
CPCM Line of Credit	$189,673	$379,674	-50%
CPCM Subordinated Loans	1,172,762	1,000,911	17%
CPCM Affiliated Company Loans	285,878	85,795	233%

Subtotal CPCM	1,648,313	1,466,380	12%

NCM Line of Credit	13,954	-	NA
NCM Subordinated Loans	60,301	339	NA

Subtotal NCM	74,255	339	NA

Noble Advisors Short-Term Loans	58,586	-	NA

Total Lines of Credit	203,627	379,674	-46%
Total Subordinated Loans	1,233,063	1,001,250	23%
Total Affiliated Company Loans	285,878	85,795	233%
Total Short-Term Loans	58,586	-	NA
Elimination of Affiliated Company Loans	(80,825)	(13,984)	478%

Total Interest Expense	$1,700,329	$1,452,735	17%

Assets Under Management (at cost)

Our year-end assets under management balance increased by 43%, to $33.5 million when comparing 2016 to 2015. Residential real estate acquired at auction increased by 55% mainly due to growth in new markets in the Middle Atlantic area. Our loan conversion real estate increased significantly in 2016 and included the conversion of a 26,730 square foot commercial office building in West Chester, Pennsylvania for $1.8 million.

	For the year ended December 31,				Percentage Change

	2016	% of Total	2015	% of Total

Residential Real Estate (acquired at auction)	$14,155,292	42%	$9,133,368	39%	55%

Loan Conversion - Residential Real Estate	2,505,201	7%	586,858	3%	327%
Loan Conversion - Commercial Real Estate	1,811,712	5%	-	0%	NA

Subtotal Loan Conversion Real Estate	4,316,913	13%	586,858	3%	636%

Total Real Estate	18,472,205	55%	9,720,226	41%	90%

Total Loans	15,050,930	45%	13,712,535	59%	10%

Total Assets Under Management (at cost)	$33,523,135	100%	$23,432,761	100%	43%

Cash Flow Analysis

The following table summarizes cash flows for the years ended December 31, 2016 and 2015:

	For the year ended December 31,		Dollar Change
	2016	2015
Net Cash Used in Operating Activities	$(5,374,431)	$(555,997)	$(4,818,434)
Net Cash Provided by Investing Activities	421,494	969,885	(548,391)
Net Cash Provided by Financing Activities	4,327,973	672,907	3,655,066

Net Increase (Decrease) in Cash	$(624,964)	$1,086,795	$(1,711,759)

Operating Activities

Cash flows used in operating activities were $5.4 million in 2016 compared to $600,000 in 2015. Net cash used in operating activities is driven by our net income adjusted for non-cash items and changes in operating assets and liabilities. The $4.8 million increase in cash flows used in operating activities was primarily due to comparative increases in residential real estate holdings of $9.0 million and commercial real estate assets of $1.8 million, offset by increases in net income of $1.2 million, accounts receivable collections of $1.6 million, related party loan collections of $600,000, accrued expenses of $600,000, and a comparative reduction in cash used for mortgage loan holdings of $1.8 million.

Investing Activities

Cash flows provided by investing activities were $400,000 in 2016 compared to $1.0 million in 2015. The decrease in cash provided by investing activities was mainly due to a $700,000 decrease in cash distributions received from Noble Opportunity Fund I, LP in 2016 compared to 2015.

Financing Activities

Cash flows provided by financing activities were $4.3 million in 2016 compared to $700,000 in 2015. The increase in cash provided by financing activities was primarily due to comparative increases in borrowing from affiliated companies of $4.5 million, proceeds from the issuance of subordinated debt of $2.7 million, and capital contributions of $600,000, offset by an increase in cash used for the net repayment of lines of credit of $4.1 million.

Liquidity and Capital Resources

Our operations are primarily funded through members’ capital, bank lines of credit, and issuance of subordinated debt by our subsidiaries. Through these sources, we have sufficient liquidity to meet our business needs and financial obligations.

	For the year ended December 31,				Percentage Change

	2016	% of Total	2015	% of Total

Class A Membership Balance	$3,200,000	7%	$2,500,000	7%	28%
Class B Membership Balance	5,550,544	13%	4,318,833	13%	29%

Subtotal Members’ Capital	8,750,544	20%	6,818,833	20%	28%

CPCM Line of Credit (Max Available)	14,000,000	32%	14,000,000	41%	0%
NCM Line of Credit (Max Available)	3,000,000	7%	-	0%	NA

Subtotal Lines of Credit	17,000,000	38%	14,000,000	41%	21%

CPCM Subordinated Debt Balance	16,755,528	38%	12,770,991	38%	31%
NCM Subordinated Debt Balance	1,862,173	4%	220,394	1%	745%

Subtotal Subordinated Debt	18,617,701	42%	12,991,385	38%	43%

Total Capital Available	$44,368,245	100%	$33,810,218	100%	31%

Members’ Capital, Distributions & Retained Earnings

Net profits are first allocated to Class A Members based on a preferred return percentage applied to their daily investment account balance. Remaining net profits are allocated to Class B Members according to their membership interests. For distributions, generally the Class A preferred return is fully distributed, and for Class B, typically 60% to 75% of the net profits allocated to the Class B Members are distributed annually and 25% to 40% are retained. In 2016, new Class A capital contributions were $700,000 and retained Class B net profits were $1.2 million.

Lines of Credit

Central Penn Capital Management, LLC and Noble Capital Management, LLC maintain revolving lines of credit. Loan advances are based on a borrowing base formula and certain financial covenants must be maintained annually. See Note 6 of our Notes to Consolidated Financial Statements, “Lines of Credit”.

Subordinated Debt

Central Penn Capital Management, LLC and Noble Capital Management, LLC have entered into subordinated loan agreements with various individuals and entities. See Note 7 of our Notes to Consolidated Financial Statements, “Subordinated Debt”.

Annual Maturities of Subordinated Debt:

		For the year ended December 31,

		2016	2015

Annual Maturities:	2016	$-	$3,871,294
	2017	7,721,311	2,780,447
	2018	5,317,874	4,096,426
	2019	960,438	288,799
	2020	2,488,993	1,954,419
	2021	2,129,085	-

Total Subordinated Debt		$18,617,701	$12,991,385

The proceeds from the current offering of Notes by the Issuer will allow the Issuer and the Operating Entities to ultimately consolidate their capital needs and capital planning at the Issuer level over the course of the next several years. The Issuer does not anticipate that any of the Operating Entities will raise further significant capital through the sale of additional subordinated, unsecured notes. As a result, the subordinated, unsecured notes previously issued by CPCM and NCM will be allowed to proceed to maturity without renewal or reissuance and/or may be repaid ahead of maturity in the Issuer’s discretion.

Loans Payable – Related Parties

In 2016, our affiliated companies, Noble Opportunity Fund I, LP and Noble Opportunity Fund II, LP, had available cash balances that were loaned to Central Penn Capital Management, LLC. This borrowing was used in place of line of credit advances. At December 31, 2016, our lines of credit had no balances and were fully available. Loans from related parties may not be consistently available in future periods.

See Note 5 of the Notes to the Consolidated Financial Statements, “Loans Payable – Related Parties”.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Results of Operations – Nine Months Ended September 2017 and September 2016

Following is a discussion of our results of operations for the nine months ended September 30, 2017 and September 30, 2016. The tables included in the period comparisons below provide summaries of our consolidated results of operations. The period-to-period comparisons of financial results are not necessarily indicative of future results.

The financial results for these interim periods have not been audited.

For the first nine months of 2017, net income increased by 15% to $2,085,278 when compared to the same period of 2016. This increase was mainly due to a 39% increase in gross profit from property sales offset by a 51% decrease in mortgage loan income and a 26% increase in operating expenses.

	For the nine months ended September 30,				Percentage Change
	2017 (unaudited)	% Sales	2016 (unaudited)	% Sales

Property Sales	$44,492,460	100%	$30,215,792	100%	47%
Property Acquisition Costs	35,337,659	79%	23,607,854	78%	50%

Gross Profit from Property Sales	9,154,801	21%	6,607,938	22%	39%

Mortgage Loan Income	976,772	2%	2,006,344	7%	-51%

Operating Expenses
Property Expenses	2,363,749	5%	1,625,703	5%	45%
Management Fees	1,845,600	4%	1,938,800	6%	-5%
Sales Commissions	2,469,732	6%	1,743,448	6%	42%
Loan Servicing and Broker Fees	224,778	1%	217,848	1%	3%
Loan Write-offs	92,859	0%	151,625	1%	-39%
Legal and Professional Fees	216,353	0%	62,486	0%	246%
Financial Fees	46,529	0%	19,793	0%	135%
Miscellaneous Expenses	7,188	0%	16,380	0%	-56%

Total Operating Expenses	7,266,788	16%	5,776,083	19%	26%

Income from Operations	2,864,785	6%	2,838,199	9%	1%

Investment Income	138,992	0%	236,370	1%	-41%

Other Income (Expense)
Interest Expense	(1,269,108)	-3%	(1,261,513)	-4%	1%
Other Income (Expense)	350,609	1%	4,001	0%	8663%

Total Other Income (Expense)	(918,499)	-2%	(1,257,512)	-4%	-27%

Net Income	$2,085,278	5%	$1,817,057	6%	15%

Property Sales

Total property sales revenue increased by 47% mainly due to the results of adding three new markets in the Mid-Atlantic during 2016. Sales revenue in these new markets was recognized throughout 2017. In contrast, 2016 was a startup year in these markets, and sales revenue was recognized over a partial period. Our strategy in 2016 was to focus on the Middle Atlantic states and exit other less profitable market areas.

Loan conversion properties are properties used as collateral for loans we acquire, and this real estate is subsequently obtained through foreclosure or deed in lieu of foreclosure. Sales of loan conversion properties fluctuate depending on our portfolio of loans and the number, timing and value of foreclosures we initiate. In 2017, several higher valued loan conversion properties were sold compared to 2016, adding to the overall increase in property sales revenue.

	For the nine months ended September 30,				Percentage Change
	2017	% of Total	2016	% of Total

Pennsylvania	$18,708,573	42%	$17,979,889	60%	4%
New Jersey	17,674,136	40%	4,013,255	13%	340%
Delaware	4,780,595	11%	5,277,827	17%	-9%
All Other States	-	0%	2,229,200	7%	-100%

Subtotal Acquired at Auction	41,163,304	93%	29,500,171	98%	40%
Loan Conversion Properties	3,329,156	7%	715,621	2%	365%

Total Property Sales	$44,492,460	100%	$30,215,792	100%	47%

Gross Profit from Property Sales

Gross profit from property sales increased by 39% in 2017, mainly driven by increased sales volume in new markets added in 2016. Gross profit in these new markets was recognized throughout 2017. In contrast, 2016 was a startup year in these markets and gross profit was recognized over a partial period.

Gross profits from loan conversion properties fluctuate depending on our portfolio of loans and the number, timing and value of foreclosures we initiate. As noted above, in 2017, several higher valued loan conversion properties were sold in comparison to 2016.

	For the nine months ended September 30,				Percentage Change
	2017	% of Sales	2016	% of Sales

Pennsylvania	$3,856,756	21%	$4,094,147	23%	-6%
New Jersey	3,751,086	21%	1,008,770	25%	272%
Delaware	1,022,817	21%	1,174,803	22%	-13%
All Other States	-	0%	210,767	9%	-100%

Subtotal Acquired at Auction	8,630,659	21%	6,488,487	22%	33%
Loan Conversion Properties	524,142	16%	119,451	17%	339%

Total Gross Profit Margin	$9,154,801	21%	$6,607,938	22%	39%

Mortgage Loan Income

Mortgage loan income decreased by 51% mainly due to holding a smaller mix of loan assets, receiving less in loan payments, and converting a higher number of loans to real estate in our Central Penn Capital Management, LLC subsidiary (CPCM). Noble Capital Management, LLC (NCM) had lower mortgage loan income in 2017 mainly due to holding a significant cost recovery asset from which all payments received reduced cost basis. This loan relationship is for an active residential subdivision under construction. In the first nine months of 2017, NCM received $2.5 million in loan payments and loaned $1.4 million for construction, resulting in a net reduction in our investment cost basis of $1.1 million.

	For the nine months ended September 30,		Percentage Change
	2017	2016
CPCM Loan Sales & Satisfaction	$287,942	$785,486	-63%
CPCM Loan Interest Income & Fees	602,651	816,837	-26%

Subtotal CPCM Mortgage Loan Income	890,593	1,602,323	-44%

NCM Loan Sales & Satisfaction	46,559	247,665	-81%
NCM Loan Interest Income & Fees	39,620	156,356	-75%

Subtotal NCM Mortgage Loan Income	86,179	404,021	-79%

Total Loan Sales & Satisfaction	334,501	1,033,151	-68%
Total Loan Interest Income & Fees	642,271	973,193	-34%

Total Mortgage Loan Income	$976,772	$2,006,344	-51%

Mortgage loan income recognition depends on the mix of accretable yield or cost recovery loans and whether each loan performs in accordance with its cash flow plan or is satisfied through payoff, sale, or conversion to real estate. Payments are generally allocated between income and principal, with principal applied to reduce our cost basis in the loan asset. Total mortgage loan payments applied in 2017 were 3% higher in comparison to 2016, with over $6.7 million of payments applied to reduce our loan portfolio cost basis.

	For the nine months ended September 30,		Percentage Change
	2017	2016
CPCM Mortgage Loan Income	$890,593	$1,602,323	-44%
CPCM Principal & Other Payments	4,046,774	4,419,456	-8%

Subtotal CPCM Mortgage Loan Payments	4,937,367	6,021,779	-18%

NCM Mortgage Loan Income	86,179	404,021	-79%
NCM Principal & Other Payments	2,742,295	1,096,508	150%

Subtotal NCM Mortgage Loan Payments	2,828,474	1,500,529	88%

Total Mortgage Loan Income	976,772	2,006,344	-51%
Total Principal & Other Payments	6,789,069	5,515,964	23%

Total Mortgage Loan Payments	$7,765,841	$7,522,308	3%

Operating Expenses

Property Expenses

Property expenses increased by 45% mainly due to the purchase of approximately 70 more properties for the first nine months of 2017 than in the same period of 2016 in order to support a higher sales volume. Because there was a corresponding increase in sales, property expenses as a percentage of sales was consistent at 5%. In addition, our weighted average days of ownership were consistent at approximately 150 days in both the 2017 and 2016 periods.

	For the nine months ended September 30,				Percentage Change
	2017	% of Sales	2016	% of Sales

Cash for Keys / Eviction	$43,736	0.1%	$78,209	0.3%	-44%
Initial Landscaping	266,911	0.6%	148,144	0.5%	80%
Property Insurance	97,523	0.2%	88,133	0.3%	11%
Legal Fees	57,115	0.1%	60,684	0.2%	-6%
Professional Fees	97,718	0.2%	54,178	0.2%	80%
Repairs & Maintenance	319,064	0.7%	318,734	1.1%	0%
Taxes & Other Settlement Fees	679,248	1.5%	389,553	1.3%	74%
Trashout & Cleaning	590,213	1.3%	369,794	1.2%	60%
Truck Stock	6,839	0.0%	4,752	0.0%	44%
Utilities	205,381	0.5%	113,522	0.4%	81%

Total Property Expenses	$2,363,749	5.3%	$1,625,703	5.4%	45%

Management Fees

Management fees to The Noble Group decreased by 5% in 2017. The decrease was mainly due to a lower monthly retainer paid by Central Penn Capital Management, LLC (CPCM). Starting in 2017, CPCM was able to structure a commission program in selected new markets where The Noble Group became the designated listing agent. With CPCM paying these new commissions to The Noble Group, it was able to reduce its monthly retainer. Offsetting this savings was a higher incentive reserve in CPCM based on achieving favorable financial performance targets, a higher monthly retainer due from Noble Capital Management, LLC, which began operations in 2016, and a higher level of support needed for the Issuer for administration and investment performance.

Monthly retainer fees are agreed upon to support continual, on-going services provided by The Noble Group to the Issuer and its subsidiaries. In addition, if defined net income targets are achieved, incentives are paid to The Noble Group.

	For the nine months ended September 30,		Percentage Change

	2017	2016

CPCM Retainer	$1,080,000	$1,410,000	-23%
CPCM Incentive Payment	520,600	371,000	40%
CPCM Other Management Fees	-	-	0%

Subtotal CPCM	1,600,600	1,781,000	-10%

NCM Retainer	135,000	52,500	157%
NCM Incentive Payment	36,500	46,500	-22%

Subtotal NCM	171,500	99,000	73%

Noble Advisors Retainer	47,700	-	NA
Noble Advisors Incentive Payment	25,800	58,800	-56%

Subtotal Noble Advisors	73,500	58,800	25%

Total Management Fees	$1,845,600	$1,938,800	-5%

Investment Income and Other Income and Expense

Investment Income

Investment income was lower by 41% in 2017 mainly due to lower income allocated to the Issuer from its investment in Noble Opportunity Fund II, LP. Noble Opportunity Fund I, LP completed operations at the end of 2016.

	For the nine months ended September 30,		Percentage Change

	2017	2016

Noble Opportunity Fund I (CPCM 1 Unit)	$-	$-	0%
Noble Opportunity Fund I (29%)	-	25,863	-100%
Noble Opportunity Fund II (19%)	138,992	210,507	-34%

Total Investment Income	$138,992	$236,370	-41%

Other Income (Expense)

Other income was significantly higher in 2017 due to a one-time early lease termination fee of approximately $420,000 received by Noble Capital Management, LLC. The right to collect this fee was acquired as part of a loan purchase.

Interest Expense

Interest expense was approximately the same in 2017 and 2016. Central Penn Capital Management, LLC and Noble Capital Management, LLC have continued to add subordinated loans while reducing the interest rates offered in order to achieve a lower cost of capital.

	For the nine months ended September 30,		Percentage Change

	2017	2016

CPCM Line of Credit	$73,585	$169,421	-57%
CPCM Subordinated Loans	1,009,495	852,245	18%
CPCM Affiliated Company Loans	134,531	189,814	-29%

Subtotal CPCM	1,217,611	1,211,480	1%

NCM Line of Credit	-	13,954	-100%
NCM Subordinated Loans	107,215	37,255	188%

Subtotal NCM	107,215	51,209	109%

Noble Advisors Short-Term Loans	-	48,175	-100%

Total Lines of Credit	73,585	183,375	-60%
Total Subordinated Loans	1,116,710	889,500	26%
Total Affiliated Company Loans	134,531	189,814	-29%
Total Short-Term Loans	-	48,175	-100%
Elimination of Affiliated Company Loans	(55,718)	(49,351)	13%

Total Interest Expense	$1,269,108	$1,261,513	1%

Assets Under Management (at cost)

Assets under management increased by 8% to $39.7 million in 2017. Residential real estate acquired at auction increased by 37% mainly due to growth in new markets in the Middle Atlantic area. Our loan conversion real estate increased significantly in 2017 including commercial properties in West Chester, Pennsylvania, Blue Ridge, Georgia, Fond du Lac, Wisconsin, and Roebling, New Jersey.

	September 30,				Percentage Change

	2017	% of Total	2016	% of Total

Residential Real Estate (acquired at auction)	$22,880,340	58%	$16,680,234	46%	37%

Loan Conversion - Residential Real Estate	2,232,753	6%	2,581,069	7%	-13%
Loan Conversion - Commercial Real Estate	4,432,469	11%	-	0%	NA

Subtotal Loan Conversion Real Estate	6,665,222	17%	2,581,069	7%	158%

Total Real Estate	29,545,562	74%	19,261,303	53%	53%

Total Loans	10,160,243	26%	17,362,119	47%	-41%

Total Assets Under Management (at cost)	$39,705,805	100%	$36,623,422	100%	8%

Cash Flow Analysis

The following table summarizes cash flows for the nine months ended September 30, 2017 and 2016:

	For the nine months ended September 30,		Dollar Change

	2017	2016

Net Cash Used in Operating Activities	$(4,753,375)	$(10,359,555)	$5,606,180
Net Cash Provided by Investing Activities	117,622	130,879	(13,257)
Net Cash Provided by Financing Activities	4,890,286	9,678,921	(4,788,635)

Net Increase (Decrease) in Cash	$254,533	$(549,755)	$804,288

Operating Activities

Cash flows used in operating activities were $4.8 million in the first nine months of 2017 compared to $10.4 million for the same time period in 2016. Net cash used in operating activities is driven by our net income adjusted for non-cash items and changes in operating assets and liabilities. The $5.6 million decrease in cash flows used in operating activities was primarily due to a comparative increase in cash received from mortgage loan holdings of $8.5 million, offset by cash used for commercial real estate assets of $2.6 million.

Investing Activities

Cash flows provided by investing activities were consistent in both the 2017 and 2016 periods, representing cash distributions received from Noble Opportunity Fund I, LP and Noble Opportunity Fund II, LP.

Financing Activities

Cash flows provided by financing activities were $4.9 million in the 2017 period compared to $9.7 million in the 2016 period. The decrease in cash provided by financing activities was primarily due to comparative decreases in borrowing from affiliated companies of $8.7 million, proceeds from the issuance of subordinated debt of $1.8 million, and capital transactions of $600,000, offset by an increase in cash received from lines of credit of $6.3 million.

Liquidity and Capital Resources

Our operations are primarily funded through members’ capital, bank lines of credit, and issuance of subordinated debt by our subsidiaries. Through these sources, we have sufficient liquidity to meet our business needs and financial obligations.

	September 30,				Percentage Change

	2017	% of Total	2016	% of Total

Class A Membership Balance	$3,875,000	7%	$3,200,000	7%	21%
Class B Membership Balance	6,024,130	10%	4,901,218	11%	23%

Subtotal Members’ Capital	9,899,130	17%	8,101,218	18%	22%

CPCM Line of Credit (Max Available)	14,000,000	24%	14,000,000	32%	0%
NCM Line of Credit (Max Available)	5,000,000	9%	3,000,000	7%	67%
SCM Line of Credit (Max Available)	3,500,000	6%	-	0%	NA
CCM Line of Credit (Max Available)	3,500,000	6%	-	0%	NA

Subtotal Lines of Credit	26,000,000	44%	17,000,000	39%	53%

CPCM Subordinated Debt Balance	20,040,596	34%	16,396,294	37%	22%
NCM Subordinated Debt Balance	2,620,572	4%	1,419,454	3%	85%
Noble Advisors Short-term Loan	-	0%	1,000,000	2%	-100%

Subtotal Subordinated Debt	22,661,168	39%	18,815,748	43%	20%

Total Capital Available	$58,560,298	100%	$43,916,966	100%	33%

Members’ Capital, Distributions & Retained Earnings

Net profits are first allocated to Class A Members based on a preferred return percentage applied to their daily investment account balance. Remaining net profits are allocated to Class B Members according to their membership interests. For distributions, generally the Class A preferred return is fully distributed, and for Class B, typically 60% to 75% of the net profits allocated to the Class B Members are distributed annually and 25% to 40% are retained. Through September 2017, net Class A capital contributions received were $675,000 and retained Class B net profits were $1.1 million.

Lines of Credit

Central Penn Capital Management, LLC and Noble Capital Management, LLC maintain revolving lines of credit. New lines of credit were secured in 2017 for Chesapeake Capital

Management, LLC and Susquehanna Capital Management, LLC. Loan advances are based on a borrowing base formula and certain financial covenants must be maintained annually.

Subordinated Debt

Central Penn Capital Management, LLC and Noble Capital Management, LLC have entered into subordinated loan agreements with various individuals and entities.

Annual Maturities of Subordinated Debt:

		September 30,

		2017	2016

Annual Maturities:	9/30/2017	$-	$8,293,248
	9/30/2018	13,564,765	5,438,673
	9/30/2019	1,693,299	1,037,429
	9/30/2020	1,402,139	1,208,584
	9/30/2021	3,237,647	2,837,814
	9/30/2022	2,763,318	-

Total Subordinated Debt		$22,661,168	$18,815,748

The proceeds from the current offering of Notes by the Issuer will allow the Issuer and the Operating Entities to ultimately consolidate their capital needs and capital planning at the Issuer level over the course of the next several years. The Issuer does not anticipate that any of the Operating Entities will raise further significant capital through the sale of additional subordinated, unsecured notes. As a result, the subordinated, unsecured notes previously issued by CPCM and NCM will be allowed to proceed to maturity without renewal or reissuance and/or may be repaid ahead of maturity in the Issuer’s discretion.

Loans Payable – Related Parties

At September 30, 2016, our affiliated companies, Noble Opportunity Fund I, LP (NOF I) and Noble Opportunity Fund II, LP (NOF II), had available cash balances of $5 million that were loaned to Central Penn Capital Management, LLC (CPCM). At September 30, 2017, NOF I had been repaid in full and CPCM had paid down its loan from NOF II to approximately $900,000. This borrowing was used in place of line of credit advances. Loans from related parties may not be consistently available in future periods.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The information provided herein was not intended or written to be used, and cannot be used by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer. This information has been provided to support the promotion or marketing of the offering of the Notes. Any person proposing to invest in the Notes is urged to seek advice based on that person’s particular circumstances from an independent tax advisor.

The income tax consequences of an investment in the Notes are complex. Accordingly, Investors should not consider this discussion as a substitute for careful individual tax planning. You are urged to consult with your tax advisors, attorneys or accountants on matters relating to an investment in the Notes, with special reference to your own situation and potential future changes in tax laws and regulations.

The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing regulations thereunder (the “Regulations”), published rulings and court decisions. The Code and the Regulations are constantly subject to change, and the interpretations of the Code and the Regulations may be modified or affected at any time by Congress, the Department of the Treasury or judicial decision. It should be noted that any such change could be applied retroactively. Many provisions of the Code that significantly affect the tax consequences of investments in entities taxable as partnerships with investments in real estate have not yet been the subject of court decisions or authoritative interpretation by the IRS. It is impossible to predict what tax legislation, if any, will be enacted, and there can be no assurance that proposals that would adversely affect an investment in the Issuer will not be enacted into law.

No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the Issuer for Federal income tax purposes.

The following discussion, and any other statements in this Memorandum pertaining to Federal income tax consequences of the ownership of Notes, generally address only aspects considered to be of interest to a typical individual investor who is a citizen or resident of the United States. Investors that are subject to special tax rules, including, but not limited to, governmental entities, insurance companies, banks, thrifts, traders of securities that elect to use a mark-to-market method of accounting for their securities holdings and organizations exempt from taxation should consult their own tax advisors as to the applicability of such special rules to an investment in the Issuer. The description herein of the tax effects of owning Notes is based on the expectation that the Notes will be respected as debt for Federal income tax purposes.

It will be the responsibility of each investor to prepare and file all appropriate income tax returns that may be required as a result of the purchase of a Note. An IRS audit of the Issuer may also result in a complete audit of an Investor’s tax return.

Summary of Material Tax Aspects

The following summarizes the primary material Federal income tax aspects for an investment in the Issuer.

The analysis contained in this section is contingent upon the Notes being characterized as debt. The mere fact that an advance of funds to an entity is labeled as debt does not necessarily mean it is debt for Federal income tax purposes. The proper characterization of a financial relationship as debt or equity is determined based on all the facts and circumstances. Judicial decisions analyzing the debt versus equity issue often have cited a list of factors that may be relevant to the determination of whether the structure in question constitutes debt or equity. An examination of these cases suggests that no one factor has been deemed by the courts to be controlling or decisive. Among the factors considered by the courts have been the following: (i) the names given to any certificate of ownership evidencing the indebtedness or investment; (ii) the source of the payment; (iii) the right to enforce the payment of principal and interest; (iv) participation in management; (v) a status equal to or inferior to that of regular creditors; (vi) the intent of the parties; (vii) “thin” or inadequate capitalization; (viii) an identity of interest between the creditor and the equity owner; (ix) payment of interest only out of funds which would be a source of dividends; and (x) the borrower’s ability to obtain loans from outside lending institutions. Although the Issuer believes that the Notes have the indicia of debt, should the IRS re-characterize the Notes at any time as equity interests in the Issuer, the state, local and Federal income tax consequences will be substantially different.

The tax consequences to Investors of the Notes differ depending on whether the payments received by the Investor from the Issuer are repayments of principal or are repayments of interest. Interest payments will be ordinary income to the Investors at the time they are received. Repayments of principal, on the other hand, are non-taxable to the Investors as returns of capital.

In the event the Issuer becomes unable to repay the Notes pursuant to their terms, the Notes will be viewed as bad debt. Losses from bad debt that do not arise in the course of an individual taxpayer’s business (or businesses) are treated as short-term capital losses. As such, they are subject to the capital loss deduction limitations. Specifically, taxpayers can automatically deduct up to $3,000 of capital losses each year even if they have no capital gains ($1,500 if married filing separate status). Additional capital losses can only be deducted against capital gains from other sources. Therefore, if an Investor has a non-business bad debt loss arising from the Issuer’s inability to repay the Notes, but has capital gains that are less than the capital losses, it may take many years to fully deduct the bad debt loss.

In addition to the Federal income tax consequences described above, Investors may be subject to state and local tax consequences by reason of investment in the Issuer. Interest payments to Investors will generally be required to be included in determining the Investor’s reportable income for state or local income tax purposes in the jurisdiction in which the Investor is a resident. Further, upon the Investor’s death, estate or inheritance taxes might be payable in such jurisdictions based upon the Investor’s interest in the Issuer. Depending upon the applicable state and local laws, tax benefits that are available to the Investor for Federal income tax purposes may not be available to the Investor for state or local income tax purposes.

Investors are urged to consult their personal tax advisor regarding the impact of state and local taxes upon an investment in the Issuer. A discussion of state and local tax law is beyond the scope of this Confidential Private Offering Memorandum.

ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Notes. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the prospective investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Notes, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed IRA, other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)	sales or exchanges of property;

(b)	lending of money or other extension of credit;

(c)	furnishing of goods, services or facilities; and

(d)	transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)	deals with plan assets for his own account;

(b)	acts on the behalf of parties whose interests are adverse to the interest of the plan; or

(c)	receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)	fiduciaries;

(b)	persons rendering services of any nature to the plan;

(c)	employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)	spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)	employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)	entities in which any of the above-described parties hold interests of 50% or more; and

(g)	10% or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in the Company

If a prospective investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Company is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Notes.

Prospective investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Company as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Company assets will not be considered plan assets if less than 25% of the value of the Notes is held by Employee Benefit Plans and Other Benefit Arrangements.

The Company anticipates that if any investor is an Employee Benefit Plan subject to ERISA, the Company will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the 25% limit is not exceeded. Because the 25% limit is determined after every subscription or redemption, the Company has the authority to require the redemption of all or some of the Notes held by any Investor that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Notes, in the sole opinion of the Company, could result in the Company being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in the Company, the Company anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the 25% limit. This may cause the underlying assets of the Company to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Memorandum is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, prospective investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Notes and as to potential changes in the applicable law.

REPORTS

Annual Audited Financial Statements

For fiscal year 2017 and subsequent years, the Issuer will mail audited financials to Investors on an annual basis. Copies of the audited financial statement will be furnished to each Note holder within 120 days after the end of each Fiscal Year. The Fiscal Year of the Issuer ends on December 31st. The Issuer’s audited, consolidated financial statements for 2016 and the Issuer’s unaudited, consolidated financial statements for 2015 are included in this Offering Circular beginning at page F-1.

Quarterly Performance Reports

Quarterly performance reports will be provided to Note holders no later than 45 days after the end of each calendar quarter. These quarterly performance reports are internally prepared by the Issuer and typically include an overview of business activity and a balance sheet and income statement for the prior quarter.

Quarterly Investor Statements

Each Note holder will receive an Investor Statement after each calendar quarter. Investor Statements will include details of the interest earned on their Note and other pertinent financial information specific to the Note.

ACCOUNTANTS

The audited, consolidated financial statements of Noble Advisors, LLC as of December 31, 2016, have been included herein in reliance upon the report of Acuity Advisors and CPAs, independent accounting firm, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Noble Advisors, LLC as of December 31, 2015 have not been audited.

LEGAL COUNSEL

The law firm of Barley Snyder LLP (“Counsel”) represents the Issuer in connection with this Offering and the preparation of certain documents relating to the Notes described in this Memorandum. Counsel is not responsible for the accuracy or completion of this Memorandum or the information set forth herein. Counsel does not represent the legal, tax or any other interest of Investors or Note holders. No Note holder, Investor or recipient of this Memorandum should impute or imply any duty on the part of Counsel, or any member of Counsel, at any time, present or future, to advise or inform the Investors or recipients with respect to any information received or obtained by Counsel relating to the Issuer.

Investors should not construe the contents of this Memorandum or any written or oral communications from the Issuer, or the employees, agents or affiliates of The Noble Group, as advice of any kind, including, without limitation, tax, legal, accounting, or investment advice. Investors are encouraged to consult their own independent advisors, including legal counsel and financial advisors, in connection with a potential investment in the Notes.

ACCESS TO ADDITIONAL INFORMATION

Subject to the discretion of the Issuer, Investors and/or their professional advisors are invited to review at the office of the Issuer, at any reasonable time upon advance notice, materials available from the Issuer relating to its activities, its management and this Offering.

The Issuer will answer inquiries from Investors and/or their designated representatives or advisors concerning the Issuer and any other matters relating to the organization and operations of the Issuer and the Offering and sale of the Notes and will afford to Investors and/or their professional advisors the opportunity to obtain additional information (to the extent that the Issuer possesses such information, or can acquire it without unreasonable effort or expense, and to the extent that such information is not regarded by the managers as a trade secret) necessary to assess the accuracy of representations or information set forth in this Memorandum. Notwithstanding the foregoing, for competitive and other reasons, to the extent allowed by law and by generally accepted accounting principles, the identity of the properties held by the Issuer may be kept confidential from Investors and, in such case, the Issuer will reveal information regarding such properties at its sole discretion.

Copies of any of the documents summarized or referenced herein that are not attached hereto may be obtained by writing to or calling the Issuer at:

Terry Hertzog

Noble Advisors, LLC

1817 Olde Homestead Lane

Suite 101

Lancaster, PA 17601

(717) 398-0700 x 130 (office)

(717) 271-8317 (cell)

thertzog@nobleweb.com

NOBLE ADVISORS, LLC

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

See opportunity more clearly.

NOBLE ADVISORS, LLC

AND SUBSIDIARIES

DECEMBER 31, 2016

Independent Auditor’s Report

To Management

Noble Advisors, LLC and Subsidiaries

Lancaster, Pennsylvania

We have audited the accompanying consolidated financial statements of Noble Advisors, LLC and Subsidiaries, which includes Noble Advisors, LLC (a limited liability company), Noble Capital Management, LLC (a limited liability company) and the consolidation of Central Penn Capital Management, LLC and subsidiaries including Central Penn Capital Management, LLC (a limited liability company), Horizon Residential Loan Servicing, LLC (a limited liability company), Chesapeake Loan Servicing, LLC (a limited liability company) and Susquehanna Home Finance, LLC (a limited liability company), which comprise the consolidated balance sheet as of December 31, 2016 and the related consolidated statements of income, member’s capital and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Noble Advisors, LLC and Subsidiaries as of December 31, 2016 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Acuity Advisors and CPAs, LLP

May 17, 2017

2

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

		%

Property Sales	44,373,491	100.00

Property Acquisition Costs	35,000,555	78.88

Gross Profit from Property Sales	9,372,936	21.12

Mortgage Loan Income
Gain on Mortgage Satisfaction	1,952,423	4.40
Gain on Sale of Mortgage Loans	606,126	1.37
Mortgage Loan Interest Income	1,138,666	2.57
Mortgage Note Discount	15,709	0.03
Other Mortgage Loan Income	61,518	0.14

Total Mortgage Loan Income	3,774,442	8.51

Operating Expenses
Financial Fees	27,587	0.06
Legal and Professional Fees	119,506	0.27
Loan Fee Amortization	7,000	0.02
Loan Servicing and Broker Fees	430,485	0.97
Loan Write-offs	238,652	0.54
Management Fees	2,706,807	6.10
Miscellaneous Expenses	22,229	0.05
Property and Liability Insurance	122,526	0.28
Property Expenses	2,205,194	4.97
Sales Commissions	2,526,806	5.69

Total Operating Expenses	8,406,792	18.95

Income from Operations	4,740,586	10.68

Investment Income
Noble Opportunity Fund I, LP	278,027	0.63
Noble Opportunity Fund II, LP	228,345	0.51

Total Investment Income	506,372	1.14

Other Income (Expense)
Interest Expense	(1,700,329)	(3.83)
Other Income	3,800	0.01
Net Residential Rental Income	7,483	0.02

Net Other Expense	(1,689,046)	(3.80)

Net Income	3,557,912	8.02

The accompanying notes are an integral part of the financial statements.

3

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBER’S CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Member’s Capital - January 1	6,818,833

Net Income	3,557,912
Capital Contributions	935,034
Capital Distributions	(2,561,235)

Net Increase	1,931,711

Member’s Capital - December 31	8,750,544

The accompanying notes are an integral part of the financial statements.

4

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Assets

Current Assets
Cash	1,013,664
Accounts Receivable	244,175
Loan Receivable - Related Party	429,065
Prepaid Expenses	52,815
Residential Real Estate Inventory	15,568,685
Commercial Real Estate Inventory	1,811,712
Mortgage Notes	10,621,962
Cash Escrows	197,916
Other Assets	18,506

Total Current Assets	29,958,500

Property and Equipment
Residential Rental Properties	1,115,861
Accumulated Depreciation	(24,053)

Net Property and Equipment	1,091,808

Long-Term Assets
Investment in Noble Opportunity Fund I, LP	46,652
Investment in Noble Opportunity Fund II, LP	160,408
Mortgage Notes	4,428,968

Total Long-Term Assets	4,636,028

Total Assets	35,686,336

5

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Liabilities and Member’s Capital

Liabilities

Current Liabilities
Accounts Payable	1,139,712
Accrued Expenses and Other Liabilities	825,682
Accrued Interest	143,384
Accrued Capital Distribution	1,622,058
Mortgage Escrows and Prepayments	65,399
Short Term Loans - Related Party	4,521,856
Current Maturities of Subordinated Debt	7,721,311

Total Current Liabilities	16,039,402

Long-Term Liabilities
Subordinated Debt	10,896,390

Total Liabilities	26,935,792

Member’s Capital	8,750,544

Total Liabilities and Member’s Capital	35,686,336

The accompanying notes are an integral part of the financial statements.

5

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Operating Activities
Net Income	3,557,912
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Changes in Operating Assets and Liabilities
Depreciation Expense	14,950
Net Income from Investments	(506,372)
Accounts Receivable	674,964
Loan Receivable - Related Party	106,478
Prepaid Expenses	(35,434)
Real Estate Inventory	(5,954,453)
Commercial Real Estate	(1,811,712)
Mortgage Notes	(1,338,395)
Cash Escrows	(21,974)
Other Assets	(1,382)
Net Purchase of Residential Rental Properties	(1,000,764)
Accounts Payable	315,543
Accrued Escrows and Prepayments	60,162
Accrued Expenses and Other Liabilities	520,975
Accrued Taxes	0
Accrued Interest	45,071

Net Cash Used in Operating Activities	(5,374,431)

Investing Activities
Return of Capital from Noble Opportunity Fund I, LP	312,061
Return of Capital from Noble Opportunity Fund II, LP	109,433

Net Cash Provided Used in Investing Activities	421,494

Financing Activities
Net Repayments - Line of Credit	(4,528,963)
Net Proceeds from Subordinated Debt	5,626,316
Proceeds from Short-Term Debt	4,521,856
Capital Contributions	935,034
Capital Distributions	(2,226,270)

Net Cash Provided by Financing Activities	4,327,973

Net Change in Cash	(624,964)

Cash - January 1	1,638,628

Cash - December 31	1,013,664

Other Requested Information
Cash Paid During the Period for Interest	1,655,258

The accompanying notes are an integral part of the financial statements.

6

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 1 -	Summary of Significant Accounting Policies

Nature of Business

Noble Advisors, LLC, a holding company, was formed on March 31, 2008. Noble Advisors, LLC is the sole owner of Central Penn Capital Management, LLC and its wholly-owned subsidiaries and Noble Capital Management, LLC. Noble Advisors, LLC is invested in Noble Opportunity Fund I, LP and Noble Opportunity Fund II, LP.

Central Penn Capital Management, LLC, along with its wholly-owned subsidiaries, Horizon Residential Loan Servicing, LLC, Chesapeake Loan Servicing, LLC and Susquehanna Home Finance, LLC, is engaged in the acquisition of residential properties at foreclosure sales or other similar distressed property sales primarily in the Middle Atlantic Region of the United States. The acquired properties are repaired or renovated and resold at retail. Central Penn Capital Management, LLC and subsidiaries is also engaged in the purchase of pools of mortgage loans secured by real estate throughout the United States. These mortgages will be serviced until disposed of in the normal course of business, satisfied by the owner or foreclosed with the property being resold at retail.

Noble Capital Management was formed on November 9, 2015 and is engaged in the purchase of pools of mortgage loans secured by real estate throughout the United States. These mortgages will be serviced until disposed of in the normal course of business, satisfied by the owner or foreclosed with the property being resold at retail.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Under the accrual basis, support and revenue are recognized when earned and expenses are recognized when incurred.

Principles of Consolidation

The consolidated financial statements include the accounts of Noble Advisors, LLC, Central Penn Capital Management, LLC and its wholly-owned subsidiaries and Noble Capital Management, LLC (the “Entities”). The subsidiaries of Central Penn Capital Management, LLC include Horizon Residential Loan Servicing, LLC, Chesapeake Loan Servicing, LLC and Susquehanna Home Finance, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For the purposes of the Consolidated Statement of Cash Flows, the Entities consider all cash and short-term highly liquid debt instruments to be cash equivalents.

The Entities maintain cash balances at various banks that are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. At certain times during the year, the balances may exceed the FDIC maximum.

7

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 1 -	Summary of Significant Accounting Policies - (Continued)

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Historically, the Entities have not incurred significant bad debts and, therefore, no allowance for doubtful accounts is included in the accompanying financial statements for the year ended December 31, 2016.

Real Estate Inventory

Inventory consists of short-term real estate holdings stated at the lower of carrying value or fair value less cost to sell, determined on the specific cost basis.

Mortgage Loans

The Entities acquire mortgage loans individually and in groups or portfolios that have experienced deterioration of credit quality between origination and the Entities’ acquisition of the mortgage loans. The amount paid for a mortgage loan reflects the Entities’ determination that it is probable the Entities will be unable to collect all amounts due according to the mortgage loan’s contractual terms.

The Entities consider expected repayments and estimate the amount and timing of undiscounted expected principal, interest and other cash flows (expected at acquisition) for each mortgage loan and, subsequently, aggregated pool of mortgage loans. The Entities determine the excess of the mortgage loan’s or pool’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted (nonaccretable difference). The remaining amount representing the excess of the loan’s cash flows expected to be collected over the amount paid is accreted into interest income over the remaining life of the mortgage loan or pool (accretable yield).

The Entities acquire most mortgage loans with the intent of negotiating a settlement of the mortgage loan with the debtor or obtaining the underlying collateral and reselling the properties. Certain of the mortgage loans acquired by the Entities are accounted for using the cost recovery income recognition model because the Entities cannot reasonably estimate cash flows expected to be collected. Income on a cost recovery loan is only recognized once the cost basis of the loan is recovered. Certain mortgage loans acquired by the Entities are accounted for using the cash basis method whereby cash received is applied per the terms of the contract. The Entities also originate loans on a case by case basis, typically lending money to construction companies for lots to be completed and sold with terms of one to three years. For mortgage loans satisfied by the owner, the Entities recognize gain on the mortgage satisfaction upon settlement with the owner. Properties foreclosed on, or received via deed in lieu of foreclosure, are transferred to short-term real estate inventory at carrying value for resale or to Property held for leasing until disposition.

8

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 1 -	Summary of Significant Accounting Policies - (Continued)

Mortgage Loans - (Continued)

Over the life of the mortgage loan or pool, the Entities continue to estimate cash flows expected to be collected. The Entities evaluate at the Balance Sheet date whether the present value of its mortgage loans determined using the effective interest rates has decreased and, if so, recognize a valuation allowance. The present value of any subsequent increase in the mortgage loan’s or pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing reserve for that mortgage loan or pool. For any remaining increases in cash flows expected to be collected, the Entities adjust the amount of accretable yield recognized on a prospective basis over the mortgage loan’s or pool’s remaining life.

The Entities have established a reserve of $131,421 for the year ended December 31, 2016.

Residential Rental Real Estate

Properties foreclosed upon or received via deed in lieu of foreclosure that are transferred to property held for leasing are stated at cost. An expenditure greater than $5,000 that increased the value or the life of the property is also capitalized. Repairs and maintenance expenditures not meeting the criteria for capitalization are expensed as incurred.

Depreciation expense is calculated using the straight-line method over the expected life of the assets, which is 27.50 years. Depreciation expense related to residential rental real estate was $14,950 for the year ended December 31, 2016. Accumulated depreciation was $24,053 for the year ended December 31, 2016.

Income Taxes

Noble Capital Management, LLC, Central Penn Capital Management, LLC, Horizon Residential Loan Servicing, LLC, Chesapeake Loan Servicing, LLC and Susquehanna Home Finance, LLC are disregarded entities for tax purposes and, therefore, are not subject to income taxes as separate entities. These limited liability companies are wholly-owned by Noble Advisors, LLC, which files partnership income tax returns. Taxes on income of the partnership are determined by the individual circumstances of each member based on the individual income tax returns of the members. Accordingly, these financial statements do not reflect a provision for income taxes although the Entities may accrue distributions to the members to fund income tax liabilities. In addition, the Entities have no tax positions that must be considered for disclosure. If applicable, the Entities will recognize accrued interest related to unrecognized tax liabilities in interest expense and penalties in other expense. The Entities had no interest or penalties related to unrecognized tax liabilities for the year ended December 31, 2016. The Entities are no longer subject to most federal, state and local income tax examinations by tax authorities for years before 2013.

Revenue Recognition

Revenue from sales of short-term real estate inventory is recognized upon settlement of the sale transaction.

9

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 1 -	Summary of Significant Accounting Policies - (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Note 2 -	Cash Escrows

Cash Escrows represent funds held for potential post-settlement costs of real estate sales. Cash escrows totaled $197,916 at December 31, 2016.

Note 3 -	Mortgage Loans

The Entities have mortgage loans that were acquired with evidence of deterioration of credit quality and for which it was probable, at acquisition, that all contractually required payments would not be collected. The Entities account for these loans under the accretable yield method, the cost recovery method, cash basis method or as originated loans.

Below are carrying amounts recognized on the Consolidated Balance Sheet under each method as of December 31:

Carrying Amount
Mortgage Loans - Accretable Yield Method	4,971,406
Mortgage Loans - Cost Recovery Method	8,084,733
Mortgage Loans - Cash Basis Method	659,375
Mortgage Loans - Originated Loans	1,335,416

Carrying Amount of Loans - December 31	15,050,930

Outstanding Principal Balance of Loans - December 31	32,573,793

For certain loans, the Entities recognize income using the accretable yield method. Accretable yield represents the expected cash flows of the loan in excess of the initial investment of the loan. This yield is recognized as interest income over the life of the loan. The difference between total contractual cash flows and cash flows expected at acquisition is nonaccretable, and income is not recognized on this difference. The summary below shows the activity for accretable yield loans during 2016. The disposals noted below represent the gain recognized during the year for loans that were being accounted for under the accretable yield method but were satisfied or sold during the year.

10

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 3 -	Mortgage Loans - (Continued)

The accretable yield balances below represent the remaining expected cash flows in excess of the cost basis of the loans as of the year-end to be recognized as interest income over the lives of the loans.

Balance - January 1	3,821,171

Additions	2,836,146
Purchases from Related Party	559,226
Accretion	(865,581)
Transfer To Nonaccretable Yield Classification	(1,130,711)
Disposals	(1,112,561)

Balance - December 31	4,107,690

Accretable Yield Loans Acquired or Reclassified From Cost Recovery Loans

Contractually Required Payments Receivable at Acquisition	7,299,943

Cash Flows Expected to be Collected at Acquisition	7,281,228

Basis in Acquired Loans at Acquisition	4,070,101

Certain mortgage loans acquired are accounted for using the cost recovery income recognition model because the Entities cannot reasonably estimate cash flows expected to be collected. Income on a cost recovery loan is only recognized once the cost basis of the loan is recovered.

Certain mortgage loans acquired are accounted for using the cash basis income recognition model whereby interest income is recognized when received; however, no additional income is recognized until the basis of the loan is recovered.

Note 4 -	Investment in Limited Liability Companies

Central Penn Capital Management, LLC and Noble Advisors, LLC own minority interests in Noble Opportunity Fund I, LP. The Entities account for this investment on the equity method and have included in income their pro rata shares of Noble Opportunity Fund I, LP’s net income for the year ended December 31, 2016. The income recognized as of December 31, 2016 is $278,027.

Noble Advisors, LLC owns a 19% interest in Noble Opportunity Fund II, LP. The Entity accounts for this investment on the equity method and has included in income its pro rata share of Noble Opportunity Fund II, LP’s net income for the year ended December 31, 2016. The income recognized as of December 31, 2016 is $228,345.

11

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 5 -	Loans Payable - Related Parties

Central Penn Capital Management, LLC has a short-term loan due to Noble Opportunity Fund I, LP that is payable on demand. The agreement originated on April 13, 2016 in the amount of $500,000 and has fluctuated based upon payments made. Interest accrued at a rate of 6.50% through June 1, 2016 when the rate was changed to 5.00%. The outstanding balance of the loan at December 31, 2016 was $344,896.

Central Penn Capital Management, LLC has a short-term loan due to Noble Opportunity Fund II, LP that is payable on demand. The agreement originated on February 11, 2016 in the amount of $1,300,000 and has fluctuated based upon payments made. Interest accrues on the unpaid balance at a rate of 4.5%. The outstanding balance of the loan at December 31, 2016 was $4,176,959.

Note 6 -	Lines of Credit

Central Penn Capital Management, LLC maintains a revolving line of credit agreement with BB&T to a maximum borrowing of $14,000,000. The line is secured by all assets of Central Penn Capital Management, LLC and each subsidiary. The line is also secured by the guarantees of Noble Advisors, LLC and Noble Real Estate, LLC and the personal guarantee of Gregory K. and Katherine L. Millen. Loan advances are based on a borrowing base formula.

Interest, payable monthly, accrues on the outstanding balance at the Wall Street Journal prime rate plus 0.50%. There were no borrowings on the credit facility at December 31, 2016. The line of credit is subject to annual review for renewal. The loan agreement with BB&T requires the Company to maintain certain financial covenants to be measured annually. On December 19, 2016, the line of credit agreement was renewed; extending the maturity date to August 31, 2017.

On April 12, 2016, Noble Capital Management, LLC entered into a revolving line of credit agreement with Orrstown Bank to a maximum borrowing of $3,000,000. The line is secured by all assets of Noble Capital Management, LLC and the personal guarantees of Gregory K. and Katherine L. Millen. Loan advances are based on a borrowing base formula. Interest, payable monthly, accrues on the outstanding balance at the rate greater of the prime rate plus 0.50% or 4.00% per annum. There were no borrowings on the credit facility at December 31, 2016. The loan agreements require that Noble Capital Management, LLC maintain certain financial covenants to be measured annually.

Note 7 -	Subordinated Debt

The Entities have entered into subordinated loan agreements with various individuals and entities to an aggregate loan amount of $18,617,701 as of December 31, 2016.

The note obligations mature on various dates through December 31, 2026 and require quarterly interest payments at annual rates ranging from 3.25% to 10.50%. The Entities have the right to change the stated interest rate and the payee may demand payment in full on certain dates as specified in the loan agreement, determined by the chosen interest rate.

Related party debt included with Subordinated Debt totaled $3,308,844 at December 31, 2016.

12

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 7 -	Subordinated Debt - (Continued)

Annual maturities of Long-Term Subordinated Debt for subsequent years are as follows:

	Related Party	Other	Total

Year Ending December 31, 2017	1,312,140	6,409,171	7,721,311
2018	1,555,993	3,761,881	5,317,874
2019	92,341	868,097	960,438
2020	217,286	2,271,707	2,488,993
2021	131,084	1,998,001	2,129,085

	3,308,844	15,308,857	18,617,701

Note 8 -	Related Party Relationships and Transactions

Ownership and Position

Gregory K. Millen serves as President and is the sole Member of Noble Real Estate, LLC, which serves as the Manager of Noble Advisors, LLC, Central Penn Capital Management, LLC and subsidiaries, and Noble Capital Management, LLC. Noble Real Estate, LLC also serves as a General Partner of Noble Opportunity Fund I, LP and Noble Opportunity Fund II, LP. Noble Advisors, LLC is a limited partner in Noble Opportunity Fund I, LP and Noble Opportunity Fund II, LP.

Gregory K. Millen is the 90% owner of Noble Advisors, LLC.

Noble Real Estate, LLC serves as the General Partner of Junction Holdings, LP, with Gregory K. Millen and Katherine L. Millen as Limited Partners.

In these capacities, Mr. Millen is in a position to and, in the future, may influence transactions for the benefit of these or other entities under his control.

Account Balances and Transactions

The following is a summary of related party transactions:

Accounts Payable Due to Noble Opportunity Fund II, LP	11,650
Accounts Payable and Accrued Amounts Due to Noble Real Estate, LLC	1,120,854
Selling Commissions to Noble Real Estate, LLC	912,553
Repairs and Maintenance Expenses to Noble Real Estate, LLC	207,064
Management, Service and Incentive Fees to Noble Real Estate, LLC	3,091,144
Short-Term Loan Due to Noble Opportunity Fund I, LP	344,896
Short-Term Loan Due to Noble Opportunity Fund II, LP	4,176,959
Loan Receivable Due from Noble Opportunity Fund I, LP	292,060
Loan Receivable Due from Noble Opportunity Fund II, LP	137,005
Capital Contributions to Noble Opportunity Fund II, LP	27,575
Capital Contributions from Junction Holdings, LP	600,000
Interest to Noble Opportunity Fund I, LP	29,896
Interest to Noble Opportunity Fund II, LP	153,705
Interest to Junction Holdings, LP	21,452

13

NOBLE ADVISORS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

Note 8 -	Related Party Relationships and Transactions - (Continued)

Account Balances and Transactions - (Continued)

Interest Expense to Gregory K. Millen	7,792
Investment in Noble Opportunity Fund I, LP	46,652
Investment Income Earned from Noble Opportunity Fund I, LP	15,878
Mortgage Loans Purchased at Cost from Junction Holdings, LP	881,920

Management Agreement

On January 1, 2013, Central Penn Capital Management, LLC entered into a management services agreement with Noble Real Estate, LLC whereby Noble Real Estate, LLC provides management and operations services for a monthly fee of $150,000. Effective June 1, 2016, the agreement was updated to provide for monthly fees of $165,000. Central Penn Capital Management, LLC also pays Noble Real Estate, LLC commissions on loan workout proceeds and real estate sales as well as fees for loan servicing. Noble Real Estate, LLC is also eligible for incentive compensation if certain requirements are met. The agreement automatically renews annually on June 1. Either party may terminate the agreement with 90 days prior notice to the end of the then term.

Effective January 1, 2016, Noble Capital Management, LLC entered into a management services agreement with Noble Real Estate, LLC to provide management and operations services for a monthly fee of $5,000 for the first quarter of 2016, $12,500 for the second quarter of 2016, $20,000 for the third quarter of 2016 and $30,000 for the fourth quarter of 2016. As activity did not commence until the second quarter, rates were delayed by three months. Noble Capital Management, LLC also pays Noble Real Estate, LLC commissions on loan workout proceeds as well as fees for loan servicing and administrative services provided. Noble Real Estate is also entitled to incentive compensation based upon the net income for the year. The agreement is for a one-year term that automatically renews for an additional one-year term under the same fee structure. Either party may terminate the agreement with 90 days notice prior to the end of the then term.

Noble Advisors, LLC has a management services agreement with Noble Real Estate, LLC whereby Noble Real Estate, LLC provides management and operations services to Noble Advisors, LLC.

Management and incentive fees to Noble Real Estate, LLC for the year ended December 31, 2016 totaled $3,091,144.

Note 9 -	Subsequent Events

The Entities have evaluated subsequent events through May 17, 2017, the date which the consolidated financial statements were available to be issued.

14

NOBLE ADVISORS, LLC

AND SUBSIDIARIES

DECEMBER 31, 2016

SUPPLEMENTARY INFORMATION

Independent Auditor’s Report on Consolidating Information

To the Members

Noble Advisors, LLC and Subsidiaries

Lancaster, Pennsylvania

We have audited the consolidated financial statements of Noble Advisors, LLC and Subsidiaries, as of and for the year ended December 31, 2016, and our report thereon dated May 17, 2017, which expressed an unmodified opinion on those financial statements, appears on Page 1. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information on Pages 16 through 19 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual Companies, and it is not a required part of the consolidated financial statements. Accordingly, we do not express an opinion on the financial position, results of operations and cash flows of the individual companies.

The consolidating information is the responsibility of management and was derived from and related directly to the underlying accounting and other records used to prepare the consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Acuity Advisors and CPAs, LLP

May 17, 2017

15

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Property Sales	44,373,491	0	0	44,373,491	0	44,373,491

Property Acquisition Costs	35,000,555	0	0	35,000,555	0	35,000,555

Gross Profit from Property Sales	9,372,936	0	0	9,372,936	0	9,372,936

Mortgage Loan Income
Gain on Mortgage Satisfaction	1,677,427	274,996	0	1,952,423	0	1,952,423
Gain on Sale of Mortgage Loans	264,827	341,299	0	606,126	0	606,126
Mortgage Loan Interest Income	971,093	167,573	0	1,138,666	0	1,138,666
Mortgage Note Discount	15,709	0	0	15,709	0	15,709
Other Mortgage Loan Income	55,850	5,668	0	61,518	0	61,518

Total Mortgage Loan Income	2,984,906	789,536	0	3,774,442	0	3,774,442

Operating Expenses
Financial Fees	27,587	0	0	27,587	0	27,587
Legal and Professional Fees	85,599	24,907	9,000	119,506	0	119,506
Loan Fee Amortization	0	7,000	0	7,000	0	7,000
Loan Servicing and Broker Fees	349,585	80,900	0	430,485	0	430,485
Loan Write-offs	238,652	0	0	238,652	0	238,652
Management Fees	2,406,531	176,182	124,094	2,706,807	0	2,706,807
Miscellaneous Expenses	15,459	4,611	2,159	22,229	0	22,229
Property and Liability Insurance	122,526	0	0	122,526	0	122,526
Property Expenses	2,205,194	0	0	2,205,194	0	2,205,194
Sales Commissions	2,526,806	0	0	2,526,806	0	2,526,806

Total Operating Expenses	7,977,939	293,600	135,253	8,406,792	0	8,406,792

Income (Loss) from Operations	4,379,903	495,936	(135,253)	4,740,586	0	4,740,586

Investment Income
Central Penn Capital Management, LLC	0	0	2,758,751	2,758,751	(2,758,751)	0
Noble Capital Management, LLC	0	0	445,777	445,777	(445,777)	0
Noble Opportunity Fund I, LP	15,878	0	262,149	278,027	0	278,027
Noble Opportunity Fund II, LP	0	0	228,345	228,345	0	228,345

Total Investment Income	15,878	0	3,695,022	3,710,900	(3,204,528)	506,372

Other Income (Expense)
Interest Expense	(1,648,313)	(74,255)	(58,586)	(1,781,154)	80,825	(1,700,329)
Interest Income	0	24,096	56,729	80,825	(80,825)	0
Other Income	3,800	0	0	3,800	0	3,800
Net Residential Rental Income	7,483	0	0	7,483	0	7,483

Net Other Expense	(1,637,030)	(50,159)	(1,857)	(1,689,046)	0	(1,689,046)

Net Income	2,758,751	445,777	3,557,912	6,762,440	(3,204,528)	3,557,912

16

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF MEMBER’S CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Member’s Capital (Deficit) - January 1, 2016	6,270,775	(339)	6,818,833	13,089,269	(6,270,436)	6,818,833

Net Income	2,758,751	445,777	3,557,912	6,762,440	(3,204,528)	3,557,912
Capital Contributions	0	1,000,000	935,034	1,935,034	(1,000,000)	935,034
Capital Distributions	(2,657,859)	(178,300)	(2,561,235)	(5,397,394)	2,836,159	(2,561,235)

Net Increase	100,892	1,267,477	1,931,711	3,300,080	(1,368,369)	1,931,711

Member’s Capital - December 31, 2016	6,371,667	1,267,138	8,750,544	16,389,349	(7,638,805)	8,750,544

17

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET - ASSETS

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Assets

Current Assets
Cash	878,270	126,986	8,408	1,013,664	0	1,013,664
Accounts Receivable	241,236	2,979	0	244,215	(40)	244,175
Short Term Loan - Related Party	0	724,472	0	724,472	(724,472)	0
Loan Receivable - Related Party	0	0	429,065	429,065	0	429,065
Loan Receivable - Subsidiary	0	0	2,280,700	2,280,700	(2,280,700)	0
Prepaid Expenses	50,449	2,366	0	52,815	0	52,815
Residential Real Estate Inventory	15,568,685	0	0	15,568,685	0	15,568,685
Commercial Real Estate Inventory	1,811,712	0	0	1,811,712	0	1,811,712
Mortgage Notes	8,406,625	2,215,337	0	10,621,962	0	10,621,962
Cash Escrows	197,916	0	0	197,916	0	197,916
Other Assets	18,506	0	0	18,506	0	18,506

Total Current Assets	27,173,399	3,072,140	2,718,173	32,963,712	(3,005,212)	29,958,500

Rental Real Estate
Residential Rental Properties	1,115,861	0	0	1,115,861	0	1,115,861
Accumulated Depreciation	(24,053)	0	0	(24,053)	0	(24,053)

Net Rental Real Estate	1,091,808	0	0	1,091,808	0	1,091,808

Other Assets
Investment in Noble Opportunity Fund I, LP	46,652	0	0	46,652	0	46,652
Investment in Noble Opportunity Fund II, LP	0	0	160,408	160,408	0	160,408
Investment in Central Penn Capital Management, LLC	0	0	6,371,667	6,371,667	(6,371,667)	0
Investment in Noble Capital Management, LLC	0	0	1,267,138	1,267,138	(1,267,138)	0
Long-Term Mortgage Notes	4,008,718	420,250	0	4,428,968	0	4,428,968

Total Other Assets	4,055,370	420,250	7,799,213	12,274,833	(7,638,805)	4,636,028

Total Assets	32,320,577	3,492,390	10,517,386	46,330,353	(10,644,017)	35,686,336

18

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET - LIABILITIES

DECEMBER 31, 2016

SEE INDEPENDENT AUDITOR’S REPORT

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Liabilities and Member’s Capital

Liabilities

Current Liabilities
Accounts Payable	1,009,831	97,231	32,690	1,139,752	(40)	1,139,712
Accrued Expenses and Other Liabilities	631,366	82,222	112,094	825,682	0	825,682
Accrued Interest	138,058	5,326	0	143,384	0	143,384
Accrued Member’s Distribution	2,102,400	178,300	1,622,058	3,902,758	(2,280,700)	1,622,058
Mortgage Escrows and Prepayments	65,399	0	0	65,399	0	65,399
Short Term Loans - Related Party	5,246,328	0	0	5,246,328	(724,472)	4,521,856
Current Maturities of Subordinated Debt	7,137,498	583,813	0	7,721,311	0	7,721,311

Total Current Liabilities	16,330,880	946,892	1,766,842	19,044,614	(3,005,212)	16,039,402

Long-Term Liabilities
Subordinated Debt	9,618,030	1,278,360	0	10,896,390	0	10,896,390

Total Liabilities	25,948,910	2,225,252	1,766,842	29,941,004	(3,005,212)	26,935,792

Member’s Capital	6,371,667	1,267,138	8,750,544	16,389,349	(7,638,805)	8,750,544

Total Liabilities and Member’s Capital	32,320,577	3,492,390	10,517,386	46,330,353	(10,644,017)	35,686,336

19

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

		%

Property Sales	39,150,057	100.00

Property Acquisition Costs	32,344,561	82.62

Gross Profit from Property Sales	6,805,496	17.38

Mortgage Loan Income
Gain on Mortgage Satisfaction	1,032,239	2.64
Gain on Sale of Mortgage Loans	1,477,977	3.78
Mortgage Loan Interest Income	739,115	1.89
Mortgage Note Discount	56,170	0.14
Other Mortgage Loan Income	37,272	0.10

Total Mortgage Loan Income	3,342,773	8.54

Operating Expenses
Financial Fees	40,383	0.10
Legal and Professional Fees	22,038	0.06
Loan Servicing and Broker Fees	431,488	1.10
Loan Write-offs	279,220	0.71
Management Fees	2,094,245	5.35
Miscellaneous Expenses	40,460	0.10
Property and Liability Insurance	101,314	0.26
Property Expenses	1,567,350	4.00
Sales Commissions	2,238,822	5.72

Total Operating Expenses	6,815,320	17.41

Income from Operations	3,332,949	8.51

Investment Income
Noble Opportunity Fund I, LLC	533,613	1.36
Noble Opportunity Fund II, LLC	36,238	0.09

Total Investment Income	569,851	1.46

Other Income (Expense)
Interest Expense	(1,452,735)	(3.71)
Interest Income	3,582	0.01
Other Income	22,773	0.06
Net Residential Rental Income	(42,793)	(0.11)
Other Expenses	(30,000)	(0.08)

Net Other Expense	(1,499,173)	(3.83)

Net Income	2,403,627	6.14

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

Members’ Capital - January 1, 2015	6,216,965

Net Income	2,403,627
Capital Contributions	360,000
Capital Distributions	(2,161,759)

Net Increase	601,868

Members’ Capital - December 31, 2015	6,818,833

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2015

(UNAUDITED)

Assets

Current Assets
Cash	1,638,628
Accounts Receivable	919,139
Loan Receivable - Related Party	535,543
Prepaid Expenses	17,381
Residential Real Estate Inventory	9,614,232
Mortgage Notes	9,091,623
Cash Escrows	175,942
Other Assets	17,124

Total Current Assets	22,009,612

Property and Equipment
Residential Rental Properties	115,097
Accumulated Depreciation	(9,103)

Net Property and Equipment	105,994

Long-Term Assets
Investment in Noble Opportunity Fund I, LLC	80,686
Investment in Noble Opportunity Fund II, LLC	41,496
Long-Term Mortgage Notes	4,620,912

Total Long-Term Assets	4,743,094

Total Assets	26,858,700

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2015

(UNAUDITED)

Liabilities and Members’ Capital

Liabilities

Current Liabilities
Accounts Payable	824,169
Accrued Expenses and Other Liabilities	304,707
Accrued Interest	98,313
Accrued Capital Distribution	1,287,093
Line of Credit	4,528,963
Mortgage Escrows and Prepayments	5,237
Current Maturities of Subordinated Debt	3,871,294

Total Current Liabilities	10,919,776

Long-Term Liabilities
Subordinated Debt	9,120,091

Total Liabilities	20,039,867

Members’ Capital	6,818,833

Total Liabilities and Members’ Capital	26,858,700

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

Operating Activities
Net Income	2,403,627
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Changes in Operating Assets and Liabilities
Depreciation Expense	20,714
Net Income from Investments	(569,851)
Accounts Receivable	(895,992)
Loan Receivable - Related Party	(420,150)
Prepaid Expenses	4,976
Real Estate Inventory	984,219
Mortgage Notes	(3,093,999)
Cash Escrows	(157,991)
Other Assets	37
Net Purchase of Residential Rental Properties	1,026,991
Accounts Payable	308,781
Accrued Escrows and Prepayments	(1,215)
Accrued Expenses and Other Liabilities	(126,357)
Accrued Interest	(39,787)

Net Cash Used in Operating Activities	(555,997)

Investing Activities
Return of Capital from Noble Opportunity Fund I, LP	975,143
Return of Capital (Net Investment) from Noble Opportunity Fund II, LP	(5,258)

Net Cash Used in Investing Activities	969,885

Financing Activities
Net Repayments - Line of Credit	(410,853)
Net Proceeds from Subordinated Debt	2,950,095
Capital Contributions	360,000
Capital Distributions	(2,226,335)

Net Cash Used in Financing Activities	672,907

Net Change in Cash	1,086,795

Cash - January 1	551,833

Cash - December 31	1,638,628

Other Requested Information
Cash Paid During the Period for Interest	1,492,522

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Property Sales	39,150,057	0	0	39,150,057	0	39,150,057

Property Acquisition Costs	32,344,561	0	0	32,344,561	0	32,344,561

Gross Profit from Property Sales	6,805,496	0	0	6,805,496	0	6,805,496

Mortgage Loan Income
Gain on Mortgage Satisfaction	1,032,239	0	0	1,032,239	0	1,032,239
Gain on Sale of Mortgage Loans	1,477,977	0	0	1,477,977	0	1,477,977
Mortgage Loan Interest Income	739,115	0	0	739,115	0	739,115
Mortgage Note Discount	56,170	0	0	56,170	0	56,170
Other Mortgage Loan Income	37,272	0	0	37,272	0	37,272

Total Mortgage Loan Income	3,342,773	0	0	3,342,773	0	3,342,773

Operating Expenses
Financial Fees	40,383	0	0	40,383	0	40,383
Legal and Professional Fees	34,638	0	(12,600)	22,038	0	22,038
Loan Fee Amortization	0	0	0	0	0	0
Loan Servicing and Broker Fees	431,488	0	0	431,488	0	431,488
Loan Write-offs	279,220	0	0	279,220	0	279,220
Management Fees	2,009,245	0	85,000	2,094,245	0	2,094,245
Miscellaneous Expenses	29,759	0	10,701	40,460	0	40,460
Property and Liability Insurance	101,314	0	0	101,314	0	101,314
Property Expenses	1,567,350	0	0	1,567,350	0	1,567,350
Sales Commissions	2,238,822	0	0	2,238,822	0	2,238,822

Total Operating Expenses	6,732,219	0	83,101	6,815,320	0	6,815,320

Income (Loss) from Operations	3,416,050	0	(83,101)	3,332,949	0	3,332,949

Investment Income
Central Penn Capital Management, LLC	0	0	1,929,650	1,929,650	(1,929,650)	0
Noble Capital Management, LLC	0	0	(339)	(339)	339	0
Noble Opportunity Fund I, LLC	0	0	533,613	533,613	0	533,613
Noble Opportunity Fund II, LLC	0	0	36,238	36,238	0	36,238

Total Investment Income	0	0	2,499,162	2,499,162	(1,929,311)	569,851

Other Income (Expense)
Interest Expense	(1,466,380)	(339)	0	(1,466,719)	13,984	(1,452,735)
Interest Income	0	0	17,566	17,566	(13,984)	3,582
Other Income	22,773	0	0	22,773	0	22,773
Net Residential Rental Income	(42,793)	0	0	(42,793)	0	(42,793)
Other Expenses	0	0	(30,000)	(30,000)	0	(30,000)

Net Other Expense	(1,486,400)	(339)	(12,434)	(1,499,173)	0	(1,499,173)

Net Income	1,929,650	(339)	2,403,627	4,332,938	(1,929,311)	2,403,627

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF MEMBERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Members’ Capital (Deficit) - January 1, 2015	5,731,083	0	6,216,965	11,948,048	(5,731,083)	6,216,965

Net Income	1,929,650	(339)	2,403,627	4,332,938	(1,929,311)	2,403,627
Capital Contributions	0	0	360,000	360,000	0	360,000
Capital Distributions	(1,389,958)	0	(2,161,759)	(3,551,717)	1,389,958	(2,161,759)

Net Increase	539,692	(339)	601,868	1,141,221	(539,353)	601,868

Members’ Capital (Deficit) - December 31, 2015	6,270,775	(339)	6,818,833	13,089,269	(6,270,436)	6,818,833

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2015

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Assets

Current Assets
Cash	1,109,700	220,100	308,828	1,638,628	0	1,638,628
Accounts Receivable	919,139	0	0	919,139	0	919,139
Loan Receivable - Related Party	0	0	535,543	535,543	0	535,543
Loan Receivable - Subsidiary	0	0	1,005,961	1,005,961	(1,005,961)	0
Prepaid Expenses	17,381	0	0	17,381	0	17,381
Residential Real Estate Inventory	9,614,232	0	0	9,614,232	0	9,614,232
Mortgage Notes	9,091,623	0	0	9,091,623	0	9,091,623
Cash Escrows	175,942	0	0	175,942	0	175,942
Other Assets	17,124	0	0	17,124	0	17,124

Total Current Assets	20,945,141	220,100	1,850,332	23,015,573	(1,005,961)	22,009,612

Property and Equipment
Residential Rental Properties	115,097	0	0	115,097	0	115,097
Accumulated Depreciation	(9,103)	0	0	(9,103)	0	(9,103)

Net Property and Equipment	105,994	0	0	105,994	0	105,994

Long-Term Assets
Investment in Noble Opportunity Fund I, LLC	50,775	0	29,911	80,686	0	80,686
Investment in Noble Opportunity Fund II, LLC	0	0	41,496	41,496	0	41,496
Investment in Central Penn Capital Management, LLC	0	0	6,270,775	6,270,775	(6,270,775)	0
Investment in Noble Capital Management, LLC	0	0	(339)	(339)	339	0
Long-Term Mortgage Notes	4,620,912	0	0	4,620,912	0	4,620,912

Total Long-Term Assets	4,671,687	0	6,341,843	11,013,530	(6,270,436)	4,743,094

Total Assets	25,722,822	220,100	8,192,175	34,135,097	(7,276,397)	26,858,700

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2015

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Liabilities and Members’ Capital

Liabilities

Current Liabilities
Accounts Payable	737,920	0	86,249	824,169	0	824,169
Accrued Expenses and Other Liabilities	304,707	0	0	304,707	0	304,707
Accrued Interest	98,268	45	0	98,313	0	98,313
Accrued Members’ Distribution	1,005,961	0	1,287,093	2,293,054	(1,005,961)	1,287,093
Line of Credit	4,528,963	0	0	4,528,963		4,528,963
Mortgage Escrows and Prepayments	5,237	0	0	5,237	0	5,237
Current Maturities of Subordinated Debt	3,871,294	0	0	3,871,294	0	3,871,294

Total Current Liabilities	10,552,350	45	1,373,342	11,925,737	(1,005,961)	10,919,776

Long-Term Liabilities
Subordinated Debt	8,899,697	220,394	0	9,120,091	0	9,120,091

Total Liabilities	19,452,047	220,439	1,373,342	21,045,828	(1,005,961)	20,039,867

Members’ Capital	6,270,775	(339)	6,818,833	13,089,269	(6,270,436)	6,818,833

Total Liabilities and Members’ Capital	25,722,822	220,100	8,192,175	34,135,097	(7,276,397)	26,858,700

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

		%

Property Sales	44,492,460	100.00

Property Acquisition Costs	35,337,659	79.42

Gross Profit from Property Sales	9,154,801	20.58

Mortgage Loan Income
Gain on Mortgage Satisfaction	176,231	0.40
Gain on Sale of Mortgage Loans	158,270	0.36
Mortgage Loan Interest Income	609,144	1.37
Mortgage Note Discount	15,541	0.03
Other Mortgage Loan Income	17,586	0.04

Total Mortgage Loan Income	976,772	2.20

Operating Expenses
Financial Fees	18,861	0.04
Legal and Professional Fees	216,353	0.49
Loan Fee Amortization	27,668	0.06
Loan Servicing and Broker Fees	224,778	0.51
Loan Write-offs	92,859	0.21
Management Fees	1,845,600	4.15
Miscellaneous Expenses	7,188	0.02
Property and Liability Insurance	97,523	0.22
Property Expenses	2,266,226	5.09
Sales Commissions	2,469,732	5.55

Total Operating Expenses	7,266,788	16.33

Income (Loss) from Operations	2,864,785	6.44

Investment Income
Noble Opportunity Fund II, LLC	138,992	0.31

Total Investment Income	138,992	0.31

Other Income (Expense)
Interest Expense	(1,269,108)	(2.85)
Other Income	52,275	0.12
Net Residential Rental Income	298,334	0.67

Net Other Expense	(918,499)	(2.06)

Net Income	2,085,278	4.69

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

Members’ Capital (Deficit) - January 1, 2017	8,750,544

Net Income	2,085,278
Capital Contributions	800,000
Capital Distributions	(1,736,692)

Net Increase	1,148,586

Members’ Capital (Deficit) - September 30, 2017	9,899,130

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2017

(UNAUDITED)

Assets

Current Assets
Cash	1,268,197
Accounts Receivable	780,911
Loan Receivable - Related Party	83,395
Prepaid Expenses	105,739
Residential Real Estate Inventory	23,865,489
Commercial Real Estate Inventory	4,432,469
Mortgage Notes	7,574,234
Cash Escrows	58,836
Other Assets	35,679

Total Current Assets	38,204,949

Rental Real Estate
Residential Rental Properties	1,283,736
Accumulated Depreciation	(36,132)

Net Rental Real Estate	1,247,604

Long-Term Assets
Investment in Noble Opportunity Fund II, LLC	228,429
Long-Term Mortgage Notes	2,586,009

Total Long-Term Assets	2,814,438

Total Assets	42,266,991

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2017

(UNAUDITED)

Liabilities and Members’ Capital

Liabilities

Current Liabilities
Accounts Payable	795,154
Accrued Expenses and Other Liabilities	739,302
Accrued Interest	164,244
Accrued Members’ Distribution	993,532
Line of Credit	6,062,043
Mortgage Escrows and Prepayments	80,569
Short Term Loans - Related Party	871,849
Current Maturities of Subordinated Debt	13,564,765

Total Current Liabilities	23,271,458

Long-Term Liabilities
Subordinated Debt	9,096,403

Total Liabilities	32,367,861

Members’ Capital	9,899,130

Total Liabilities and Members’ Capital	42,266,991

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

Operating Activities
Net Income	2,085,278
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Changes in Operating Assets and Liabilities
Depreciation Expense	12,079
Net Income from Investments	(138,992)
Accounts Receivable	(536,736)
Loan Receivable - Related Party	345,670
Prepaid Expenses	(52,924)
Real Estate Inventory	(8,296,804)
Commercial Real Estate	(2,620,757)
Mortgage Notes	4,890,687
Cash Escrows	139,080
Other Assets	(17,173)
Net Purchase of Residential Rental Properties	(167,875)
Accounts Payable	(344,558)
Accrued Escrows and Prepayments	15,170
Accrued Expenses and Other Liabilities	(86,380)
Accrued Interest	20,860

Net Cash Used in Operating Activities	(4,753,375)

Investing Activities
Return of Capital from Noble Opportunity Fund I, LP	46,652
Return of Capital from Noble Opportunity Fund II, LP	70,970

Net Cash Used in Investing Activities	117,622

Financing Activities
Net Proceeds (Repayments) - Line of Credit	6,062,043
Net Proceeds from Subordinated Debt	4,043,467
Net Proceeds (Repayments) - Short-Term Debt	(3,650,007)
Capital Contributions	800,000
Capital Distributions	(2,365,217)

Net Cash Used in Financing Activities	4,890,286

Net Change in Cash	254,533

Cash - January 1	1,013,664

Cash - September 30	1,268,197

Other Requested Information
Cash Paid During the Period for Interest	1,248,248

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Susquehanna Capital Management, LLC	Chesapeake Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Property Sales	44,492,460	0	0	0	0	44,492,460	0	44,492,460

Property Acquisition Costs	35,337,659	0	0	0	0	35,337,659	0	35,337,659

Gross Profit from Property Sales	9,154,801	0	0	0	0	9,154,801	0	9,154,801

Mortgage Loan Income
Gain on Mortgage Satisfaction	164,823	11,408	0	0	0	176,231	0	176,231
Gain on Sale of Mortgage Loans	123,120	35,150	0	0	0	158,270	0	158,270
Mortgage Loan Interest Income	569,627	39,517	0	0	0	609,144	0	609,144
Mortgage Note Discount	15,541	0	0	0	0	15,541	0	15,541
Other Mortgage Loan Income	17,483	103	0	0	0	17,586	0	17,586

Total Mortgage Loan Income	890,594	86,178	0	0	0	976,772	0	976,772

Operating Expenses
Financial Fees	18,861	0	0	0	0	18,861	0	18,861
Legal and Professional Fees	145,981	17,480	11,938	0	40,954	216,353	0	216,353
Loan Fee Amortization	19,840	4,000	3,828	0	0	27,668	0	27,668
Loan Servicing and Broker Fees	164,456	60,322	0	0	0	224,778	0	224,778
Loan Write-offs	84,273	8,586	0	0	0	92,859	0	92,859
Management Fees	1,600,600	171,500	0	0	73,500	1,845,600	0	1,845,600
Miscellaneous Expenses	4,585	1,472	424	175	532	7,188	0	7,188
Property and Liability Insurance	97,523	0	0	0	0	97,523	0	97,523
Property Expenses	2,266,226	0	0	0	0	2,266,226	0	2,266,226
Sales Commissions	2,469,732	0	0	0	0	2,469,732	0	2,469,732

Total Operating Expenses	6,872,077	263,360	16,190	175	114,986	7,266,788	0	7,266,788

Income (Loss) from Operations	3,173,318	(177,182)	(16,190)	(175)	(114,986)	2,864,785	0	2,864,785

Investment Income
Central Penn Capital Management, LLC	0	0	0	0	1,852,442	1,852,442	(1,852,442)	0
Noble Capital Management, LLC	0	0	0	0	149,145	149,145	(149,145)	0
Susquehanna Capital Management, LLC	0	0	0	0	49,659	49,659	(49,659)	0
Chesapeake Capital Management, LLC	0	0	0	0	(175)	(175)	175	0
Noble Opportunity Fund I, LLC	0	0	0	0	0	0	0	0
Noble Opportunity Fund II, LLC	0	0	0	0	138,992	138,992	0	138,992

Total Investment Income	0	0	0	0	2,190,063	2,190,063	(2,051,071)	138,992

Other Income (Expense)
Interest Expense	(1,217,611)	(107,215)	0	0	0	(1,324,826)	55,718	(1,269,108)
Interest Income	0	29,168	16,349	0	10,201	55,718	(55,718)	0
Other Income	2,775	0	49,500	0	0	52,275	0	52,275
Net Rental Income (Expense)	(106,040)	404,374	0	0	0	298,334	0	298,334
Other Expenses	0	0	0	0	0	0	0	0

Net Other Expense	(1,320,876)	326,327	65,849	0	10,201	(918,499)	0	(918,499)

Net Income	1,852,442	149,145	49,659	(175)	2,085,278	4,136,350	(2,051,071)	2,085,278

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Susquehanna Capital Management, LLC	Chesapeake Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Members’ Capital (Deficit) - January 1, 2017	6,371,667	1,267,138	0	0	8,750,544	16,389,349	(7,638,805)	8,750,544

Net Income	1,852,442	149,145	49,659	(175)	2,085,278	4,136,349	(2,051,071)	2,085,278
Capital Contributions	0	0	1,000,000	4,500	800,000	1,804,500	(1,004,500)	800,000
Capital Distributions	(1,481,096)	(89,487)	0	0	(1,736,692)	(3,307,275)	1,570,583	(1,736,692)

Net Increase	371,346	59,658	1,049,659	4,325	1,148,586	2,633,574	(1,484,988)	1,148,586

Members’ Capital (Deficit) - September 30, 2017	6,743,013	1,326,796	1,049,659	4,325	9,899,130	19,022,923	(9,123,793)	9,899,130

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2017

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Susquehanna Capital Management, LLC	Chesapeake Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Assets

Current Assets
Cash	1,172,284	73,012	16,879	878	5,144	1,268,197	0	1,268,197
Accounts Receivable	774,144	7,017	0	0	1,924	783,085	(2,174)	780,911
Short Term Loan - Related Party	0	1,376,565	1,036,348	0	110,543	2,523,456	(2,523,456)	0
Loan Receivable - Related Party	0	0	0	0	83,395	83,395	0	83,395
Loan Receivable - Subsidiary	0	0	0	0	1,416,487	1,416,487	(1,416,487)	0
Prepaid Expenses	90,451	3,366	8,422	3,500	0	105,739	0	105,739
Residential Real Estate Inventory	23,865,489	0	0	0	0	23,865,489	0	23,865,489
Commercial Real Estate Inventory	4,432,469	0	0	0	0	4,432,469	0	4,432,469
Mortgage Notes	5,196,770	2,377,464	0	0	0	7,574,234	0	7,574,234
Cash Escrows	58,836	0	0	0	0	58,836	0	58,836
Other Assets	25,679	0	10,000	0	0	35,679	0	35,679

Total Current Assets	35,616,122	3,837,424	1,071,649	4,378	1,617,493	42,147,066	(3,942,117)	38,204,949

Rental Real Estate
Residential Rental Properties	1,283,736	0	0	0	0	1,283,736	0	1,283,736
Accumulated Depreciation	(36,132)	0	0	0	0	(36,132)	0	(36,132)

Net Rental Real Estate	1,247,604	0	0	0	0	1,247,604	0	1,247,604

Long-Term Assets
Investment in Noble Opportunity Fund II, LLC	0	0	0	0	228,429	228,429	0	228,429
Investment in Central Penn Capital Management, LLC	0	0	0	0	6,743,013	6,743,013	(6,743,013)	0
Investment in Noble Capital Management, LLC	0	0	0	0	1,326,796	1,326,796	(1,326,796)	0
Investment in Susquehanna Capital Management, LLC	0	0	0	0	1,049,659	1,049,659	(1,049,659)	0
Investment in Chesapeake Capital Management, LLC	0	0	0	0	4,325	4,325	(4,325)	0
Long-Term Mortgage Notes	2,253,215	332,794	0	0	0	2,586,009	0	2,586,009

Total Long-Term Assets	2,253,215	332,794	0	0	9,352,222	11,938,231	(9,123,793)	2,814,438

Total Assets	39,116,941	4,170,218	1,071,649	4,378	10,969,715	55,332,901	(13,065,910)	42,266,991

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2017

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Susquehanna Capital Management, LLC	Chesapeake Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Liabilities and Members’ Capital

Liabilities

Current Liabilities
Accounts Payable	742,233	786	10,053	53	44,203	797,328	(2,174)	795,154
Accrued Expenses and Other Liabilities	643,691	50,824	11,937	0	32,850	739,302	0	739,302
Accrued Interest	159,045	5,199	0	0	0	164,244	0	164,244
Accrued Members’ Distribution	1,327,000	89,487	0	0	993,532	2,410,019	(1,416,487)	993,532
Line of Credit	6,062,043	0	0	0	0	6,062,043	0	6,062,043
Mortgage Escrows and Prepayments	4,015	76,554	0	0	0	80,569	0	80,569
Short Term Loans - Related Party	3,395,305	0	0	0	0	3,395,305	(2,523,456)	871,849
Current Maturities of Subordinated Debt	12,336,938	1,227,827	0	0	0	13,564,765	0	13,564,765

Total Current Liabilities	24,670,270	1,450,677	21,990	53	1,070,585	27,213,575	(3,942,117)	23,271,458

Long-Term Liabilities
Subordinated Debt	7,703,658	1,392,745	0	0	0	9,096,403	0	9,096,403

Total Liabilities	32,373,928	2,843,422	21,990	53	1,070,585	36,309,978	(3,942,117)	32,367,861

Members’ Capital	6,743,013	1,326,796	1,049,659	4,325	9,899,130	19,022,923	(9,123,793)	9,899,130

Total Liabilities and Members’ Capital	39,116,941	4,170,218	1,071,649	4,378	10,969,715	55,332,901	(13,065,910)	42,266,991

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

		%

Property Sales	30,215,792	100.00

Property Acquisition Costs	23,607,854	78.13

Gross Profit from Property Sales	6,607,938	21.87

Mortgage Loan Income
Gain on Mortgage Satisfaction	998,002	3.30
Gain on Sale of Mortgage Loans	35,149	0.12
Mortgage Loan Interest Income	905,335	3.00
Mortgage Note Discount	13,261	0.04
Other Mortgage Loan Income	54,597	0.18

Total Mortgage Loan Income	2,006,344	6.64

Operating Expenses
Financial Fees	15,126	0.05
Legal and Professional Fees	62,486	0.21
Loan Fee Amortization	4,667	0.02
Loan Servicing and Broker Fees	217,848	0.72
Loan Write-offs	151,625	0.50
Management Fees	1,938,800	6.42
Miscellaneous Expenses	16,380	0.05
Property and Liability Insurance	88,133	0.29
Property Expenses	1,537,570	5.09
Sales Commissions	1,743,448	5.77

Total Operating Expenses	5,776,083	19.12

Income (Loss) from Operations	2,838,199	9.39

Investment Income
Noble Opportunity Fund I, LLC	25,863	0.09
Noble Opportunity Fund II, LLC	210,507	0.70

Total Investment Income	236,370	0.78

Other Income (Expense)
Interest Expense	(1,261,513)	(4.18)
Other Income	5,700	0.02
Net Residential Rental Income	(1,699)	(0.01)

Net Other Expense	(1,257,512)	(4.16)

Net Income	1,817,057	6.01

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

Members’ Capital - January 1, 2016	6,818,833

Net Income	1,817,057
Capital Contributions	935,034
Capital Distributions	(1,469,706)

Net Increase	1,282,385

Members’ Capital - September 30, 2016	8,101,218

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2016

(UNAUDITED)

Assets

Current Assets
Cash	1,088,873
Accounts Receivable	236,733
Loan Receivable - Related Party	126,301
Prepaid Expenses	46,855
Residential Real Estate Inventory	19,158,186
Mortgage Notes	13,433,398
Cash Escrows	172,225
Other Assets	25,431

Total Current Assets	34,288,002

Rental Real Estate
Residential Rental Properties	115,097
Accumulated Depreciation	(11,980)

Net Rental Real Estate	103,117

Long-Term Assets
Investment in Noble Opportunity Fund I, LLC	86,549
Investment in Noble Opportunity Fund II, LLC	141,124
Long-Term Mortgage Notes	3,928,721

Total Long-Term Assets	4,156,394

Total Assets	38,547,513

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2016

(UNAUDITED)

Liabilities and Members’ Capital

Liabilities

Current Liabilities
Accounts Payable	395,625
Accrued Expenses and Other Liabilities	848,256
Accrued Interest	137,273
Accrued Members’ Distribution	876,380
Line of Credit	4,291,502
Mortgage Escrows and Prepayments	44,110
Short Term Loans - Related Party	5,037,401
Current Maturities of Subordinated Debt	8,293,248

Total Current Liabilities	19,923,795

Long-Term Liabilities
Subordinated Debt	10,522,500

Total Liabilities	30,446,295

Members’ Capital	8,101,218

Total Liabilities and Members’ Capital	38,547,513

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

Operating Activities
Net Income	1,817,057
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Changes in Operating Assets and Liabilities
Depreciation Expense	2,877
Net Income from Investments	(236,370)
Accounts Receivable	682,406
Loan Receivable - Related Party	409,242
Prepaid Expenses	(29,474)
Real Estate Inventory	(9,543,954)
Mortgage Notes	(3,649,584)
Cash Escrows	3,717
Other Assets	(8,307)
Accounts Payable	(428,546)
Accrued Escrows and Prepayments	38,873
Accrued Expenses and Other Liabilities	543,548
Accrued Interest	38,960

Net Cash Used in Operating Activities	(10,359,555)

Investing Activities
Return of Capital from Noble Opportunity Fund I, LP	20,000
Return of Capital from Noble Opportunity Fund II, LP	110,879

Net Cash Used in Investing Activities	130,879

Financing Activities
Net Repayments - Line of Credit	(237,461)
Net Proceeds from Subordinated Debt	5,824,363
Proceeds from Short-Term Debt	5,037,401
Capital Contributions	935,034
Capital Distributions	(1,880,416)

Net Cash Used in Financing Activities	9,678,921

Net Change in Cash	(549,755)

Cash - January 1	1,638,628

Cash - September 30	1,088,873

Other Requested Information
Cash Paid During the Period for Interest	1,222,553

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Property Sales	30,215,792	0	0	30,215,792	0	30,215,792

Property Acquisition Costs	23,607,854	0	0	23,607,854	0	23,607,854

Gross Profit from Property Sales	6,607,938	0	0	6,607,938	0	6,607,938

Mortgage Loan Income
Gain on Mortgage Satisfaction	750,337	247,665	0	998,002	0	998,002
Gain on Sale of Mortgage Loans	35,149	0	0	35,149	0	35,149
Mortgage Loan Interest Income	754,517	150,818	0	905,335	0	905,335
Mortgage Note Discount	13,261	0	0	13,261	0	13,261
Other Mortgage Loan Income	49,059	5,538	0	54,597	0	54,597

Total Mortgage Loan Income	1,602,323	404,021	0	2,006,344	0	2,006,344

Operating Expenses
Financial Fees	15,126	0	0	15,126	0	15,126
Legal and Professional Fees	39,766	22,720	0	62,486	0	62,486
Loan Fee Amortization	0	4,667	0	4,667	0	4,667
Loan Servicing and Broker Fees	209,023	8,825	0	217,848	0	217,848
Loan Write-offs	151,625	0	0	151,625	0	151,625
Management Fees	1,781,000	99,000	58,800	1,938,800	0	1,938,800
Miscellaneous Expenses	10,459	3,844	2,077	16,380	0	16,380
Property and Liability Insurance	88,133	0	0	88,133	0	88,133
Property Expenses	1,537,570	0	0	1,537,570	0	1,537,570
Sales Commissions	1,743,448	0	0	1,743,448	0	1,743,448

Total Operating Expenses	5,576,150	139,056	60,877	5,776,083	0	5,776,083

Income (Loss) from Operations	2,634,111	264,965	(60,877)	2,838,199	0	2,838,199

Investment Income
Central Penn Capital Management, LLC	0	0	1,426,632	1,426,632	(1,426,632)	0
Noble Capital Management, LLC	0	0	217,374	217,374	(217,374)	0
Noble Opportunity Fund I, LLC	0	0	25,863	25,863	0	25,863
Noble Opportunity Fund II, LLC	0	0	210,507	210,507	0	210,507

Total Investment Income	0	0	1,880,376	1,880,376	(1,644,006)	236,370

Other Income (Expense)
Interest Expense	(1,211,480)	(51,209)	(48,175)	(1,310,864)	49,351	(1,261,513)
Interest Income	0	3,618	45,733	49,351	(49,351)	0
Other Income	5,700	0	0	5,700	0	5,700
Net Rental Income (Expense)	(1,699)	0	0	(1,699)	0	(1,699)
Other Expenses	0	0	0	0	0	0

Net Other Expense	(1,207,479)	(47,591)	(2,442)	(1,257,512)	0	(1,257,512)

Net Income	1,426,632	217,374	1,817,057	3,461,063	(1,644,006)	1,817,057

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Members’ Capital (Deficit) - January 1, 2016	6,270,775	(339)	6,818,833	13,089,269	(6,270,436)	6,818,833

Net Income	1,426,632	217,374	1,817,057	3,461,063	(1,644,006)	1,817,057
Capital Contributions	0	1,000,000	935,034	1,935,034	(1,000,000)	935,034
Capital Distributions	(1,141,260)	0	(1,469,706)	(2,610,966)	1,141,260	(1,469,706)

Net Increase	285,372	1,217,374	1,282,385	2,785,131	(1,502,746)	1,282,385

Members’ Capital (Deficit) - September 30, 2016	6,556,147	1,217,035	8,101,218	15,874,400	(7,773,182)	8,101,218

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2016

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Assets

Current Assets
Cash	905,363	177,568	5,942	1,088,873	0	1,088,873
Accounts Receivable	232,306	4,427	0	236,733	0	236,733
Short Term Loan - Related Party	0	0	1,068,609	1,068,609	(1,068,609)	0
Loan Receivable - Related Party	0	0	126,301	126,301	0	126,301
Loan Receivable - Subsidiary	0	0	865,800	865,800	(865,800)	0
Prepaid Expenses	39,359	7,496	0	46,855	0	46,855
Residential Real Estate Inventory	19,158,186	0	0	19,158,186	0	19,158,186
Mortgage Notes	11,745,698	1,687,700	0	13,433,398	0	13,433,398
Cash Escrows	172,225	0	0	172,225	0	172,225
Other Assets	25,431	0	0	25,431	0	25,431

Total Current Assets	32,278,568	1,877,191	2,066,652	36,222,411	(1,934,409)	34,288,002

Rental Real Estate
Residential Rental Properties	115,097	0	0	115,097	0	115,097
Accumulated Depreciation	(11,980)	0	0	(11,980)	0	(11,980)

Net Rental Real Estate	103,117	0	0	103,117	0	103,117

Long-Term Assets
Investment in Noble Opportunity Fund I, LLC	30,775	0	55,774	86,549	0	86,549
Investment in Noble Opportunity Fund II, LLC	0	0	141,124	141,124	0	141,124
Investment in Central Penn Capital Management, LLC	0	0	6,556,147	6,556,147	(6,556,147)	0
Investment in Noble Capital Management, LLC	0	0	1,217,035	1,217,035	(1,217,035)	0
Long-Term Mortgage Notes	3,069,549	859,172	0	3,928,721	0	3,928,721

Total Long-Term Assets	3,100,324	859,172	7,970,080	11,929,576	(7,773,182)	4,156,394

Total Assets	35,482,009	2,736,363	10,036,732	48,255,104	(9,707,591)	38,547,513

NOBLE ADVISORS, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2016

(UNAUDITED)

	Central Penn Capital Management, LLC & Subsidiaries	Noble Capital Management, LLC	Noble Advisors, LLC	Consolidating Totals	Eliminating Entries	Consolidated Totals

Liabilities and Members’ Capital

Liabilities

Current Liabilities
Accounts Payable	394,309	1,316	0	395,625	0	395,625
Accrued Expenses and Other Liabilities	726,269	62,853	59,134	848,256	0	848,256
Accrued Interest	134,290	2,983	0	137,273	0	137,273
Accrued Members’ Distribution	865,800	0	876,380	1,742,180	(865,800)	876,380
Line of Credit	4,291,502	0	0	4,291,502	0	4,291,502
Mortgage Escrows and Prepayments	11,388	32,722	0	44,110	0	44,110
Short Term Loans - Related Party	6,106,010	0	0	6,106,010	(1,068,609)	5,037,401
Current Maturities of Subordinated Debt	6,738,907	554,341	1,000,000	8,293,248	0	8,293,248

Total Current Liabilities	19,268,475	654,215	1,935,514	21,858,204	(1,934,409)	19,923,795

Long-Term Liabilities
Subordinated Debt	9,657,387	865,113	0	10,522,500	0	10,522,500

Total Liabilities	28,925,862	1,519,328	1,935,514	32,380,704	(1,934,409)	30,446,295

Members’ Capital	6,556,147	1,217,035	8,101,218	15,874,400	(7,773,182)	8,101,218

Total Liabilities and Members’ Capital	35,482,009	2,736,363	10,036,732	48,255,104	(9,707,591)	38,547,513

Annex A

INTEREST RATE CHART

FOR NOBLE ADVISORS, LLC

The below interest rates below are in effect for the calendar quarter ending:

JUNE 30, 2018 1

Investors intending on securing the interest rates below must execute all Subscription Documents and tender to Noble Advisors, LLC the payment in full for the purchase price of a Note being subscribed for on or before the end of business on the date listed above.

The interest rates on the Notes being sold are fixed until the maturity date of the Note purchased.

Note Duration	Interest Rate	Interest Payment Method

Demand [2]	3.25%	Quarterly Interest or Accrual

One Year [3]	4.50%	Quarterly Interest or Accrual

Three Years	6.00%	Quarterly Interest or Accrual

Five Years	7.25%	Quarterly Interest or Accrual

Seven Years	8.25%	Quarterly Interest or Accrual

[1]

The above rates are applicable only for the quarter ending June 30, 2018. Investors are advised that rates may change quarterly and the above interest rates may not apply to future dates beyond the current quarter.

[2]	Demand notes are payable upon demand by the Note holder, requiring 30 days written notice by Note holder to execute demand of the entire principal balance of the Note.

[3]	One Year notes automatically become payable upon maturity and by demand by the Note holder, requiring 30 days written notice to execute demand of the entire principal balance of the Note.

A-1

Annex B

ORGANIZATIONAL CHART

NOBLE ADVISORS, LLC
The sole Member (Owner) of the Operating Entities and the sole Member (Owner) of The Noble Group
19% Preferred Limited Partner of Noble Opportunity Fund II, LP
Class A Members are Kenneth L. Herr, Katherine L. Millen and Junction Holdings, LP
Class B Members are Gregory K. Millen, Lane G. Randolph and Richard W. Hawkins
Issuer and seeking to sell Subordinated, Unsecured, Interest-Only Promissory Notes
19% Preferred Limited Partner Of
Sole Member Of
Sole Member Of
NOBLE OPPORTUNITY FUND II, LP
Limited Partner capital of $13,600,000
Pays management fees to The Noble Group, LLC which serves as General Partner of the Fund
Invests in notes and mortgages collateralized primarily by real estate
OPERATING ENTITIES
Buy and sell real estate
Invest in notes and mortgages collateralized mostly by real estate
Obtain services from The Noble Group, LLC via Services Agreements with each
CENTRAL PENN CAPITAL MANAGEMENT, LLC
Equity $7,000,000
Private Debt of subordinated, unsecured notes outstanding
Current Senior Lender is BB&T
NOBLE CAPITAL MANAGEMENT, LLC
Equity $1,570,000
Private Debt of subordinated, unsecured notes outstanding
Current Senior Lender is Orrstown Bank
SUSQUEHANNA CAPITAL MANAGEMENT, LLC
Equity $1,150,000
No Private Debt
Current Senior Lender is PeoplesBank
CHESAPEAKE CAPITAL MANAGEMENT, LLC
Future Equity TBD
No Private Debt
Current Senior Lender is First National Bank
THE NOBLE GROUP, LLC
Provides research services to Affiliated Entities
Provides loan servicing and loan workout to Affiliated Entities
Provides real estate brokerage and real estate management services to Affiliated Entities
Provides general administrative, bookkeeping and accounting services to Affiliated Entities
Services provided for a fee as per Service Agreements with Affiliated Entities
Provides Services To
General Partner Of

B-1

Annex C

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is effective as of the 1st day of January, 2017, by and between The Noble Group, LLC (“Noble”), and Noble Advisors, LLC (“Advisors”).

WHEREAS, Advisors is a Pennsylvania limited liability company and structured as a holding company intending to invest in various wholly-owned subsidiaries and affiliated limited partnerships engaged in activities related to real estate and real estate securities (the “Investments”);

WHEREAS, the principals of Noble are professionals experienced in real estate investment and real estate acquisition and sales and have knowledge, experience and resources that will be of value to Advisors in making the Investments; and

WHEREAS, Advisors and Noble each desire that Noble provide management and other services with respect to the Investments for the benefit of Advisors upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.        Engagement of Noble.  Advisors hereby retains Noble to perform certain services for the Investments, and Noble agrees to be so retained pursuant to the terms and conditions set forth in this Agreement. In discharging its duties under this Agreement, Noble shall act in good faith and will exercise the care of an ordinarily prudent person in a like position under similar circumstances.

2.        Services to be Provided.  Noble shall provide the research required to identify investment opportunities, facilitate said investments for Advisors, and provide management, accounting and finance, and general administrative services to Advisors.

3.        Subcontracting of Services.  The parties acknowledge that Noble may subcontract certain of the services to be provided by Noble to others; provided, however, that no subcontracting of any services by Noble shall relieve Noble of its obligations and duties hereunder.

4.        Obligations of Advisors.  Advisors shall provide the financial resources necessary to fund the capital, management and labor (other than the management and labor to be provided by Noble pursuant to this Agreement) requirements of the Investments.

5.        Compensation.

a.    Base Compensation.  As compensation for the services, Advisors shall pay Noble a minimum monthly fee (“Base Compensation) of Five Thousand Three Hundred Dollars ($5,300.00), payable on the first day of each month. The Base Compensation paid from Advisors to Noble shall be as negotiated between the parties from time to time.

b.    Incentive Compensation.  Whenever Advisors has invested in an affiliated limited partnership (“LP”), in any fiscal year that Advisors share of LP Net Income exceeds Twenty Percent (20%) of Advisors beginning of the year investment balance in LP (the “Hurdle Rate”), Advisors will pay Noble additional compensation (“Incentive Compensation”) of up to Thirty Percent (30%) of the Net Income exceeding the Hurdle Rate. The Incentive Compensation shall be paid from Advisors to Noble on or before January 15th of the following year.

6.        Confidential Information.  Neither party shall, directly or indirectly, disclose to any person (except to each other) any information belonging or relating to the other party, any member of Advisors or the Investments that is not known generally to the public or to the industry in which the parties are engaged, including without limitation, business or trade secrets, financial or proprietary information, ownership information, patronage distributions, techniques, procedures or standards, records, reports or information which a party advises should be treated as confidential. Each of the parties shall cause its employees to comply with this Section to the same extent as required of such party.

7.        Term.  This Agreement shall commence on the date hereof and shall continue in effect for a period of one year. This Agreement shall continue to renew for additional one year terms unless either party gives notice of termination to the other at least ninety (90) days prior to the end of the then current term.

8.        Relationship of Parties.  Advisors and Noble shall be at all times treated as separate legal entities, and no employee of Advisors shall be considered an employee of Noble nor shall any employee of Noble be considered an employee of Advisors. This Agreement is not intended to create any legal right, obligation, or benefit in any individual or entity other than Noble and Advisors.

9.        Notices.  Any notice, request, consent communication (collectively a “Notice”) under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telecopied, with receipt confirmed, addressed to a principal officer or Noble of the recipient party at the address set forth below. A Notice shall be deemed to have been given as of (i) the date when personally delivered, (ii) three days after deposit with United States mail properly addressed, (iii) the next business day when delivered during business hours to said overnight delivery service, properly addressed and prior to such delivery service’s cut off time for next day delivery, or (iv) when receipt of the telecopy is confirmed, as the case may be.

Any Notice shall be addressed as follows:

If to Noble:	The Noble Group, LLC
1817 Olde Homestead Lane, Suite 101
Lancaster, PA 17601

If to Advisors:	Noble Advisors, LLC
1817 Olde Homestead Lane, Suite 101
Lancaster, PA 17601

or to any other address as either party may provide to the other in writing.

10.      Assignment.  This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such written consent shall be null and void and without legal effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

11.      Construction.  This Agreement shall be governed and interpreted in accordance with the substantive laws of the Commonwealth of Pennsylvania. If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected, and the rights and obligations of the parties hereto shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or unenforceable.

12.      Entire Agreement.  This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. This Agreement can be modified only in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

NOBLE ADVISORS, LLC:		THE NOBLE GROUP, LLC:

By:		By:
	Name: Gregory K. Millen		Name: Lane G. Randolph
	Title: Member		Title: Manager

By:
Name: Ken L. Herr
Title: Manager

Annex D

SUBSCRIPTION AGREEMENT

This Subscription Agreement is made by and between Noble Advisors, LLC, a Pennsylvania limited liability company (the “Company”), and the undersigned person (“Investor”) who is subscribing hereby for an unsecured, subordinated promissory note of the Company pursuant to the Offering Circular of the Company, including all Annexes thereto, dated [*] (the “Memorandum”).

Intending to be legally bound, the Company and Investor hereby agree as follows:

1.  Subscription.  Investor hereby subscribes to purchase from the Company an unsecured, subordinated promissory note of the Company in form attached to the Memorandum as ANNEX F (the “Note”), in consideration of the amount set forth on SCHEDULE “A” as the purchase price (the “Purchase Price”) and hereby pays to the Company the Purchase Price, being the total price (principal amount) of the Note purchased, receipt of which sum is hereby acknowledged by the Company. Subject to the acceptance of this Subscription Agreement by the Company, this Subscription Agreement shall be irrevocable. Funds received by the Company upon execution of this Subscription Agreement by Investor will be immediately available to the Company, and no minimum aggregate subscription amount will be required to consummate the Offering (as such term is defined in the Memorandum).

2.  Investor Representations.  Investor hereby represents and warrants as follows:

(a)    The Note to be acquired hereunder is being acquired for Investor’s own account and not as a nominee or agent for the benefit of any other person, and Investor has no present intention of distributing, reselling or hypothecating the Note.

(b)    Investor understands that the Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the laws of any state or other jurisdiction, other than Pennsylvania and Delaware and that the Company does not contemplate and is under no obligation to so register the Note. Investor understands and agrees that the Note cannot be resold unless it is registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Investor agrees that, as a condition to any disposition of the Note, the Company may require that the proposed transferee furnish the Company with written representations substantially the same as those made by Investor in this Subscription Agreement, and that any transferee shall be required to execute the Subordination and Junior Lender Agreement attached to the Memorandum as ANNEX E.

(c)    Investor has been furnished and has read the Memorandum relating to the Company and the Note. Specifically, Investor acknowledges that:

(i)    No federal or state agency has approved or disapproved the Note, passed upon or endorsed the merits of the Note or made any finding or determination as to the fairness of this investment, and no tax ruling has been sought regarding the tax benefits described in the Memorandum; and

(ii)    Investor has been provided with the opportunity to review the risks of, and other considerations relating to, a purchase of the Note, including, but not limited to, the risks set forth under “Risk Factors” in the Memorandum;

(d)    In connection with Investor’s investment in the Note:

(i)    Company recommends that Investor seek the advice of Investor’s own investment advisors, legal or other counsel and accountants (“Investment Advisors”) and discuss with such Investment Advisors the suitability of an investment in the Notes;

(ii)    Investor and its Investment Advisors have been furnished any and all materials relating to the Note and the Company, the offering of the Note or anything set forth in the Memorandum which Investor and its Investment Advisors have requested and have been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the Offering and an investment in the Note and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum;

(iii)    The Company has answered all inquiries that Investor or its Investment Advisors have put to it concerning the Company and the terms and conditions of the offering and sale of the Note; and

(iv)    Investor has not been furnished any offering literature other than the Memorandum, and Investor has relied only on such Memorandum, and such other written information furnished or made available to Investor by the Company or the Company, as described in Sections 2(d)(ii) and (iii) above, and Investor has not relied on any other information, written or oral, whether used in evaluating the suitability of an investment in the Note and the Company or otherwise.

(e)    Investor has no need for liquidity in this investment.

(f)    The address listed on SCHEDULE A attached hereto and incorporated herein by reference is Investor’s domicile, and the only jurisdiction in which an offer to sell the Note was made to Investor. Investor has no present intention of becoming a resident of any other state or jurisdiction, and will promptly notify the Company in writing in the event of a change in its principal residence; if a corporation, trust, partnership, joint venture or other organization, the Investor has its domicile, principal place of business or principal office at the address shown on SCHEDULE A attached hereto and has no present intention of relocating such domicile, principal place of business or principal office to any other state or jurisdiction.

(g)    Investor understands that the Note is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws except in the States of Pennsylvania and Delaware, where the Company is registering the Notes, and that the Company and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein, in order to determine the applicability of exemptions and the suitability of Investor to acquire the Note, and represents and warrants that the information set forth herein is true and correct.

(h)    The execution, delivery and performance by Investor of this Subscription Agreement are within the powers of Investor, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Investor is a party or by which Investor is bound, and, if Investor is not an individual, will not violate any provisions of the organizational documents of Investor. The signature on this Subscription Agreement is genuine, and the signatory, if Investor is an individual, has legal competence and the capacity to execute the same, or, if Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of Investor, enforceable in accordance with its terms.

(i)    FOR PENNSYLVANIA RESIDENTS. IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE SECURITIES AND HAVE RECEIVED A WRITTEN NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207(M)(2) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, YOU MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF YOUR BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER YOU MAKE THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED, TO WITHDRAW YOUR ACCEPTANCE AND RECEIVE A FULL REFUND OF ALL MONEYS PAID BY YOU. YOUR WITHDRAWAL OF ACCEPTANCE WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A WRITTEN NOTICE (INCLUDING A NOTICE BY FACSIMILE OR ELECTRONIC MAIL) TO THE ISSUER (OR PLACEMENT AGENT IF ONE IS LISTED ON THE FRONT PAGE OF THE OFFERING MEMORANDUM) INDICATING YOUR INTENTION TO WITHDRAW.

3.    Acceptance.  Investor hereby confirms Investor’s understanding that the Company has full right to accept or reject this application in its sole and absolute discretion. Upon acceptance of this subscription by the Company, Investor will receive a confirmation of such acceptance executed by the Company.

4.    Agreement with Respect to Resale.  Investor agrees that the Note will not be resold without registration under the Securities Act and applicable state securities laws or availability of exemption therefrom as described in the Memorandum.

5.    Confidentiality.  Investor acknowledges that Investor has had, and in the future may have, access to non-public financial, business and other information concerning the Company and its business, including, without limitation, financial information, trade secrets, customer lists, information regarding suppliers and vendors, products, key personnel, operational methods or ideas, technical processes and know how, whether patentable or otherwise, plans for future developments, and other information not readily available to the public. Such information, in whatever form and whether transmitted orally, visually, electronically, or by any other means, is referred to herein as the “Confidential Information”. The term “Confidential Information” shall not include information that is or becomes known to the public generally other than by reason of disclosure in violation of this Section by Investor. Investor agrees to hold all Confidential Information in the strictest confidence, not disclose all or any portion of the same to any third party or use the same other than for the Company’s purposes, as authorized in writing by the Company and not to use the Confidential Information other than in connection with Investor’s investment in the Note. Notwithstanding the foregoing, Investor may disclose Confidential Information (a) if required by law or by legal process, provided that, prior to disclosing any such Confidential Information he shall have given prior written notice thereof to the Company and provided it with the opportunity to contest such disclosure and (b) to Investor’s Investment Advisors, attorneys, accountants and financial advisors provided that Investor informs such persons of the confidential nature of the Confidential Information and agrees to be responsible for any failure of such persons to maintain the confidentiality of the Confidential Information. Because of the difficulty in measuring the economic loss that may be incurred as a result of a breach of this covenant of confidentiality, and because of the immediate and irreparable damage that would be caused, for which the Company would have no other adequate remedy, Investor agrees that the Company may enforce the provisions of this Section by injunctions and restraining orders against Investor if Investor breaches or threatens to breach the provisions contained herein.

Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available at law or in equity for any such breach or threatened breach, including the recovery of monetary damages. Investor shall continue to be bound by the provisions of this Section notwithstanding the termination of Investor’s status as an investor in the Company.

6.    Rights Among Investors.

(a)    Pari Passu.  Investor agrees that, among Investor and all other purchasers of unsecured, subordinated notes from the Company purchased under the same offering under the Memorandum as the Note (the “Offering”) as well as subsequent, future offerings of unsecured, subordinated notes from the Company (the “Subsequent Offerings”) (collectively, with Investor, the “Investors”), that with respect to any of the assets of the Company (collectively, the “Assets”), Investor shall have rights therein on a pari passu, pro-rata basis with all Investors (based on Investor’s Percentage Interest (defined below)) and agrees that the proceeds resulting from any disposition of all or any part of the Assets to Investor’s enforcement, collection, foreclosure, entering judgment or the otherwise taking of any steps whatsoever to legally require the Company to make any payment of principal, interest, costs, or expenses on account of the Note (an “Action”) shall be shared by and distributed to Investor in accordance with Investor’s Percentage Interests. “Percentage Interest” shall mean at any time a ratio, the numerator of which is the then outstanding principal balance owed by the Company to Investor under the Note, and the denominator of which is the then outstanding principal balance of all loans owed by the Company to all Investors under the Offering or Subsequent Offerings (collectively, the “Offering Loans”). The reasonable costs and expenses incurred by Investor in connection with the prosecution of any Action (“Action Costs”) shall be deducted from proceeds otherwise available for distribution.

(b)    Distribution.  Within five (5) business days of the date on which Investor (i) exercises any right or remedy, whether under the Note, at law, in equity or otherwise, against the Company or the Assets in connection with an Action or (ii) receives any collection whether voluntary or involuntary out of the Assets or otherwise (such date hereinafter the “Action Date”), but only after a default under the

Note in the case of a voluntary payment by the Company, Investor shall notify the other Investors in writing of the Action and/or the amount collected. Unless otherwise agreed, the recipients of such notice shall within five (5) business days of receipt of the foregoing notice shall provide Investor and the other Investors information about the outstanding principal balances owed to each of them by the Company on the Action Date. All recoveries realized from any Actions, and/or the proceeds of any Assets shall be shared by Investors, and applied to the Offering Loans, in accordance with each Investor’s respective Percentage Interests as of the time of such Action, after payment of all Action Costs to Investor.

7.    Miscellaneous.

(a)    Capitalized terms used in this Subscription Agreement, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Memorandum. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

(b)    Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by facsimile, e-mail, registered or certified mail, return receipt requested, addressed to the other party at the address of such party set forth in this Subscription Agreement, as amended from time to time, or to such other address furnished by notice given in accordance with this Paragraph.

(c)    Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and Investor, or otherwise, or delay by the Company in exercising same, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(d)    This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania. This Subscription Agreement and the rights, powers and duties set forth herein shall be binding upon Investor, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of Issuer, its successors and assigns. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(e)    Investor certifies under the penalties of perjury that the social security number or employer identification number provided below and the information provided below with respect to Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended, is true, correct and complete.

(f)    This Agreement contains and constitutes the entire agreement of the parties hereto with respect to the transactions covered hereby and supersedes all prior agreements and understandings among the parties hereto whether written or oral.

(g)    This Agreement may not be amended or modified other than by a writing executed by Investor and the Company.

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of                              , 20    .

INVESTOR:	INVESTOR:

Print Name:	Print Name:

Accepted by:

NOBLE ADVISORS, LLC

By:

Name:

Title:

Dated:

SCHEDULE “A”

SUPPLEMENTAL INVESTOR INFORMATION

Investor’s Name and Address:

Name:

Street Address:

City/State/Zip:

Email:

Phone:

SS # or Tax ID #:

Investment:

Amount paid in cash herewith by Investor to Noble Advisors, LLC (the total principal amount of the requested Note):

$                                          (at least $50,000.00) (the “Purchase Price”)

Term and Interest Rate (select one):

	Note Term	Interest Rate

☐	Demand	%

☐	One Year	%

☐	Three Years	%

☐	Five Years	%

☐	Seven Years	%

Interest Payment Method (select one):

☐	Please have interest due accrue quarterly to my investment.

☐	Please have interest payments mailed quarterly to my address above.

☐	Please have interest payments directly deposited quarterly to my account listed below.

Bank Information (for direct deposit):

Name on Account:

Bank Name:

Bank Routing #:

Account #:

Annex E

SUBORDINATION AND JUNIOR LENDER AGREEMENT

This Subordination and Junior Lender Agreement (“Agreement”) is made as of the      day of                     , 20     by and among each of the undersigned persons and entities, and additional persons and entities may also, from time to time, join in and become bound to this Agreement (each of the foregoing a “Junior Lender,” and, collectively, the “Junior Lenders”).

BACKGROUND

A.        Noble Advisors, LLC (“Noble Advisors”) is the sole member of the following operating companies: (1) Central Penn Capital Management, LLC (“Central Penn”), (2) Noble Capital Management, LLC (“Noble Capital”), (3) Susquehanna Capital Management, LLC (“Susquehanna”), and (4) Chesapeake Capital Management, LLC (“Chesapeake”).

B.        Central Penn, Noble Capital, Susquehanna and Chesapeake are collectively referred to as the “Operating Companies”.

C.        Central Penn is the sole member of Horizon Residential Loan Servicing, LLC (“Horizon”).

D.        Noble Advisors or the Operating Companies may in the future form new operating companies owned by Noble Advisors or the Operating Companies (the “New Noble Companies”).

E.        Noble Advisors, the Operating Companies, Horizon and New Noble Companies are collectively referred to as the “Noble Companies”.

F.        Noble Advisors is indebted to each Junior Lender on an unsecured basis or may become indebted, or further indebted, to one or more of the Junior Lenders in the future, all on an unsecured basis (collectively, the “Junior Debt”). The Junior Debt is evidenced, by, among other things, unsecured, subordinated, promissory notes (the “Junior Notes”), along with the other documents accompanying the Junior Notes.

G.        Each Junior Lender executed a Subscription Agreement when purchasing its Junior Note, whereby it agreed to subordinate its portion of the Junior Debt to all of the Senior Debt (as hereinafter defined) and to the Senior Guaranties (as hereinafter defined).

H.        Certain of the Noble Companies have received credit facilities and hereafter may from time to time in the future, receive additional credit facilities and commercial loans from commercial banks (collectively, including both present and future commercial banks, the “Senior Lenders”) (collectively, including both present and future credit facilities and commercial loans, the “Senior Loans”), as evidenced by promissory notes, along with such other agreements and documents executed in connection therewith (collectively, including those presently executed and those executed in the future, the “Senior Loan Documents”).

Such future commercial banks extending credit in the future to any of the Noble Companies are included in the above definition of Senior Lenders but may also hereinafter be referred to as “Additional Senior Lenders”).

I.        Some or all of the Noble Companies may subsequently grant in favor of one or more Senior Lenders a first priority lien on and security interest in certain assets of the Noble Companies (the “Collateral”) as security for such Noble Companies’ obligations to the Senior Lenders under the Senior Loan Documents (the foregoing obligations, whether direct or indirect, liquidated or contingent, now or hereafter existing, due or to become due to, or held or to be held by, the Senior Lenders, pursuant to the Senior Loan Documents, including extensions, modifications, refinancings, renewals and refundings thereof effected in compliance herewith, the “Senior Debt”).

J.        Noble Advisors has fully and unconditionally guaranteed all of the Senior Loans and hereafter may from time to time in the future, partially or fully and unconditionally guaranty additional credit facilities to one or more of the other Noble Companies (collectively, including both present and future guaranties, the “Senior Guaranties”).

K.        All Junior Lenders, current or future, shall execute and deliver (and/or become a subsequent party to) this Agreement, subordinating their rights with respect to the Junior Debt and the Collateral to the rights of all of the Senior Lenders and Additional Senior Lenders with respect to the Senior Debt and Senior Guaranties.

NOW THEREFORE, with the foregoing Background incorporated by reference herein, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement for the Senior Lenders to extend and/or continue financing pursuant to the Senior Loan Agreements and other Senior Loan Documents, and as an inducement for Senior Lenders to make and/or continue the Senior Debt and the Senior Guaranties, the parties hereby agree as follows:

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.        Subordination of Junior Lender Debt to Senior Lenders. By execution and delivery of this Agreement, each Junior Lender hereby agrees to subordinate all Junior Debt to the rights of the Senior Lenders with respect to the Senior Debt and the Senior Guaranties. This subordination shall include, without limitation: (i) the right of each Junior Lender to receive payments of principal and interest on account of the Junior Debt, except as set forth in Section 2 below, and (ii) the right of each Junior Lender to enforce, collect, foreclose, enter judgment or otherwise take any steps whatsoever to legally require one or more of the Noble Companies to make any payment of principal, interest, costs, or expenses on account of the Junior Debt.

The provisions of this subordination shall continue so long as there remains any Senior Guaranties or any Senior Debt outstanding, and except as set forth below, each Junior Lender agrees that should Junior Lender acquire any lien, decree, judgment, or other right of enforcement with respect to Junior Debt, said lien, decree, judgment, or other right of enforcement is subordinate to the rights of all Senior Lenders.

2.        Permitted Debt Payments to Junior Lenders. So long as a Junior Lender has not received written notice from one or more of the Senior Lenders of a default by a Noble Company arising under the terms of the Senior Loan Documents evidencing any portion of the Senior Debt, Noble Advisors may make, and such Junior Lender may receive, scheduled payments of principal and interest pursuant to the terms of any debt instrument evidencing any portion of the Junior Debt. In the event that a Noble Company is in default of payments due with respect to any of the Senior Debt or is in default of any of the covenants or other obligations arising under the terms of any of the Senior Loan Documents evidencing the Senior Debt, such affected Senior Lender shall have the right, in each of such Senior Lender’s sole discretion, to give notice to any or all of the Junior Lenders and to make written demand upon the applicable Noble Company to cease further payments (direct or indirect) of any kind to Junior Lenders. In the event of such notice by one or more Senior Lenders, and to the extent a Junior Lender nevertheless receives any such payment without the noticing Senior Lender’s consent, such Junior Lender agrees to hold the same, in trust, for the benefit of such Senior Lender and immediately pay over to such Senior Lender the full amount thereof.

3.        Additional Senior Debt. Without limiting the generality the foregoing, each Noble Company shall have the right, without any of the Junior Lenders’ consent, and in its sole discretion, to obtain unlimited additional secured or unsecured Senior Debt from Additional Senior Lenders. Each Junior Lender agrees to execute such additional agreements that the Additional Senior Lenders may require (which may, among other things, subordinate the Junior Lenders’ loans to Noble Advisors to the rights of the Senior Lender, including any Additional Senior Lenders).

4.        Additional Senior Guaranties. Noble Advisors shall have the right, without Junior Lender’s consent, and in Noble Advisors’ sole discretion, to guaranty unlimited additional secured or unsecured lines of credit, loan agreements and security agreements relating to any of the Noble Companies, whether existing now or in the future, and whether from a Senior Lender or an Additional Senior Lender. Each Junior Lender agrees to execute such additional agreements that such lenders may require (which may, among other things, further subordinate the Junior Lenders’ loans to Noble Advisors to the rights of more or additional Senior Lenders).

5.        Further Assurances. The parties hereto agree to execute any and all additional instruments or documents which may be reasonably requested by Noble Advisors (or its counsel), any of the Noble Companies (or their counsel), a Senior Lender or an Additional Senior Lender (or its counsel) to carry out the purposes and terms of this Agreement.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

JUNIOR LENDER:

Witness	Name:

JUNIOR LENDER:

Witness	Name:

Annex F

SUBORDINATED PROMISSORY NOTE

Amount: $XXXXXX.00	Date: XXXXXX

Lancaster, Pennsylvania

FOR VALUE RECEIVED, the undersigned, NOBLE ADVISORS, LLC (“Borrower”), a Pennsylvania limited liability company with an address of 1817 Olde Homestead Lane, Suite 101, Lancaster, PA 17601, promises to pay to the order of XXXXXXXX (“Payee”) at XXXXXXXX or at such other place as Payee may from time to time designate in writing, the principal sum of XXXXXXXX Dollars ($XXXX,000.00) (the “Principal”), together with interest thereon at the annual rate of interest identified in Section 1(a), in accordance with the following terms and conditions (the “Note”):

1.         Payment of Principal and Interest.

(a)        The interest rate is XXXXXX percent (XXXX%) per annum (the “Interest Rate”).

(b)        Interest shall be calculated on the unpaid Principal at the Interest Rate (the “Interest”).

(c)        Commencing on XXXXXX, 20XX and continuing on the same day of every third month thereafter, Borrower agrees to accrue Interest quarterly OR pay Interest quarterly (pick one per Schedule A) in arrears.

(d)        All Principal, Interest and any other sums due under this Note shall be paid in lawful money of the United States of America.

2.         Maturity Date.

(a)        The entire unpaid Principal under this Note together with all Interest that shall have accrued thereon shall be due and payable on XXXXXX, 20XX (the “Maturity Date”). [the length (term selected by Payee) of the Note taken to the last day of the quarter not to exceed 1 year from the date of the Note].

(b)        Payee, at Payee’s sole option, shall have the right to require Borrower to pay to Payee, within thirty (30) days of the demand by Payee to Borrower, the entire unpaid Principal under this Note together with all Interest that shall have accrued thereon; provided however, that in no event is Borrower required to make such payment prior to the Maturity Date.

3.        Prepayment of Principal.  This Note may be prepaid by Borrower at any time and from time to time, in whole or in part, without premium or penalty. Any partial prepayments of Principal shall be applied in the inverse order of maturity and shall not postpone or reduce any regularly scheduled payment of Principal and Interest.

4.        Payment.  Payment of any installment of Principal and Interest or any other sum due to Payee hereunder which is made by check shall be deemed to be made if and when the check is received, provided that the check is honored.

F-1

5.        Application of Payments.  Any payment under this Note shall be applied first to payment in full of any costs incurred in the collection of any sum due hereunder, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, then to the payment in full of accrued and unpaid Interest, and finally to the reduction of the unpaid Principal of this Note.

6.        Late Charges.  Borrower shall pay to Payee a monthly late charge equal to five percent (5%) of any Interest payment not received by Payee within 15 days after payment is due.

7.        Events of Default.  Any of the following events shall constitute an “Event of Default” under this Note:

(a)        The failure by Borrower to pay any installment of Principal or Interest due under this Note, within fifteen (15) days after it become due;

(b)        The failure by Borrower to observe or perform any other covenants or provisions contained in this Note, after 60 days written notice to Borrower from Payee and Borrower’s failure to cure such default within said 60 days or, if cure cannot reasonably be effected within 60 days, such longer period as may be reasonable under the circumstances so long as Borrower continues to diligently pursue said cure;

(c)        Any warranty, representation or statement made or furnished to Payee by Borrower under this Note or the related documents is false or misleading in any material respect, either at the time made or furnished;

(d)        The making by Borrower of an assignment for the benefit of creditors, or a trustee or receiver being appointed for Borrower or for any of its property, to the extent the same is not vacated or set aside within 60 days; or

(e)        Any proceeding being commenced by or against Borrower under any bankruptcy, reorganization, arrangement or readjustment of debt, insolvency, receivership, liquidation, or dissolution law or statute, to the extent the same is not vacated or set aside within 60 days.

8.        Remedies.

(a)        At any time after occurrence of an Event of Default, Payee may, at Payee’s option and, except as set forth above, without notice or demand, do any one or more of the following:

(i)        Declare the entire unpaid Principal of this Note, together with all accrued Interest thereon, and all other sums due from Borrower under this Note (the “Indebtedness”) to be due and payable immediately; and/or

(ii)        Exercise any other right or remedy as may be provided in this Note or provided at law or in equity.

(b)        Payment of all or any part of the Indebtedness may be recovered at any time by any one or more of the foregoing remedies.

9.        Costs and Attorneys’ Fees.  Any costs of suit and other expenses paid or incurred by Payee in connection with any action under this Note, whether suit be brought or not, including reasonable attorneys’ fees, shall be due and payable to and recoverable by Payee upon demand by Payee.

F-2

10.        Remedies Cumulative.  The rights and remedies provided to Payee in this Note, (i) are not exclusive and are in addition to any other rights and remedies Payee may have at law or in equity under applicable law; (ii) shall be cumulative and concurrent; (iii) may be pursued singly, successively or together against Borrower and any security at the sole discretion of Payee; and (iv) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

11.        Borrower’s Waivers.  Borrower hereby:

(a)        Waives and releases Payee and Payee’s attorneys from all errors, defects and imperfections in any proceeding instituted or maintained by Payee under this Note;

(b)        Waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note;

(c)        Agrees that the liability of Borrower shall be unconditional without regard to the liability of any other party and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time; and

(d)        Consents to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time.

12.        Payee’s Waivers.  Payee shall not be deemed, by any act of omission or commission, to have waived any of Payee’s rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee’s rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events or defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

13.        Subordination of this Note.  The indebtedness evidenced by this Note is subject to the terms and conditions set forth in the Subordination and Junior Lender Agreement between Noble Advisors, LLC and Payee, subordinating this indebtedness to the Senior Lenders, including, without limitation, its subordination to the prior payment of the Senior Loans and Senior Debt (the terms Senior Lenders, Senior Loans and Senior Debt are defined in the Subordination and Junior Lender Agreement). By its acceptance of this Note, Payee agrees to execute such additional agreements that the Senior Lenders may require as it relates to subordination and the default of Borrower (which will, among other things, subordinate Payees’ loan(s) to Borrower to the rights of the Senior Lenders).

14.        Additional Senior Debt.  If no Event of Default then exists or is continuing, Borrower shall have the right, without Payee’s consent, and in Borrower’s sole discretion, to obtain unlimited additional secured or unsecured Senior Loans from the Senior Lenders.

15.        Trial by Jury; Jurisdiction.  Borrower and Payee each hereby:

(a)        Agree not to elect a trial by jury on any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exists with regard to this Note, or any claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Borrower and Payee, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each of Borrower and Payee is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Borrower and Payee.

F-3

(b)        Agree for the purpose of any suit, action or proceeding arising out of or relating to this Note or the other loan documents referred to herein or given by Borrower to Payee for the loan evidenced by this Note, Borrower and Payee hereby irrevocably consent and submit to the exclusive jurisdiction and venue of the Court of Common Pleas of Lancaster County, Pennsylvania. Borrower and Payee each irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

16.         Miscellaneous.

(a)        Transferability.  Payee understands and agrees that the Note has not been registered with any federal or most states’ securities laws and, as a result, it cannot be transferred unless it is registered or unless Payee complies with the requirements of an exemption from registration under applicable federal and state securities laws.

(b)        Successors and Assigns.  The words “Payee” and “Borrower” shall include the respective heirs, distributees, personal representatives, successors and assigns of Payee and Borrower, respectively. The provisions of this Note shall bind and inure to the benefit of Payee and Borrower and their respective heirs, distributees, personal representatives, successors and assigns.

(c)        Amendment of Note.  This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(d)        Governing Law.  This Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania but not the law of conflict of laws.

(e)        Severability.  In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but such other provisions shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(f)        Type of Debt.  Borrower represents and warrants that this Note evidences a debt for commercial or investment purposes.

IN WITNESS WHEREOF, Borrower has executed this Note the day and year first written above.

BORROWER:

NOBLE ADVISORS, LLC

By:

Witness	Name:

Title: Manager of The Noble Group, the Manager of Noble Advisors, LLC

F-4

SUBORDINATED PROMISSORY NOTE

Amount: $XXXXXX.00	Date: XXXXXX

Lancaster, Pennsylvania

FOR VALUE RECEIVED, the undersigned, NOBLE ADVISORS, LLC (“Borrower”), a Pennsylvania limited liability company with an address of 1817 Olde Homestead Lane, Suite 101, Lancaster, PA 17601, promises to pay to the order of and within thirty (30) days of the demand of XXXXXXXX (“Payee”) at XXXXXXXX or at such other place as Payee may from time to time designate in writing, the principal sum of XXXXXXXX Dollars ($XXXX,000.00) (the “Principal”), together with interest thereon at the annual rate of interest identified in Section 1(a), in accordance with the following terms and conditions (the “Note”):

1.	Payment of Principal and Interest.

(a)        The interest rate is XXXXXX percent (XXXX%) per annum (the “Interest Rate”).

(b)        Interest shall be calculated on the unpaid Principal at the Interest Rate (the “Interest”).

(c)        Commencing on XXXXXX, 20XX and continuing on the same day of every third month thereafter, Borrower agrees to accrue Interest quarterly OR pay Interest quarterly (pick one per Schedule A) in arrears.

(d)        All Principal, Interest and any other sums due under this Note shall be paid in lawful money of the United States of America.

2.        Demand Note.  The entire unpaid Principal under this Note together with all Interest that shall have accrued thereon shall be due and payable within thirty (30) days of the date Payee delivers written demand therefor to Borrower.

3.        Prepayment of Principal.  This Note may be prepaid by Borrower at any time and from time to time, in whole or in part, without premium or penalty. Any partial prepayments of Principal shall be applied in the inverse order of maturity and shall not postpone or reduce any regularly scheduled payment of Principal and Interest.

4.        Payment.  Payment of any installment of Principal and Interest or any other sum due to Payee hereunder which is made by check shall be deemed to be made if and when the check is received, provided that the check is honored.

5.        Application of Payments.  Any payment under this Note shall be applied first to payment in full of any costs incurred in the collection of any sum due hereunder, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, then to the payment in full of accrued and unpaid Interest, and finally to the reduction of the unpaid Principal of this Note.

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6.        Late Charges.  Borrower shall pay to Payee a monthly late charge equal to five percent (5%) of any Interest payment not received by Payee within 15 days after payment is due.

7.        Events of Default.  Any of the following events shall constitute an “Event of Default” under this Note:

(a)        The failure by Borrower to pay any installment of Principal or Interest due under this Note, within fifteen (15) days after it become due;

(b)        The failure by Borrower to observe or perform any other covenants or provisions contained in this Note, after 60 days written notice to Borrower from Payee and Borrower’s failure to cure such default within said 60 days or, if cure cannot reasonably be effected within 60 days, such longer period as may be reasonable under the circumstances so long as Borrower continues to diligently pursue said cure;

(c)        Any warranty, representation or statement made or furnished to Payee by Borrower under this Note or the related documents is false or misleading in any material respect, either at the time made or furnished;

(d)        The making by Borrower of an assignment for the benefit of creditors, or a trustee or receiver being appointed for Borrower or for any of its property, to the extent the same is not vacated or set aside within 60 days; or

(e)        Any proceeding being commenced by or against Borrower under any bankruptcy, reorganization, arrangement or readjustment of debt, insolvency, receivership, liquidation, or dissolution law or statute, to the extent the same is not vacated or set aside within 60 days.

8.        Remedies.

(a)        At any time after occurrence of an Event of Default, Payee may, at Payee’s option and, except as set forth above, without notice or demand, do any one or more of the following:

(i)        Declare the entire unpaid Principal of this Note, together with all accrued Interest thereon, and all other sums due from Borrower under this Note (the “Indebtedness”) to be due and payable immediately; and/or

(ii)        Exercise any other right or remedy as may be provided in this Note or provided at law or in equity.

(b)        Payment of all or any part of the Indebtedness may be recovered at any time by any one or more of the foregoing remedies.

9.          Costs and Attorneys’ Fees.  Any costs of suit and other expenses paid or incurred by Payee in connection with any action under this Note, whether suit be brought or not, including reasonable attorneys’ fees, shall be due and payable to and recoverable by Payee upon demand by Payee.

10.        Remedies Cumulative.  The rights and remedies provided to Payee in this Note, (i) are not exclusive and are in addition to any other rights and remedies Payee may have at law or in equity under applicable law; (ii) shall be cumulative and concurrent; (iii) may be pursued singly, successively or together against Borrower and any security at the sole discretion of Payee; and (iv) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

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11.        Borrower’s Waivers.  Borrower hereby:

(a)        Waives and releases Payee and Payee’s attorneys from all errors, defects and imperfections in any proceeding instituted or maintained by Payee under this Note;

(b)        Waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note;

(c)        Agrees that the liability of Borrower shall be unconditional without regard to the liability of any other party and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time; and

(d)        Consents to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time.

12.        Payee’s Waivers.  Payee shall not be deemed, by any act of omission or commission, to have waived any of Payee’s rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee’s rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events or defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

13.        Subordination of this Note.  The indebtedness evidenced by this Note is subject to the terms and conditions set forth in the Subordination and Junior Lender Agreement between Noble Advisors, LLC and Payee, subordinating this indebtedness to the Senior Lenders, including, without limitation, its subordination to the prior payment of the Senior Loans and Senior Debt (the terms Senior Lenders, Senior Loans and Senior Debt are defined in the Subordination and Junior Lender Agreement). By its acceptance of this Note, Payee agrees to execute such additional agreements that the Senior Lenders may require as it relates to subordination and the default of Borrower (which will, among other things, subordinate Payees’ loan(s) to Borrower to the rights of the Senior Lenders).

14.        Additional Senior Debt.  If no Event of Default then exists or is continuing, Borrower shall have the right, without Payee’s consent, and in Borrower’s sole discretion, to obtain unlimited additional secured or unsecured Senior Loans from the Senior Lenders.

15.        Trial by Jury; Jurisdiction.  Borrower and Payee each hereby:

(a)        Agree not to elect a trial by jury on any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exists with regard to this Note, or any claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Borrower and Payee, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each of Borrower and Payee is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Borrower and Payee.

(b)        Agree for the purpose of any suit, action or proceeding arising out of or relating to this Note or the other loan documents referred to herein or given by Borrower to Payee for the loan evidenced by this Note, Borrower and Payee hereby irrevocably consent and submit to the exclusive jurisdiction and venue of the Court of

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Common Pleas of Lancaster County, Pennsylvania. Borrower and Payee each irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

16.        Miscellaneous.

(a)        Transferability.  Payee understands and agrees that the Note has not been registered with any federal or most states’ securities laws and, as a result, it cannot be transferred unless it is registered or unless Payee complies with the requirements of an exemption from registration under applicable federal and state securities laws.

(b)        Successors and Assigns.  The words “Payee” and “Borrower” shall include the respective heirs, distributees, personal representatives, successors and assigns of Payee and Borrower, respectively. The provisions of this Note shall bind and inure to the benefit of Payee and Borrower and their respective heirs, distributees, personal representatives, successors and assigns.

(c)        Amendment of Note.  This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(d)        Governing Law.  This Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania but not the law of conflict of laws.

(e)        Severability.  In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but such other provisions shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(f)        Type of Debt.  Borrower represents and warrants that this Note evidences a debt for commercial or investment purposes.

IN WITNESS WHEREOF, Borrower has executed this Note the day and year first written above.

BORROWER:

NOBLE ADVISORS, LLC

By:

Witness	Name:

Title: Manager of The Noble Group, the Manager of Noble Advisors, LLC

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PART III — EXHIBITS

Index to Exhibits

Exhibit Number	Description

2.1*	Certificate of Organization

2.2*	Operating Agreement

3.1	Form of 30-Day Promissory Note (incorporated by reference to Annex F of the Offering Circular)

3.2	Form of 1 Year Promissory Note (incorporated by reference to Annex F of the Offering Circular)

3.3	Form of 3, 5 or 7 Year Promissory Note (incorporated by reference to Annex F of the Offering Circular)

4.1	Subscription Agreement (incorporated by reference to Annex D of the Offering Circular)

4.2	Subordination & Junior Lender Agreement (incorporated by reference to Annex E of the Offering Circular)

6.1	Services Agreement (incorporated by reference to Annex C of the Offering Circular)

11.1*	Consent of Acuity Advisors and CPAs

11.2	Consent of Barley Snyder LLP (Contained in Exhibit 12.1)

12.1	Legal Opinion of Barley Snyder LLP

*	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on the 21st day of March, 2018.

NOBLE ADVISORS, LLC by its Manager, The Noble Group, LLC

By:	/s/ Gregory K. Millen
Name:	Gregory K. Millen
Title:	Manager of The Noble Group, LLC

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Gregory K. Millen Gregory K. Millen	Manager of The Noble Group, LLC (Principal Executive Officer)	March 21, 2018

/s/ Richard W. Hawkins Richard W. Hawkins	Senior Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 21, 2018

/s/ Lane G. Randolph Lane G. Randolph	Manager of The Noble Group, LLC	March 21, 2018